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Exhibit 10.1

$400,000,000 SENIOR SECURED REVOLVING

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 2, 2006

among

STROUD ENERGY, LTD.,
AS BORROWER,

THE GUARANTORS PARTY HERETO,

JPMORGAN CHASE BANK, N.A.,
AS ISSUING BANK, ADMINISTRATIVE AGENT AND A BANK,

BNP PARIBAS,
AS SYNDICATION AGENT

and

THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

J.P. MORGAN SECURITIES INC.,
AS LEAD ARRANGER AND BOOK MANAGER

i

6.13	Taxes	37
6.14	Financial Condition	37
6.15	Environmental Matters	38
6.16	Regulated Entities	38
6.17	No Burdensome Restrictions	38
6.18	Copyrights, Patents, Trademarks and Licenses, etc.	38
6.19	Subsidiary, Affiliates and Ownership	38
6.20	Insurance	38
6.21	Full Disclosure	38
6.22	Solvency	38
6.23	Joint Resources Acquisition Documents	38
ARTICLE VII. AFFIRMATIVE COVENANTS		39
7.01	Financial Statements	39
7.02	Certificates; Other Production and Reserve Information	39
7.03	Notices	40
7.04	Preservation of Company Existence, Etc.	41
7.05	Maintenance of Mortgaged Properties.	41
7.06	Insurance	41
7.07	Payment of Obligations	42
7.08	Compliance with Laws	42
7.09	Inspection of Property and Books and Records	42
7.10	Environmental Laws.	42
7.11	Use of Proceeds	43
7.12	Further Assurances	43
7.13	Phase I Reports	43
7.14	ERISA Information and Compliance	43
7.15	Operating Accounts	43
7.16	Guarantees	44
7.17	Title Information.	44
ARTICLE VIII. NEGATIVE COVENANTS		45
8.01	Limitation on Liens	45
8.02	Disposition of Assets	45
8.03	Consolidations and Mergers	46
8.04	Loans and Investments	46
8.05	Limitation on Indebtedness	46
8.06	Transactions with Affiliates	47
8.07	Margin Stock	47
8.08	Contingent Obligations	47
8.09	Restricted Distributions	47
8.10	Current Ratio	47
8.11	Maximum Leverage Ratio	47
8.12	Change in Business	48
8.13	Accounting Changes	48
8.14	Derivative Contracts	48
8.15	ERISA Compliance	49
ARTICLE IX. EVENTS OF DEFAULT		49
9.01	Event of Default	49
9.02	Remedies	51

9.03	Rights Not Exclusive	51
ARTICLE X. THE AGENTS		51
10.01	Appointment; Powers	51
10.02	Duties and Obligations of Administrative Agent	51
10.03	Action by Administrative Agent	52
10.04	Reliance by Administrative Agent	52
10.05	Subagents	53
10.06	Resignation of Agents	53
10.07	Agents as Banks	53
10.08	No Reliance	53
10.09	Authority to Release Collateral and Liens	54
10.10	The Arranger and Agents	54
10.11	Filing of Proofs of Claim	54
10.12	Execution of Documents	54
ARTICLE XI. MISCELLANEOUS		55
11.01	Amendments and Waivers	55
11.02	Notices.	56
11.03	No Waiver; Cumulative Remedies	56
11.04	Expenses, Indemnity; Damage Waiver	56
11.05	Payments Set Aside	58
11.06	Successors and Assigns	58
11.07	Assignments	59
11.08	Set-off	61
11.09	Interest	61
11.10	Automatic Debits of Fees	62
11.11	Collateral Matters; Derivative Contracts	62
11.12	USA Patriot Act Notice	62
11.13	Notification of Addresses, Lending Offices, Etc.	63
11.14	Counterparts	63
11.15	Severability	63
11.16	No Third Parties Benefited	63
11.17	GOVERNING LAW; LEGAL PROCEEDINGS	63
11.18	Restatement of Prior Credit Agreement	64
11.19	Entire Agreement	65
11.20	NO ORAL AGREEMENTS	65
11.21	EXCULPATION PROVISION	65

SCHEDULES

Schedule 2.01	Commitments and Pro Rata Shares
Schedule 4.01	Security Documents
Schedule 6.05	Litigation
Schedule 6.14	Material Adverse Effect
Schedule 8.05	Additional Permitted Indebtedness

EXHIBITS

Exhibit "A"	Form of Note
Exhibit "B"	Form of Notice of Borrowing
Exhibit "C"	Form of Notice of Continuation/Conversion
Exhibit "D"	Form of Letter-in-Lieu
Exhibit "E"	Form of Compliance Certificate
Exhibit "F"	Form of Assignment and Acceptance Agreement
Exhibit "G"	Form of Assignment and Amendment to Mortgages

LIST OF DEFINED TERMS

Page No.
$8
Acquisition	2
Act	76
Administrative Agent	2
Administrative Agent's Payment Office	3
Administrative Questionnaire	3
Affected Loans	37
Affiliate	3
Agent	3
Agents	3
Agreement	3
Annualized EBITDA	3
Applicable Margin	3
Applicable Usury Laws	74
Approved Fund	3
Arranger	3
Assignment and Acceptance Agreement	4
Assignment and Amendment to Mortgages	4
Attorney Costs	4
Available Borrowing Base	4
Bank	4
Bank Assignment Agreements	1
Bankruptcy Code	4
Banks	4
Base Rate	4
Base Rate Loan	4
Borrower	1
Borrowing	4
Borrowing Base	4
Borrowing Base Period	4
Borrowing Date	5
bps	18
Business Day	5
Capital Lease	5
Cash Equivalents	5
Change in Law	5
Change of Control	5
CLO	5
Closing	6
Closing Date	6
Closing Transactions	6
Code	6
Collateral	6
Commitment	6
Compliance Certificate	6
Conforming Borrowing Base	6, 26
Conforming Credit Criteria	26

v

Consolidated Funded Debt	6
Consolidated Interest Expense	7
Consolidated Net Income	7
Contingent Obligation	7
Continuing Director	7
Contractual Obligation	7
Conversion/Continuation Date	7
Current Assets	8
Current Liabilities	8
Default	8
Default Rate	27
Defaulting Bank	8
Derivative Contracts	8
Dispositions	56
dollars	8
Dollars	8
EBITDA	8
Effective Amount	8
Environmental Claims	9
Environmental Laws	9
ERISA	9
ERISA Affiliate	9
ERISA Event	9
Event of Default	9
Exchange Act	9
Excluded Taxes	9
Federal Funds Rate	10
Foreign Bank	10
FRB	10
GAAP	10
General Partner	10
Governmental Authority	10
Governmental Requirement	11
Guarantees	11
Guarantor	1
Guarantors	11
Guaranty Obligation	7
Hazardous Substances	11
Highest Lawful Rate	11
Hydrocarbon Interests	11
Immaterial Title Deficiencies	11
Indebtedness	11
Indemnified Taxes	12
Indemnitee	12
Initial Reserve Reports	45
Insolvency Proceeding	12
Intercompany Loan	12
Intercompany Note	12
Interest Payment Date	12
Interest Period	13

Interest Rate Type	13
Investment Company	46
IRS	13
ISP 1998	30
Issue	13
Issuing Bank	13
Joint Resources	13
Joint Resources Acquisition	13
Joint Resources Acquisition Agreement	13
Joint Resources Acquisition Documents	13
Joint Resources Properties	14
Joint Resources Reserve Report	14
JPMorgan Chase	14
LC Application	14
LC Collateral	14
LC Collateral Account	14
LC Obligation	14
LC Related Document	14
Lease Operating Statement	14
Lending Office	14
Letter of Credit	14
Letter of Credit Fee	14
Letters in Lieu	15, 39
Leverage Ratio	15
LIBOR	15
LIBOR Rate Loan	15
Lien	15
Loan	16
Loan Documents	16
Margin Stock	16
Marketable Title	16
Material Adverse Effect	16
Matured LC Obligation	16
Maximum Amount	75
Maximum Loan Amount	16
Mortgaged Properties	16
Mortgages	16
Multiemployer Plan	16
Note	23
Notes	17
Notice of Borrowing	17
Notice of Continuation/Conversion	17
Obligations	17
Oil and Gas	17
Oil and Gas Properties	17
Operating Agreements	42
Organization Documents	17
Other Taxes	18
Parent	1
Participant	73

Partners	18
PBGC	18
Pension Plan	18
Permitted Liens	55
Permitted Tax Distributions	18
Person	18
Plan	18
Pricing Grid	18
primary obligations	7
primary obligor	7
Principal Business	19
Prior Agent	1
Prior Banks	1
Prior Credit Agreement	1
Pro Rata Share	19
Property	19
Register	73
Related Parties	19
Reportable Event	20
Required Banks	20
Requirement of Law	20
Reserve Report	20
Resignation and Appointment	1
Responsible Officer	20
Restricted Distributions	58
Rolling Period	20
Scheduled Borrowing Base Determination	25
Secured Swap Provider	20
Security Documents	20
SEGP	1
SELP	1
SEM	1
Solvent	21
SOP	1
Special Borrowing Base Determination	26
Subsidiary	21
Surety Instruments	21
Syndication Agent	1
Taxes	21
Termination Date	21
U.S.	22
Unfunded Pension Liability	21
United States	22
Voting Stock	22
Wells Fargo	1

AMENDED AND RESTATED CREDIT AGREEMENT

        This AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is dated as of March 2, 2006, among STROUD ENERGY, LTD., a Texas limited partnership (formerly known as STROUD INVESTMENTS 2001, LTD., "Borrower"), STROUD OIL PROPERTIES, LP, a Delaware limited partnership (successor by merger to Stroud Oil Properties, Inc., "SOP"), STROUD ENERGY MANAGEMENT GP, LLC, a Texas limited liability company (formerly known as Stroud Energy Management, Ltd., "SEM"), STROUD ENERGY, INC., a Delaware corporation ("Parent"), STROUD ENERGY GP, LLC, a Delaware limited liability company ("SEGP"), STROUD ENERGY LP, LLC, a Delaware limited liability company ("SELP"; SOP, SEM, Parent, SEGP and SELP are collectively, the "Guarantors" and each a "Guarantor"), each of the banks which is or which may from time to time become a signatory hereto (individually, a "Bank and collectively, the "Banks"), JPMORGAN CHASE BANK, N.A., a national banking association, as Issuing Bank (in such capacity, together with its successors in such capacity "Issuing Bank") and Administrative Agent for the Banks (in such capacity, together with its successors in such capacity "Administrative Agent"), and BNP PARIBAS, as syndication agent for the Banks ("Syndication Agent").

RECITALS

        WHEREAS, Borrower, Guarantors, Wells Fargo Bank, National Association ("Wells Fargo"), as issuing bank and administrative agent (the "Prior Agent"), and certain of the Banks (the "Prior Banks") are party to that certain Senior Secured Revolving Credit Agreement dated as of September 23, 2005 (as amended, the "Prior Credit Agreement"); and

        WHEREAS, pursuant to certain Assignment and Acceptance Agreements (the "Bank Assignment Agreements"), certain of the Banks, including JPMorgan Chase Bank, N.A. ("JPMorgan Chase"), have purchased and assumed certain rights and interests of certain of the Prior Banks under the Prior Credit Agreement; and

        WHEREAS, pursuant to that certain Resignation of Administrative Agent (the "Resignation and Appointment"), Wells Fargo has resigned as administrative agent for the Prior Banks under the Prior Credit Agreement and the other Loan Documents (as therein defined), and JPMorgan Chase has been appointed as successor administrative agent thereunder; and

        WHEREAS, after giving effect to the assignments pursuant to the Bank Assignment Agreements, and the resignation of Wells Fargo, and appointment of JPMorgan Chase, as administrative agent under the Prior Credit Agreement pursuant to the Resignation and Appointment, Borrower and Guarantors have requested that Administrative Agent and the Banks amend and restate the Prior Credit Agreement in its entirety in the form of this Agreement in order to, among other things (a) amend and restate the Commitments of the Banks, and (b) modify certain other provisions of the Prior Credit Agreement; and

        WHEREAS, subject to the conditions precedent set forth herein, the Banks and Administrative Agent have agreed to amend and restate the Prior Credit Agreement; and

        WHEREAS, in connection with the Resignation and Appointment, the Prior Agent has executed and delivered to Administrative Agent hereunder those certain Assignments and Amendments to Mortgages (as hereinafter defined) dated of even date herewith, pursuant to which, among other things, all indebtedness outstanding under the Prior Credit Agreement and all Liens (as hereinafter defined) securing payment thereof have been assigned to Administrative Agent hereunder to secure the Obligations (as hereinafter defined).

        NOW THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Guarantors, Issuing Bank, Administrative Agent and the

Banks hereby agree that effective as of the Closing Date, the Prior Credit Agreement is and shall be amended and restated in its entirety on the terms and conditions set forth herein.

        It is the intention of Borrower, Guarantors, Issuing Bank, Administrative Agent and the Banks that this Agreement supersedes and replaces the Prior Credit Agreement in its entirety; provided, that, (a) such amendment and restatement shall operate to renew, amend and modify certain of the rights and obligations of Borrower and Guarantors under the Prior Credit Agreement and as provided herein, but shall not act as a novation thereof, and (b) the Liens securing the Obligations under and as defined in the Prior Credit Agreement shall not be extinguished, but such Liens shall be carried forward and shall secure such indebtedness and obligations as renewed, amended, restated and modified hereby.

        Borrower, Guarantors, Issuing Bank, Administrative Agent and the Banks hereby further agree effective as of the Closing Date as follows:

ARTICLE I.
DEFINITIONS

        1.01    Certain Defined Terms.    The following terms have the following meanings:

        Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock of a corporation (or similar entity), which stock has ordinary voting power for the election of the members of such entity's board of directors or persons exercising similar functions (other than stock having such power only by reason of the happening of a contingency), or the acquisition of in excess of 50% of the partnership interests or equity of any Person not a corporation which acquisition gives the acquiring Person the power to direct or cause the direction of the management and policies of such Person, or (c) a merger or consolidation or any other combination with another Person provided that Borrower is the surviving entity.

        Act shall have the meaning set forth in Section 11.12.

        Administrative Agent means JPMorgan Chase, in its capacity as Administrative Agent for the Banks hereunder or any successor thereto.

        Administrative Agent's Payment Office means the address for payments as Administrative Agent may from time to time specify.

        Administrative Questionnaire means an Administrative Questionnaire in a form supplied by Administrative Agent.

        Affected Loans shall have the meaning set forth in Section 3.05.

        Affiliate means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise. For Borrower, Affiliate shall include Parent, SEGP, SELP, SOP, SEM, and any Subsidiary thereof.

        Agents means, collectively, Administrative Agent, Syndication Agent and any other agent appointed hereunder from time to time, and "Agent" means any of them, as the context requires.

        Agreement means this Amended and Restated Credit Agreement as same may be amended, restated, modified or renewed from time to time.

        Annualized EBITDA means, for purposes of calculating the Leverage Ratio for each Rolling Period ending on or prior to June 30, 2006, Parent's actual EBITDA (on a consolidated basis) for such Rolling Period multiplied by the factor determined for such Rolling Period in accordance with the table below:

Rolling Period Ending	Factor
December 31, 2005	4
March 31, 2006	2
June 30, 2006	1.333

        Applicable Margin means, with respect to LIBOR Rate Loans and Base Rate Loans, the amounts set forth on the Pricing Grid.

        Applicable Usury Laws shall have the meaning set forth in Section 11.09.

        Approved Fund means (a) a CLO, and (b) with respect to any Bank that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

        Arranger means J.P. Morgan Securities Inc., in its capacity as lead arranger and book manager hereunder.

        Assignment and Acceptance Agreement means an assignment and assumption agreement substantially in the form of Exhibit "F" or any other form approved by Administrative Agent.

        Assignment and Amendment to Mortgages means an Assignment, Amendment and Ratification of Mortgages in substantially the form of Exhibit "G".

        Attorney Costs means and includes all reasonable fees and disbursements of any law firm or other external counsel, together with all disbursements of internal counsel.

        Available Borrowing Base means, at the particular time in question, the Borrowing Base amount then in effect minus the Effective Amount at such time.

        Bank means any financial institution a party hereto as having a Commitment, and its successors and assigns, and Banks shall mean all Banks. References to "Banks" shall include JPMorgan Chase, and such other lending institutions now a party or hereafter a party to this Agreement.

        Bank Assignment Agreements has the meaning set forth in the Recitals hereto.

        Bankruptcy Code means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended, and regulations promulgated thereunder.

        Base Rate means, for any day, the fluctuating rate of interest in effect for such day which rate per annum shall be equal to the higher of (i) the rate of interest as publicly announced from time to time by Administrative Agent as its "reference rate" (the "reference rate" is a rate set by Administrative Agent based upon various factors including costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate), or (ii) one half of one percent (0.50%) per annum above the Federal Funds Rate in effect from time to time. Any change in the reference rate announced by Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

        Base Rate Loan means a Loan that bears interest based at the Base Rate.

        Borrower shall have the meaning set forth in the introductory paragraph hereto.

        Borrowing means a borrowing hereunder consisting of Loans of the same Interest Rate Type made to Borrower on the same day by any of the Banks under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period.

        Borrowing Base means at the particular time in question, the amount provided for in Section 2.04 provided, however, in no event shall the Borrowing Base ever exceed the Maximum Loan Amount.

        Borrowing Base Period means each six (6) month period commencing October 1 and April 1 of each year.

        Borrowing Date means any date on which a Borrowing occurs under Section 2.01.

        bps shall have the meaning set forth in the definition of Pricing Grid.

        Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in Dallas, Texas are authorized or required by law to close and, if the applicable Business Day relates to any LIBOR Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

        Capital Lease means a lease or other agreement conveying the right to use real and/or personal Property, which obligations are required to be classified and accounted for as a capital lease under GAAP.

        Cash Equivalents means: (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve (12) months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than three (3) months from the date of acquisition issued by any U.S. commercial bank or any branch or agency of a non U.S. commercial bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million Dollars ($500,000,000); and (c) commercial paper of an issuer rated in one of the two highest rating categories of Standard and Poor's Rating Service, a division of McGraw Hill, Inc., or Moody's Investor Services, Inc. at the time of acquisition, and in either case having a tenor of not more than twelve (12) months.

        Change in Law means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, or (c) compliance by any Bank or Issuing Bank (or, for purposes of Section 3.01(b), by any lending office of such Bank or by such Bank's or such Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

        Change of Control means any of the following: (a) any acquisition or acquisitions pursuant to which any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or indirect beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the Voting Stock of Parent, (b) Parent is merged with or into or consolidated with another Person, (c) Parent, either individually or in connection with one or more of its Subsidiaries, sells, conveys, transfers or leases, or its Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including equity or partnership interests in its Subsidiaries, to any Person, or (d) the first day on which a majority of the individuals who constitute the board of directors of Parent are not Continuing Directors.

        CLO means any entity (whether a partnership, corporation, limited liability company, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Bank or an Affiliate of such Bank.

        Closing means the date on which this Agreement is signed by Borrower, Guarantors, Administrative Agent and the Banks.

        Closing Date means the date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by the Banks.

        Closing Transactions means the transactions to occur on the Closing Date, including, without limitation: (a) the resignation of Wells Fargo as administrative agent under the Prior Credit Agreement, and the appointment of JPMorgan Chase as successor administrative agent thereunder, pursuant to the terms of the Resignation and Appointment, (b) the refinancing in full, with the proceeds of a Borrowing under this Agreement, of all "Obligations" as defined in, and accrued and outstanding under, the Prior Credit Agreement as of the Closing Date, (c) the assignment of the Liens securing all indebtedness outstanding under the Prior Credit Agreement to Administrative Agent to secure the Obligations, (d) the closing and consummation of the Joint Resources Acquisition in accordance with the terms, and for the consideration, set forth in the Joint Resources Acquisition Agreement, and the acquisition by Borrower of Marketable Title to all of the Joint Resources Properties free and clear of all Liens except Permitted Liens and Immaterial Title Deficiencies, and (e) the payment of all fees and expenses of Administrative Agent and its Affiliates in connection with the credit facilities provided herein.

        Code means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

        Collateral means all Property of any kind which is subject to a Lien granted by Borrower or any Guarantor in favor of Administrative Agent for the benefit of the Banks or which under the terms of any Security Document is purported to be subject to such Lien.

        Commitment means as to each Bank, such Bank's Pro Rata Share of the lesser of the current Borrowing Base and the Maximum Loan Amount, as such Commitment may be terminated and/or reduced from time to time in accordance with the provisions hereof.

        Compliance Certificate means a certificate substantially in the form of Exhibit "E".

        Conforming Borrowing Base shall have the meaning set forth in Section 2.04 provided, however, in no event shall the Conforming Borrowing Base ever exceed the Maximum Loan Amount.

        Conforming Credit Criteria shall have the meaning set forth in Subsection 2.04(a).

        Consolidated Funded Debt means, at any date, all Indebtedness of Parent and its Subsidiaries which has actually been funded and is outstanding as of such date, whether or not such amount is due or payable as of such date.

        Consolidated Interest Expense means, for any fiscal period, the aggregate amount of all costs, fees and expenses, including capital expenses, paid by the Parent and its Subsidiaries on a consolidated basis in such fiscal period, which are classified as interest expense on the Parent's consolidated financial statements.

        Consolidated Net Income means, for any period, the consolidated net income (or net loss) of Parent and its Subsidiaries for such period.

        Contingent Obligation means, as to any Person without duplication, any direct or indirect liability of that Person with or without recourse, (a) with respect to any Indebtedness, dividend, letter of credit or other similar obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) with respect to any Derivative Contract; or (d) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the maximum stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

        Continuing Director means an individual who (a) is a member of the board of directors of the Parent and (b) was (i) a member of the board of directors of Parent at Closing, or (ii) first nominated for election or elected to the Parent's board of directors by a vote of at least two-thirds of the directors still in office who were Continuing Directors.

        Contractual Obligation means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

        Conversion/Continuation Date means any date on which, under Section 2.02, Borrower (a) converts Loans of one Interest Rate Type to another Interest Rate Type, or (b) continues as Loans of the same Interest Rate Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

        Current Assets means, for any Person, all assets of such Person that, in accordance with GAAP, would be included as consolidated current assets on a balance sheet as of the date of calculation, provided that, for purposes of calculating Parent's Current Assets to Current Liabilities, Available Borrowing Base under this Agreement shall be included as Current Assets, and any non-cash mark-to-market value of any Derivative Contracts pursuant to SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities, shall be excluded from Current Assets.

        Current Liabilities means, for any Person, all liabilities of such Person that, in accordance with GAAP, would be included as consolidated current liabilities on a balance sheet as of the date of calculation; provided that, for purposes of calculating Parent's Current Ratio pursuant to Section 8.10, any non-cash obligations pursuant to SFAS No. 133 Accounting for Derivative Instruments an Hedging Activities, shall be excluded as Current Liabilities.

        Default means any event or circumstance which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

        Default Rate shall have the meaning set forth in Section 2.05(b)(iii).

        Defaulting Bank means any Bank that (a) has failed to fund any portion of the Loans or participations in Letters of Credit required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Bank any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good-faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

        Derivative Contracts means all futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts or other derivative contracts or similar agreements covering Oil and Gas commodities or prices or financial, monetary or interest rate instruments.

        Dispositions has the meaning specified in Section 8.02.

        Dollars, dollars and $ each mean lawful money of the United States.

        EBITDA means for any fiscal period, without duplication, (i) Consolidated Net Income of Parent, plus (ii) consolidated income taxes, plus (iii) consolidated depreciation, depletion, amortization and other non-cash items reducing Consolidated Net Income, plus (iv) Consolidated Interest Expense. Notwithstanding anything to the contrary contained herein, EBITDA shall be, for any applicable period of determination in which Borrower or any Guarantor has consummated an acquisition or disposition (to the extent permitted hereunder) of Properties, calculated and determined on a pro forma basis as if such acquisition or disposition was consummated on the first day of such applicable period.

        Effective Amount means on any date, the aggregate outstanding principal amount of all Borrowings after giving effect to any prepayments or repayments of Borrowings occurring on such date plus the LC Obligation, after giving effect to any reimbursement in respect thereof occurring on such date.

        Environmental Claims means all material claims by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release of Hazardous Substances or injury to the environment.

        Environmental Laws means all material federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all material administrative orders, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, and safety matters.

        ERISA means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

        ERISA Affiliate means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        ERISA Event means, with respect to the Borrower or any ERISA Affiliate (a) any event described in Section 4043(c) of ERISA with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of the Borrower or any ERISA Affiliate from any Multiemployer Plan, (d) the termination of, the filing of a notice of intent to terminate a Pension Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (e) the institution of proceedings to terminate a Pension Plan or Multiemployer Plan by the PBGC, (f) the failure by the Borrower or any ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Pension Plan unless such failure is cured within thirty (30) days, (g) any other event or condition that might reasonably be expected to constitute ground under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA, (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, (i) the loss of qualification or tax exempt status under the Code of any Pension Plan maintained, or contributed to by, or (j) the termination of a Pension Plan described in Section 4064 of ERISA.

        Event of Default means any of the events or circumstances specified in Section 9.01.

        Exchange Act means the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

        Excluded Taxes means, with respect to any Agent, any Bank, Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Bank, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which Borrower or any Guarantor is located and (c) in the case of a Foreign Bank (other than an assignee pursuant to a request by Borrower under Section 3.04(b)), any withholding tax that is imposed on amounts payable to such Foreign Bank at the time such Foreign Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Bank's failure to comply with Section 3.03(e), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 3.03(a) or Section 3.03(c).

        Federal Funds Rate means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the average as determined by Administrative Agent of the rates for the last transaction in overnight federal funds arranged prior to 9:00 a.m. (New York, New York time) on that day by each of three leading brokers of federal funds transactions in New York, New York selected by Administrative Agent.

        Foreign Bank means any Bank that is organized under the laws of a jurisdiction other than that in which Borrower or Guarantors are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

        FRB means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

        GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), as modified by the requirements of applicable U.S. securities laws and the rules and pronouncements of the Securities and Exchange Commission and its staff, which are applicable to the circumstances as of the date of determination.

        General Partner shall mean SEM, the general partner of Borrower, and its successors in such capacity.

        Governmental Authority means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        Governmental Requirement means any applicable law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

        Guarantees means collectively the guarantees executed by each of the Guarantors guaranteeing Borrower's Obligations in favor of Administrative Agent and the Banks as required under Section 7.16 hereof as same may be amended or ratified from time to time.

        Guarantor shall have the meaning set forth in the Recitals hereto.

        Guarantors means Parent, SEGP, SELP, SOP, SEM, and any direct or indirect Subsidiaries of Parent now or hereafter created.

        Guaranty Obligation shall have the meaning set forth in the definition of Contingent Obligations.

        Hazardous Substances means any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under Environmental Laws.

        Highest Lawful Rate means, for each Bank, the maximum rate (or, if the context so permits or requires, an amount calculated at such rate) of interest which, at the time in question would not cause the interest charged on the portion of the loan owed to such Bank at such time to exceed the maximum amount which such Bank would be allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Documents. To the extent Texas law is applicable, the Banks hereby notify and disclose to Borrower that, for purposes of Texas Finance Code §303.001, as it may from time to time be amended, the "applicable ceiling" shall be the "weekly ceiling" from time to time in effect as limited by Texas Finance Code §303.009; provided, however, that to the extent permitted by applicable law, the Banks reserve the right to change the "applicable ceiling" from time to time by further notice and disclosure to Borrower.

        Hydrocarbon Interests means leasehold and other interests in or under Oil and Gas leases, mineral fee interests, overriding royalty and royalty interests, net profit interests, production payment interests relating to Oil and Gas wherever located, including any beneficial, reserved or residual interest of whatever nature.

        Immaterial Title Deficiencies means, with respect to Borrower's Oil and Gas Properties, defects or clouds on title, discrepancies in reported net revenue and working interest ownership percentages and other Liens, defects, discrepancies and similar matters which do not, individually or in the aggregate, affect greater than four percent (4%) of the Borrowing Base value attributable to such Oil and Gas Properties.

        Indebtedness of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services (other than trade payables entered into in the ordinary course of business on ordinary terms which are not more than 90 days past due or are being contested in good faith and as to which any reserve required by GAAP has been made); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such Property) including, without limitation, production payments, net profit interests and other Hydrocarbon Interests subject to repayment out of future Oil and Gas production; (f) all obligations with respect to Capital Leases; (g) all net obligations with respect to Derivative Contracts; (h) Contingent Obligations, (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above.

        Indemnified Taxes means Taxes other than Excluded Taxes.

        Indemnitee has the meaning specified in Section 11.04(b).

        Initial Reserve Reports has the meaning specified in Section 6.11 and shall include, without limitation, the Joint Resources Reserve Report.

        Insolvency Proceeding means (a) any case, action or proceeding relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

        Intercompany Loan means a revolving loan from Borrower to Guarantors as evidenced by the Intercompany Note, which is to be used solely for activities related to or in furtherance of the Principal Business.

        Intercompany Note means that certain promissory note dated September 23, 2005 executed by Guarantors in favor of Borrower in the maximum principal amount of $30,000,000.

        Interest Payment Date means (i) as to any Base Rate Loan, the last Business Day of each calendar quarter and (ii) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan, provided, however, that if any Interest Period for a LIBOR Rate Loan exceeds three (3) months, the date that falls three (3) months after the beginning of such Interest Period, and the date that falls three (3) months after each Interest Payment Date thereafter for such Interest Period, is also an Interest Payment Date.

        Interest Period means, as to any LIBOR Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by Borrower in its Notice of Borrowing or Notice of Continuation/Conversion; provided that: (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of a LIBOR Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period for any Loan shall extend beyond the Termination Date.

        Interest Rate Type means, with respect to any Loan, the interest rate, being either the Base Rate or the LIBOR forming the basis upon which interest is charged against such Loan hereunder.

        Investment Company has the meaning specified in Section 6.16.

        IRS means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

        ISP 1998 shall have the meaning set forth in Subsection 2.09(b).

        Issue means with respect to any Letter of Credit, to issue or extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued", "Issuing" and "Issuance" have corresponding meanings.

        Issuing Bank means JPMorgan Chase.

        Joint Resources means Joint Resources Company, a Texas corporation.

        Joint Resources Acquisition means the purchase by Borrower of the Joint Resources Properties on the Closing Date pursuant to the Joint Resources Acquisition Agreement.

        Joint Resources Acquisition Agreement means that certain Asset Purchase Agreement dated as of February 6, 2006, by and between Joint Resources, as Seller thereunder, and Borrower, as Buyer thereunder, pursuant to which Joint Resources and the other sellers who become a party thereto agreed, or shall agree, to sell, and Borrower agreed, or shall agree, to purchase, the Joint Resources Properties.

        Joint Resources Acquisition Documents means, collectively, the Joint Resources Acquisition Agreement, all assignments, deeds and conveyances, and all material certificates and other documents and instruments now or hereafter executed and/or delivered by, between or among Joint Resources, Borrower and/or any of their affiliates pursuant to the Joint Resources Acquisition Agreement or otherwise in connection with the Joint Resources Acquisition.

        Joint Resources Properties means, collectively, the "Properties" as such term is defined in the Joint Resources Acquisition Agreement.

        Joint Resources Reserve Report means the engineering and economic analysis of the Joint Resources Properties prepared as of December 31, 2005, by Cawley, Gillespie & Associates.

        JPMorgan Chase means JPMorgan Chase Bank, N.A., a national banking association, and any bank successor in interest thereto.

        LC Application means an application or agreement for a standby Letter of Credit in the current form promulgated by Issuing Bank with appropriate insertions or in such other form as shall be reasonably acceptable to Issuing Bank duly executed by Borrower pursuant to Section 2.09(a).

        LC Collateral means any amounts held by Issuing Bank, as security for LC Obligations of Borrower.

        LC Collateral Account means a blocked deposit account held by Issuing Bank.

        LC Obligation means, at the time in question, the sum of the Matured LC Obligations plus the aggregate amount available under all Letters of Credit then outstanding.

        LC Related Document means the Letters of Credit, LC Applications and any other document relating to any Letter of Credit including any of Issuing Bank's standard form documents for Letter of Credit issuances.

        Lease Operating Statement means a report prepared by Borrower in form, scope and content acceptable to Administrative Agent, setting forth monthly accounting for the applicable period then ended (i) detailing production from the Mortgaged Properties, the volumes of Oil and Gas produced and saved, the volumes of Oil and Gas sold, actual oil and gas prices received, gross revenue, operating income, related leasehold operating expenses, severance taxes, other taxes, capital costs and any production imbalances or take or pay imbalances incurred during such period and (ii) such additional information with respect to any of the Mortgaged Properties as may be reasonably requested by Administrative Agent, including the names and addresses of current purchasers of production and copies of current division orders from such purchasers showing Borrower's interest in the subject wells and Oil and Gas Properties.

        Lending Office means, as to any bank, the office or offices of such Bank specified as its Lending Office, or such other office or offices as such Bank may from time to time notify Borrower and Administrative Agent.

        Letter of Credit means any standby letter of credit issued by Issuing Bank pursuant to this Agreement and upon an LC Application.

        Letter of Credit Fee means the annualized variable rate set forth on the Pricing Grid as the LIBOR Rate.

        Letters in Lieu has the meaning set forth in Section 4.04(a).

        Leverage Ratio means, for any period, the ratio of (i) Consolidated Funded Debt as of the end of a particular fiscal quarter to (ii) EBITDA for each Rolling Period ending as of the end of such fiscal quarter, or Annualized EBITDA for such Rolling Period in the case of a Rolling Period ending on or prior to June 30, 2006.

        LIBOR means, respect to any LIBOR Rate Loan for any Interest Period, a per annum rate of interest (rounded upwards, if necessary, to the nearest .01%) equal to the quotient obtained by dividing (i) the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time), two (2) Business Days prior to the beginning of the relevant Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, by (ii) a percentage equal to 100% minus the average maximum rate of all reserve requirements relating to the LIBOR Rate Loans under regulations issued by the Board of Governors of the Federal Reserve System or any other Governmental Authority during such Interest Period (including, without limitation, any margin, emergency, supplemental, special or other reserves required by applicable Law) applicable to Administrative Agent. In the event that such rate is not available at such time for any reason, then LIBOR with respect to such LIBOR Rate Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Period. The determination and calculation of the LIBOR and each component thereof by Administrative Agent shall be conclusive and binding, absent manifest error.

        LIBOR Rate Loan means a Loan that bears interest based on LIBOR plus the Applicable Margin.

        Lien means with respect to any Property, any right or interest therein of a creditor to secure Indebtedness owed to such creditor or any other arrangement with such creditor which provides for the payment of such Indebtedness out of such Property or which allows such creditor to have such debt satisfied out of such Property prior to the general creditors of any owner thereof, including any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any Property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement and the interest of a lessor under a Capital Lease), any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under a lease on Oil and Gas Properties or the interest of a lessor under an operating lease.

        Loan means an extension of credit by a Bank to Borrower under Article II.

        Loan Documents means this Agreement, the Notes, any LC Application, any Letter of Credit, the Guarantees, the Security Documents, any Derivative Contracts entered into between Borrower, any of the Banks, or any Affiliate of the Banks, and all other agreements, instruments, or documents delivered to Administrative Agent, Issuing Bank or any Bank in connection herewith.

        Margin Stock means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

        Marketable Title means record title free and clear from reasonable doubt as to matters of law and fact such that a prudent operator of Oil and Gas Properties, advised of the facts and their legal significance, would willingly accept.

        Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or financial condition of Parent and its Subsidiaries taken as a whole; (b) a material impairment of the ability of Parent, Borrower or Guarantors to perform under any Loan Document and to avoid any Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against Parent, Borrower, their Subsidiaries or any Guarantor of any Loan Document.

        Matured LC Obligation means the aggregate amount of payments theretofore made by Issuing Bank in respect to Letters of Credit and not theretofore reimbursed by Borrower to Issuing Bank or deemed Loans pursuant to Section 2.01(b).

        Maximum Amount shall have the meaning set forth in Section 11.09.

        Maximum Loan Amount means the amount of $400,000,000.

        Mortgaged Properties means the Oil and Gas Properties (including, without limitation, the Joint Resources Properties) described in the Mortgages as the same may be amended or supplemented from time to time, until released.

        Mortgages means the Mortgages, Deeds of Trust, Assignments of Production, Security Agreements and Financing Statements from Borrower, Guarantors, or Subsidiaries thereof, as applicable, in favor of Administrative Agent, for the ratable benefit of the Banks and any Secured Swap Provider, dated as of the dates set forth on Schedule 4.01 together with all other such instruments now or hereafter executed and all supplements, assignments, amendments and restatements thereto (or any agreement in substitution therefore). The term "Mortgages" shall include, without limitation, the mortgages and deeds of trust (as amended) described on Schedule 4.01, as assigned and amended pursuant to the Assignment and Amendment to Mortgages.

        Multiemployer Plan means a "multiemployer plan," within the meaning of Section 4001 (a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding seven (7) calendar years, has made, or been obligated to make, contributions.

        Notes mean the promissory notes, whether one or more, specified in Section 2.01, substantially in the same form as Exhibit "A" including any amendments, modifications, renewals or replacements of such promissory notes.

        Notice of Borrowing means a notice in substantially the form of Exhibit "B".

        Notice of Continuation/Conversion means a notice in substantially the form of Exhibit "C".

        Obligations means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by Borrower, Guarantors or any Subsidiaries thereof to any Bank or any Secured Swap Provider (including obligations under any Derivative Contract by Borrower, Guarantors or any Subsidiaries thereof to any of the Banks or any of their Affiliates), Administrative Agent, Issuing Bank or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

        Oil and Gas means petroleum, natural gas and other related hydrocarbons or minerals or any of them and all other commercial substances produced or extracted in association therewith.

        Oil and Gas Properties means Hydrocarbon Interests now owned or hereafter acquired by Borrower, Guarantors or Subsidiaries thereof and contracts executed in connection therewith and all tenements, hereditaments, appurtenances, and properties belonging, affixed or incidental to such Hydrocarbon Interests, including, without limitation, any and all Property, real or personal, now owned or hereafter acquired by Borrower, Guarantors or Subsidiaries thereof and situated upon or to be situated upon, and used, built for use, or useful in connection with the operating, working or developing of such Hydrocarbon Interests, including, without limitation, any and all petroleum and/or natural gas wells, buildings, structures, field separators, processing plants, liquid extractors, plant compressors, pumps, pumping units, field gathering systems, tank and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, liters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, taping, tubing and rods, surface leases, rights-of-way, easements and servitudes, and all additions, substitutions, replacements for, fixtures and attachments to any and all of the foregoing owned directly or indirectly by Borrower, Guarantors or Subsidiaries thereof.

        Operating Agreements shall have the meaning set forth in Section 5.01(k).

        Organization Documents means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of the shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation necessary in connection with the authorization of the foregoing documents or others in connection with the due organization of such corporation; for any limited liability company the articles of organization, certificate of authorization, operating agreement, organizational agreement, certificate of formation, regulations, certificates of qualification, joint resolutions of members (or any committee thereof) authorizing the foregoing; and for any partnership, the agreement of partnership and any certificates of such partnership or instrument relating to the rights of the partners of such partnership and all applicable resolutions of any corporate partners of such partnerships authorizing the foregoing.

        Other Taxes means any present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

        Parent has the meaning set forth in the introductory paragraph hereto.

        Participant has the meaning set forth in Section 11.07(c).

        Partners means the General Partner and the holders of the limited partnership interests.

        PBGC means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

        Pension Plan means a pension plan (as defined in section 3(2) of ERISA) subject to Title IV of ERISA, other than a Multiemployer Plan, which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

        Permitted Liens has the meaning set forth in Section 8.01.

        Permitted Tax Distributions means such cash distributions as are necessary from time to time in order to pay amounts equal to cash payments due under federal, state and local consolidated income taxes payable by Parent and franchise, ad valorem and other taxes payable by Parent or the other Guarantors.

        Person means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

        Plan means an employee benefit plan (as defined in section 3(3) of ERISA) which is subject to ERISA, that Borrower or any ERISA Affiliate sponsors, maintains or has an obligation to contribute to, or has maintained, contributed to or had an obligation to contribute to, at any time during the past seven (7) years.

        Pricing Grid means, for any day, the annualized variable rates (stated in terms of basis points ("bps")) set forth below for the Applicable Margin, commitment fee and Letter of Credit Fee based upon the ratio of the Effective Amount to the Conforming Borrowing Base then in effect as follows:

Applicable Margin
Effective Amount/ Conforming Borrowing Base amount	LIBOR Rate	Base Rate	Commitment Fee
>100.0%	250.0 bps	100.0 bps	50.0 bps
≥90.0%; ≤100.0%	200.0 bps	50.0 bps	37.5 bps
≥75.0%; <90.0%	175.0 bps	25.0 bps	37.5 bps
≥50.0%; <75.0%	150.0 bps	0.0 bps	37.5 bps
<50.0%	125.0 bps	0.0 bps	25.0 bps

        The Pricing Grid for any date shall be determined by reference to the ratio of the Effective Amount to the Conforming Borrowing Base for such date and any change shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

        primary obligation shall have the meaning set forth in the definition of Contingent Obligations.

        primary obligor shall have the meaning set forth in the definition of Contingent Obligations.

        Principal Business means the business of the exploration for, and development, acquisition, production, and upstream marketing of Oil and Gas.

        Prior Agent has the meaning set forth in the Recitals hereto.

        Prior Banks has the meaning set forth in the Recitals hereto.

        Prior Credit Agreement has the meaning set forth in the Recitals hereto.

        Pro Rata Share means, as to any Bank at any time, the percentage set forth opposite its name on Schedule 2.01 hereto.

        Property means property of all kinds, real, personal or mixed, tangible or intangible (including without limitation, all rights thereto), whether owned or acquired on or after the date of this Agreement.

        Register has the meaning set forth in Section 11.07(b)(iv).

        Related Parties means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person's Affiliates.

        Reportable Event means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which requirement under ERISA to provide notice to the PGBC has been waived by regulations.

        Required Banks means, at any time, the Banks (such Banks must include at least one Bank other than Administrative Agent) holding at least sixty-six and two-thirds percent (66 2/3%) of the sum of the Effective Amount or, if there is no Effective Amount, the Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the sum of the Commitments of all of the Banks.

        Requirement of Law means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

        Reserve Report means a report, in form and substance satisfactory to Administrative Agent, prepared in a manner consistent with practices of reservoir engineers who prepare such reports for use in reserve-based lending transactions, which sets forth the present discounted value of the proven reserves attributable to the Mortgaged Properties.

        Resignation and Appointment has the meaning set forth in the Recitals hereto.

        Responsible Officer means the president or any vice president, treasurer, chief financial officer or chief accounting officer of Parent, SEGP, SELP, SOP or SEM, as appropriate.

        Restricted Distributions has the same meaning set forth in Section 8.09.

        Rolling Period means (a) for the fiscal quarters ending on December 31, 2005, March 31, 2006 and June 30, 2006, the period commencing on October 1, 2005 and ending on the last day of such applicable fiscal quarter, and (b) for the fiscal quarter ending on September 30, 2006, and for each fiscal quarter thereafter, any period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter.

        Scheduled Borrowing Base Determination has the meaning specified in Subsection 2.04(a).

        Secured Swap Provider means any Person that is a party to a Derivative Contract with Borrower, any Guarantor or any of their Subsidiaries that entered into such Derivative Contract while such Person was a Bank or an Affiliate of a Bank, whether or not such Person at any time ceases to be a Bank or an Affiliate of a Bank, as the case may be.

        Security Documents means the Mortgages, the Assignments and Amendments to Mortgages, assignments of production, collateral assignments, security agreements, pledges, assignments, Letters in Lieu and related financing statements set forth on Schedule 4.01 (as the same may be amended, supplemented or modified from time to time) together with any and all other instruments now or hereafter executed in connection with or as security for the payment of the Obligations.

        SEGP has the meaning set forth in the introductory paragraph hereto.

        SELP has the meaning set forth in the introductory paragraph hereto.

        SEM has the meaning set forth in the introductory paragraph hereto.

        Solvent means, as to any Person at any time, that (a) the fair value of all of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of all of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital.

        SOP has the meaning set forth in the introductory paragraph hereto.

        Special Borrowing Base Determination has the meaning specified in Subsection 2.04(d).

        Subsidiary means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of Parent.

        Surety Instruments means all Letters of Credit (including standby), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

        Syndication Agent has the meaning set forth in the introductory paragraph hereto.

        Taxes means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and Administrative Agent, any of the foregoing (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income, gross receipts or capital by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or Administrative Agent, as the case may be, is organized or maintains a Lending Office.

        Termination Date means the earlier of (a) September 23, 2009, or (b) the date on which the Banks' Commitments terminate in accordance with this Agreement.

        Unfunded Pension Liability means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable Plan year.

        United States and U.S. each means the United States of America.

        Voting Stock means, with respect to any Person, securities of any class or classes of capital stock or other interests (including partnership interests) in such Person entitling the holders thereof (whether at all times or at the time that such class of capital stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

        Wells Fargo has the meaning set forth in the Recitals hereto.

        1.02    Other Interpretive Provisions.    The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. Unless otherwise specified or the context clearly requires otherwise, the words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including." Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement. This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to Administrative Agent, Borrower and the other parties and are the products of all parties. Accordingly, they shall not be construed against Borrower, the Banks or Administrative Agent merely because of Borrower's, Banks' or Administrative Agent's involvement in their preparation.

        1.03    Accounting Principles.    Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

ARTICLE II.
THE CREDIT

        2.01    Amounts and Terms of the Commitment.

          (a)   Each Bank severally agrees, on the terms and conditions set forth herein, to make Loans to Borrower (each such loan, a "Loan") during the period of time from and after the Closing Date up to the Termination Date, so long as (i) all Loans by each Bank do not exceed such Bank's Pro Rata Share of the aggregate amount of Loans then requested from all Banks, and (ii) the aggregate amount of such Bank's Loans and LC Obligation outstanding at any time does not exceed such Bank's Pro Rata Share of the Borrowing Base determined as of the date on which the requested Loan is to be made. The obligation of Borrower to repay to each Bank the aggregate amount of all Loans made by such Bank, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Bank's "Note") made by Borrower payable to the order of such Bank in the form of Exhibit "A" with appropriate insertions. The amount of principal owing on any Bank's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Bank minus all payments of principal theretofore received by such Bank on such Note. Interest on each Note shall accrue and be due and payable as provided herein. Borrower may borrow, repay and reborrow any amounts loaned hereunder. The obligation of Borrower to repay the aggregate amount of all Loans made by the Banks, together with interest accruing in connection therewith, shall be evidenced by the Notes.

          (b)   Subject to the terms and conditions of Section 2.09 below and relying upon the representations and warranties herein set forth, Issuing Bank agrees to issue standby Letters of Credit upon the request of Borrower at any time and from time to time on and after the Closing Date and up to five (5) days prior to the Termination Date. No Letter of Credit will be issued in a face amount which, after giving effect to the issuance of such Letter of Credit, would cause either the LC Obligation to exceed $20,000,000 or the Effective Amount to exceed the Borrowing Base then in effect. If any Letter of Credit has been drawn upon and the amount so drawn has not been reimbursed, for all purposes hereof to the extent of the Available Borrowing Base then existing, such funding shall be deemed a Loan in an amount equal to the matured LC Obligations applicable thereto.

          (c)   Each Borrowing (other than fundings of Letters of Credit deemed to be Loans under Section 2.01(b)) shall be made subject to the following procedures:

            (i)    Each Borrowing of Loans shall be made upon Borrower's irrevocable written notice delivered to Administrative Agent in the form of a Notice of Borrowing duly completed; which notice must be received by Administrative Agent prior to 11:00 a.m. (Dallas, Texas time) (i) three (3) Business Days prior to the requested Borrowing Date, in the case of

    LIBOR Rate Loans; and (ii) on the requested Borrowing Date, in the case of Base Rate Loans.

            (ii)   Each Notice of Borrowing shall specify (i) the amount of the Borrowing, which shall be in an aggregate minimum amount (a) for Base Rate Loans equal to the lesser of (y) $500,000 or any multiple integrals of $100,000 in excess thereof or (z) the unadvanced portion of the Available Borrowing Base and (b) for LIBOR Rate Loans $1,000,000 or any multiple integrals of $100,000 in excess thereof (if the Available Borrowing Base as of such Borrowing Date will be less than $1,000,000, then Borrower may not request a LIBOR Rate Loan); (ii) the requested Borrowing Date, which shall be a Business Day; (iii) the Interest Rate Type of Loans comprising the Borrowing; and (iv) for LIBOR Rate Loans the duration of the Interest Period applicable to such Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be three (3) months.

            (iii)  Administrative Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing, and such Notice of Borrowing shall not thereafter be revocable by Borrower.

            (iv)  Provided the applicable conditions in Article V are met, each Bank will make the amount of its Pro Rata Share of each Borrowing available to Administrative Agent for the account of Borrower at Administrative Agent's Payment Office by 12:30 p.m. (Dallas, Texas time) on the Borrowing Date requested by Borrower in funds immediately available to Administrative Agent. The proceeds of all such Loans will then be made available to Borrower by Administrative Agent to Borrower's operating account with Administrative Agent of like funds as received by Administrative Agent.

        2.02    Conversion and Continuation Elections.

          (a)   Prior to the Termination Date, Borrower may, upon irrevocable written notice to Administrative Agent in accordance with Subsection 2.02(b): (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of LIBOR Rate Loans, to convert any such Loans into Loans of any other Interest Rate Type; or (ii) elect as of the last day of the applicable Interest Period, to continue any Loans having Interest Periods expiring on such day; provided, that no more than five (5) LIBOR Rate Loan tranches may exist at any one time and if at any time a LIBOR Rate Loan in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to less than $1,000,000, such LIBOR Rate Loan shall automatically convert into a Base Rate Loan.

          (b)   Borrower shall deliver an irrevocable Notice of Continuation/Conversion to be received by Administrative Agent not later than 11:00 a.m. (Dallas, Texas time) at least (i) three (3) Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into LIBOR Rate Loans; (ii) three (3) Business Days in advance of the expiration date of the applicable Interest Period, in the case of LIBOR Rate Loans, to continue any such Loans having Interest Periods expiring on such day as LIBOR Rate Loans of the same or different Interest Period; and (iii) one (1) Business Day in advance of the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed Conversion/Continuation Date; (B) the aggregate amount of Loans to be converted or renewed; (C) the Interest Rate Type of Loans resulting from the proposed conversion or continuation; and (D) other than in the case of conversions into Base Rate Loans, the duration of the requested Interest Period.

          (c)   If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, Borrower has failed to timely notify Administrative Agent of its selection for a new Interest Period to be applicable to LIBOR Rate Loans, or if any Default or Event of Default then exists, Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d)   Administrative Agent will promptly notify each Bank of its receipt of a Notice of Continuation/Conversion, or, if no timely notice is provided by Borrower, Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective Bank's Pro Rata Share of outstanding principal amounts of the Loans with respect to which the notice was given.

        2.03    Optional Prepayments.    Subject to Section 3.02, Borrower may, at any time or from time to time:

          (a)   prepay Base Rate Loans upon irrevocable notice to Administrative Agent not later than 12:00 p.m. (Dallas, Texas time) on the Business Day of prepayment, in whole or in part, in minimum principal amounts of $100,000 or integral multiples thereof (unless the portion of the Effective Amount consisting of Base Rate Loans is less than $100,000, then such prepayments shall be equal to the then outstanding amount of Base Rate Loans); and

          (b)   prepay LIBOR Rate Loans upon irrevocable notice to Administrative Agent not later than 12:00 p.m. (Dallas, Texas time) three (3) Business Days prior to the date of prepayment, in whole or in part, in minimum principal amounts of $500,000 or integral multiples thereof.

Such notice of prepayment shall specify the date and amount of such prepayment and the Interest Rate Type(s) of Loans to be prepaid. Administrative Agent will promptly notify each Bank of its receipt of any such notice and of such Bank's Pro Rata Share of such prepayment. The payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.02. Except as provided herein there shall be no penalty or premium for such prepayment.

        2.04    Borrowing Base and Conforming Borrowing Base Determinations, Mandatory Prepayments of Loans.

          (a)    Scheduled Borrowing Base Determinations.    At all times prior to the Termination Date, the Effective Amount shall not exceed the Borrowing Base then in effect. The initial Borrowing Base hereunder shall be $147,000,000. The Borrowing Base shall be redetermined by the Banks in their exclusive discretion for each Borrowing Base Period (each such determination a "Scheduled Borrowing Base Determination") commencing October 1, 2006, and effective as of the date set forth in such notice of redetermination. The Borrowing Base shall represent the determination by the Banks, in accordance with the provisions herein contained and their lending practices then in effect for loans of this nature, of the loan collateral value assigned to the Mortgaged Properties and such other credit factors (including without limitation the assets, liabilities, cash flow, current Derivative Contracts, business, properties, prospects, management and ownership of Borrower) which Banks in their sole discretion deem significant. Upon each redetermination of the Borrowing Base, Administrative Agent shall recommend to the Banks a new Borrowing Base and the Banks in accordance with their customary policies and procedures for extending credit to Oil and Gas reserve-based customers shall, by unanimous agreement, establish the redetermined Borrowing Base. If Borrower does not furnish the Reserve Reports or all such other information and data by the date required, the Banks may nonetheless determine a new Borrowing Base. The Banks may, in their exclusive discretion, establish a Borrowing Base which is higher than the Borrowing Base that would otherwise be in effect if Banks determined the Borrowing Base based on each Bank's application of the credit standards and other lending criteria and credit factors customarily applied by each such Bank in the determination of credit limitations for companies similar to Borrower ("Conforming Credit Criteria"), and the Banks shall (by unanimous agreement in the case of

  Conforming Borrowing Base increases and by agreement of Required Banks in the case of Conforming Borrowing Base affirmations or decreases) at the time of each redetermination of the Borrowing Base also establish what the Borrowing Base would be if such Banks applied Conforming Credit Criteria (the "Conforming Borrowing Base"). The Conforming Borrowing Base shall be redetermined by Banks in their exclusive discretion. If Borrower does not furnish the Reserve Reports or all such information and data by the date required, the Banks may nonetheless determine a new Conforming Borrowing Base. If Banks do not determine a Conforming Borrowing Base, the Borrowing Base as redetermined shall also be the Conforming Borrowing Base for purposes of this Agreement. The initial Conforming Borrowing Base hereunder shall be $134,000,000.

          (b)    Banks' Exclusive Discretion.    The Banks shall have no obligation to determine the Borrowing Base or Conforming Borrowing Base at any particular amount, either in relation to the Maximum Loan Amount or otherwise. Furthermore, Borrower acknowledges that the Banks have no obligation to increase the Borrowing Base or Conforming Borrowing Base and may reduce the Borrowing Base or Conforming Borrowing Base in accordance with Section 2.04(a), in either case, at any time or as a result of any circumstance and that any increase in the Borrowing Base or Conforming Borrowing Base is subject to the individual credit approval processes of each of the Banks which processes shall be conducted on a basis consistent with each such Bank's credit standards and assumptions then in effect.

          (c)    Mandatory Prepayments of Loans.    If on any date the Effective Amount shall exceed the Borrowing Base, then Borrower shall, within thirty (30) days, exercise either one or a combination of the following: (i) prepay the amount by which the Effective Amount exceeds the Borrowing Base on such date; (ii) commence to prepay the amount necessary to reduce the Effective Amount to the Borrowing Base in five (5) equal consecutive monthly installments; or (iii) promptly pledge additional unencumbered assets of sufficient value and character (as determined by the Banks in their sole discretion) that when added to the Collateral will cause the Borrowing Base to equal or exceed the Effective Amount.

          (d)    Special Borrowing Base Determination.    In addition to Scheduled Borrowing Base Determinations pursuant to Subsection 2.04(a) the Banks and the Borrower each may request a special redetermination once during any Borrowing Base Period ("Special Borrowing Base Determination"). In the event Borrower requests a Special Borrowing Base Determination, Borrower shall deliver written notice of such request to Administrative Agent with sufficient copies for each Bank which shall include: (i) Reserve Report(s) covering the Mortgaged Properties prepared by Borrower as of a date not more than thirty (30) calendar days prior to the date of such request, (ii) such other information as Administrative Agent shall request, and (iii) the amount of the Borrowing Base requested by Borrower to become effective. Likewise, in the event the Banks exercise their option for a Special Borrowing Base Determination, upon written request and notification by Administrative Agent to Borrower, Borrower shall furnish the information described above within thirty (30) days of such request. The Banks shall redetermine the Borrowing Base and Conforming Borrowing Base in accordance with the procedures set forth in Section 2.04(a), which redetermined Borrowing Base and Conforming Borrowing Base shall then be the effective Borrowing Base and Conforming Borrowing Base until further redetermination.

        2.05    Repayment.

          (a)    The Loans.    Borrower shall repay to Administrative Agent for the Banks' respective Pro Rata Shares the Effective Amount (with the amount paid in respect of any undrawn Letters of Credit to be held as cash collateral by Administrative Agent in accordance with Section 2.09(f)) on or before the Termination Date, on which date all accrued unpaid interest and outstanding expenses hereunder or under the Loan Documents shall be due and payable in full.

          (b)    Interest.

            (i)    The Loans shall bear interest on the aggregate outstanding principal amount of all Borrowings thereof from the applicable Borrowing Date or date of conversion or continuation pursuant to Section 2.02, as the case may be, at a rate per annum equal to the lesser of (a) the Base Rate or LIBOR, as the case may be, plus the Applicable Margin, if applicable, or (b) the Highest Lawful Rate.

            (ii)   Interest on each Loan shall be paid in arrears on each Interest Payment Date, and during the existence of any Event of Default under Section 9.01(a), (f) or (g) or upon acceleration of any or all of the Obligations, interest shall be paid on demand of Administrative Agent.

            (iii)  Notwithstanding Subsection (b)(i) of this Section 2.05, while any Event of Default under Section 9.01(a), (g) or (h) exists or upon acceleration of the Obligations, Borrower shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations then due and payable, at a rate per annum equal to the lesser of (x) the Highest Lawful Rate or (y) the Base Rate plus the Applicable Margin plus two percent (2%) (the "Default Rate").

            (iv)  If prior to the commencement of any Interest Period for a LIBOR Rate Loan:

              (A)  Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period; or

              (B)  Administrative Agent is advised by Required Banks that the LIBOR rate for such Interest Period will not adequately and fairly reflect the cost to such Banks of making or maintaining their Loans included in such Borrowing for such Interest Period;

then Administrative Agent shall give notice thereof to Borrower and Banks by telephone or telecopy as promptly as practicable thereafter and, until Administrative Agent notifies Borrower and Banks that the circumstances giving rise to such notice no longer exist, (i) any Notice of Continuation/Conversion that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of LIBOR Rate Loans shall be ineffective, and (ii) if any Notice of Borrowing requests a Borrowing of LIBOR Rate Loans, such Borrowing shall be made as a Borrowing of Base Rate Loans Borrowing.

        2.06    Fees.

          (a)    Agency and Other Fees.    Borrower shall pay to Administrative Agent and its Affiliates such fees and other amounts as Borrower shall be required to pay to Administrative Agent and its Affiliates from time to time pursuant to any separate agreement between Borrower and Administrative Agent or any of its Affiliates setting forth the compensation to be paid to Administrative Agent and its Affiliates in consideration for providing services in connection with the credit facilities provided pursuant hereto.

          (b)    Increase in Borrowing Base.    Borrower shall pay to Administrative Agent, as a fee for the ratable account of the Banks, a fee for Borrowing Base increases resulting from redeterminations under Subsection 2.04 hereof, equal to (i) at any time that a Borrowing Base is established and effective, three-eighths of one percent (0.375%) of each marginal increase in the Borrowing Base over the previous maximum Borrowing Base, and (ii) at any time that the Borrowing Base equals the Conforming Borrowing Base (after giving effect to any increase in the Conforming Borrowing Base), one-quarter of one percent (0.25%) of each marginal increase in the Borrowing Base over the previous maximum Borrowing Base. Any fee arising under this Subsection 2.06(b) is to be paid upon the effective date of the related Borrowing Base increase.

          (c)    Commitment Fees.    Borrower shall pay to Administrative Agent, for the ratable benefit of each Bank, an aggregate commitment fee calculated on the average daily amount of the Available Borrowing Base at a per annum rate equal to the amount set forth on the Pricing Grid. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of the last month of each quarter commencing on March 31, 2006, through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction in the Borrowing Base or termination of Commitment, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to the following quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the Closing Date up to the Termination Date, including at any time during which one or more conditions in Section 5.02 are not met.

          (d)    Letter of Credit Fees.    Borrower agrees to pay (i) to Issuing Bank, for the ratable account of the Banks, a fee for each Letter of Credit, to be paid quarterly in arrears following the Issuance of such Letter of Credit (including the initial Issuance and any renewal, extension or increase in the amount thereof) in the amount equal to the greater of (x) $500.00 and (y) the product equal to the Letter of Credit Fee multiplied by the amount available under such Letter of Credit (such fee shall be deemed to be fully earned and owing upon the Issuance of such Letter of Credit, and no refund shall be due in the event such Letter of Credit is terminated prior to its expiry date), (ii) to the Issuing Bank for its account a fee for the issuance of each Letter of Credit (including the initial Issuance and any renewal, extension or increase in the amount thereof), at the Issuance of such Letter of Credit, in an amount equal to the greater of (x) $500.00 and (y) one-eighth of one percent (0.125%) multiplied by the aggregate amount available under each Letter of Credit (such fees shall be prorated for any period less than a full year but shall not be refunded in the event any such Letter of Credit is terminated prior to its expiry date) and (iii) Issuing Bank's usual and customary fees for amendment to transfer of or negotiation of the terms of each Letter of Credit. Administrative Agent shall pay to each Bank its Pro Rata Share of the Letter of Credit fees paid pursuant to Section 2.06(d)(i). Administrative Agent shall pay to Issuing Bank the Letter of Credit fees paid pursuant to Section 2.06(d)(ii) and (iii).

        2.07    Computation of Fees and Interest.

          (a)   All computations of interest and fees shall be made on the basis of a 360 day year and actual days elapsed, except that interest on Base Rate Loans shall be computed on the basis of a 365/366-day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof (including the first day but excluding such last day).

          (b)   Each determination of an interest rate by Administrative Agent, except in case of manifest error, shall be final, conclusive and binding on the parties.

        2.08    Payments by Borrower; Borrowings Pro Rata.

          (a)   All payments to be made by Borrower shall be made without set off, recoupment or counterclaim. All payments by Borrower shall be made in immediately available funds to Administrative Agent at Administrative Agent's Payment Office for the account of Administrative Agent or the Bank to whom such payment is owed, and shall be made in dollars and in immediately available funds, no later than 12:00 p.m. (Dallas, Texas time) on the date specified herein. Except to the extent otherwise provided herein, (i) each payment by Borrower of fees payable to the Banks shall be made for the account of the Banks pro rata in accordance with their respective Pro Rata Shares, (ii) each payment of principal of Loans shall be made for the account of the Banks pro rata in accordance with their respective outstanding principal amount of Loans, and (iii) each payment of interest on Loans shall be made for the account of the Banks pro rata in accordance with their respective shares of the aggregate amount of interest due and payable to the Banks.

          (b)   Administrative Agent will promptly distribute to each Bank its applicable share of such payment in like funds as received. Any payment received by Administrative Agent later than 12:00 p.m. (Dallas, Texas time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue. When Administrative Agent collects or receives money on account of the Obligations or otherwise pursuant to the Security Documents if such money is insufficient to pay all such Obligations, such money shall be applied first to any reimbursements due Administrative Agent.

          (c)   Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (d)   Unless Administrative Agent receives notice from Borrower prior to the date on which any payment is due to the Banks that Borrower will not make such payment in full as and when required, Administrative Agent may assume that Borrower has made such payment in full to Administrative Agent on such date in immediately available funds and Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent Borrower has not made such payment in full to Administrative Agent, each Bank shall repay to Administrative Agent on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank at the Federal Funds Rate for the first three (3) days following demand by Administrative Agent and for each day thereafter until the date repaid at the Base Rate.

          (e)   Except to the extent otherwise expressly provided herein, each Borrowing hereunder shall be from the Banks pro rata in accordance with their respective Pro Rata Shares.

        2.09    Issuing the Letters of Credit.

          (a)   In order to effect the issuance of a Letter of Credit, Borrower shall submit a Borrowing Request and a LC Application in writing by telecopy to Issuing Bank not later than 1:00 p.m., Dallas, Texas time, three (3) Business Days before the requested date of issuance of such Letter of Credit. Each such Borrowing Request and LC Application shall be signed by Borrower, specify the Business Day on which such Letter of Credit is to be issued, the purpose for the requested Letter of Credit, specify the availability for Letters of Credit under the Available Borrowing Base and the $20,000,000 aggregate LC Obligation limitation as of the date of issuance of such Letter of Credit, the expiry date thereof which shall not be later than the earlier of (i) twelve (12) months from the date of issuance of such Letter of Credit and (ii) five (5) days prior to the Termination Date

          (b)   Upon satisfaction of the applicable terms and conditions set forth in Article V, Issuing Bank shall issue such Letter of Credit to the specified beneficiary not later than the close of business, Dallas, Texas time, on the date so specified. Issuing Bank shall provide Borrower and each Bank with a copy of each Letter of Credit so issued. Each such Letter of Credit shall (i) provide for the payment of drafts, presented for honor thereunder by the beneficiary in accordance with the terms thereon, at sight when accompanied by the documents described therein and (ii) unless otherwise expressly agreed by Issuing Bank and Borrower at the time such Letter of Credit is issued, be subject to the rules of the "International Standby Practices 1998" or such later version as may be published by the Institute of International Banking Law and Practice (the "ISP 1998") and shall, as to matters not governed by the ISP 1998, be governed by, and construed and interpreted in accordance with, the laws of the State of Texas.

          (c)   Upon the issuance date of each Letter of Credit, Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each other Bank, and each other Bank shall be deemed, without further action by any party hereto, to have purchased from Issuing Bank, a participation, to the extent of such Bank's Pro Rata Share, in such Letter of Credit, the obligations thereunder and in the reimbursement obligations of Borrower due in respect of drawings made under such Letter of Credit. If requested by Issuing Bank, the other Banks will execute any other documents reasonably requested by Issuing Bank to evidence the purchase of such participation.

          (d)   Upon the presentment of any draft for honor under any Letter of Credit by the beneficiary thereof which Issuing Bank determines is in compliance with the conditions for payment thereunder, Issuing Bank shall promptly notify Borrower, and each Bank of the intended date of honor of such draft and Borrower hereby promises and agrees, at Borrower's option, to either (i) pay to Issuing Bank, by 2:00 p.m., Dallas, Texas time, on the date payment is due as specified in such notice, the full amount of such draft in immediately available funds or (ii) request a Loan pursuant to the provisions of Sections 2.01(a) and 2.02 of this Agreement in the full amount of such draft, which request shall specify that the Borrowing Date is to be the date payment is due under the Letter of Credit as specified in Issuing Bank's notice. If Borrower fails timely to make such payment because a Loan cannot be made pursuant to Section 2.01(a) and/or Section 5.02, each Bank shall, notwithstanding any other provision of this Agreement (including the occurrence and continuance of a Default or an Event of Default), make available to Issuing Bank an amount equal to its Pro Rata Share of the presented draft on the day Issuing Bank is required to honor such draft. If such amount is not in fact made available to Administrative Agent by such Bank on such date, such Bank shall pay to Issuing Bank, on demand made by Issuing Bank, in addition to such amount, interest thereon at the Federal Funds Rate for the first three (3) days following demand and thereafter until paid at the Base Rate. Upon receipt by Administrative Agent from the Banks of the full amount of such draft, notwithstanding any other provision of this Agreement (including the occurrence and continuance of a Default or an Event of Default) the full amount of such draft shall automatically and without any action by Borrower, be deemed to have been a Base Rate Loan as of the date of payment of such draft. Nothing in this paragraph (d) or elsewhere in this Agreement shall diminish Borrower's obligation under this Agreement to provide the funds for the payment of, or on demand to reimburse Issuing Bank for payment of, any draft presented to, and duly honored by, Issuing Bank under any Letter of Credit, and the automatic funding of a Loan as in this paragraph provided shall not constitute a cure or waiver of the Event of Default for failure to provide timely such funds as in this paragraph agreed.

          (e)   In order to induce the issuance of Letters of Credit by Issuing Bank and the purchase of participations therein by the other Banks, Borrower agrees with Issuing Bank and the other Banks that neither Administrative Agent nor any Bank (including the Issuing Bank) shall be responsible or liable (except as provided in the following sentence) for, and Borrower's unconditional obligation to reimburse Issuing Bank for amounts paid by Issuing Bank, as provided in Subsection 2.09(d), on account of drafts so honored under the Letters of Credit shall not be affected by any circumstance, act or omission whatsoever (whether or not known to Administrative Agent or any Bank (including the Issuing Bank) other than a circumstance, act or omission resulting from the gross negligence or willful misconduct of the Issuing Bank. Borrower agrees that any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit or any related draft, document or Property shall be binding on Borrower and shall not put the Issuing Bank under any resulting liability to Borrower, unless such action or omission is the result of the gross negligence or willful misconduct of the Issuing Bank. Borrower hereby waives presentment for payment (except the presentment required by the terms of any Letter of Credit) and notice of dishonor, protest and notice of protest with respect to drafts honored under the Letters of Credit. Issuing Bank agrees promptly to notify Borrower whenever a draft is presented under any Letter of Credit, but failure to so notify Borrower shall not in any way affect

  Borrower's obligations hereunder. Subject to Section 3.01, if while any Letter of Credit is outstanding, any law, executive order or regulation is enforced, adopted or interpreted by any public body, governmental agency or court of competent jurisdiction so as to affect any of Borrower's obligations or the compensation to Issuing Bank in respect of the Letters of Credit or the cost to Issuing Bank of establishing and/or maintaining the Letters of Credit (or any participation therein), Issuing Bank shall promptly notify Borrower thereof in writing and within ten (10) Business Days after receipt by Borrower of Issuing Bank's request (through Administrative Agent) for reimbursement or indemnification or within thirty (30) days after receipt of a notice in respect of Taxes or Other Taxes, Borrower shall reimburse or indemnify Issuing Bank, as the case may be, with respect thereto so that Issuing Bank shall be in the same position as if there had been no such enforcement, adoption or interpretation. The foregoing agreement of Borrower to reimburse or indemnify the Issuing Bank shall apply in (but shall not be limited to) the following situations: an imposition of or change in reserve, capital maintenance or other similar requirements or in excise or similar taxes or monetary restraints, except a change in franchise taxes imposed on Issuing Bank or in tax on the net income of Issuing Bank.

          (f)    In the event that any provision of a Letter of Credit Application is inconsistent with, or in conflict of, any provision of this Agreement, including provisions for the rate of interest applicable to drawings thereunder or rights of setoff or any representations, warranties, covenants or any events of default set forth therein, the provisions of this Agreement shall govern.

          (g)   If the Obligations, or any part thereof, are declared or otherwise become immediately due and payable pursuant to Article IX of this Agreement, then all LC Obligations shall become immediately due and payable without regard for actual drawings or payments on the Letters of Credit, and Borrower shall be obligated to pay to Administrative Agent immediately an amount equal to the LC Obligations. All amounts made due and payable by Borrower under this Section 2.09(g) may be applied as Issuing Bank elects to any of the various LC Obligations; provided, however, that such amounts applied by Issuing Bank to the LC Obligations shall be (a) first applied to the Matured LC Obligations, and (b) second held by Issuing Bank as LC Collateral in the LC Collateral Account until all remaining Obligations have been satisfied. This Section 2.09(g) shall not limit or impair any rights which Administrative Agent, the Issuing Bank or any of the Banks may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including without limitation, any LC Application. Borrower hereby grants a security interest in and lien on the LC Collateral Account to Administrative Agent for and on behalf of the Issuing Bank and the Banks as security for the Obligations. Borrower agrees to execute and deliver from time to time such documentation as Administrative Agent may reasonably request to further assure such security interest.

        2.10    Payments by the Banks to Administrative Agent.

          (a)   Unless Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one (1) Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to Administrative Agent for the account of Borrower the amount of that Bank's Pro Rata Share of the Borrowing, Administrative Agent may assume that each Bank has made such amount available to Administrative Agent in immediately available funds on the Borrowing Date and Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to Administrative Agent in immediately available funds and Administrative Agent in such circumstances has made available to Borrower such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to Administrative Agent, together with interest at the Federal Funds Rate for the first three (3) days during such period and thereafter at the Base Rate. A notice of Administrative

  Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Administrative Agent on the Business Day following the Borrowing Date, Administrative Agent will notify Borrower of such failure to fund and, upon demand by Administrative Agent, Borrower shall pay such amount to Administrative Agent for Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (b)   The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

        2.11    Sharing of Payments, Etc.    If any Bank shall obtain on account of the Obligations made by it any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise) or receive any collateral in respect thereof in excess of the amount such Bank was entitled to receive pursuant to the terms hereof, such Bank shall immediately (a) notify Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment according to the terms hereof; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Borrower agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff, but subject to Section 11.08) with respect to such participation as fully as if such Bank were the direct creditor of Borrower in the amount of such participation. Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

ARTICLE III.
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY

        3.01    Increased Costs.

          (a)    LIBOR Changes in Law.    If any Change in Law shall:

            (i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (except any such reserve requirement reflected in LIBOR); or

            (ii)   impose on any Bank or the London interbank market any other condition affecting this Agreement or LIBOR Rate Loans made by such Bank;

and the result of any of the foregoing shall be to increase the cost to such Bank of making or maintaining any LIBOR Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Bank (whether of principal, interest or otherwise), then Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

          (b)    Capital Requirements.    If any Bank or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Bank's or Issuing Bank's capital or on the capital of such Bank's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Bank, or the Letters of Credit issued by Issuing Bank, to a level below that which such Bank or Issuing Bank or such Bank's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Bank's or Issuing Bank's policies and the policies of such Bank's or Issuing Bank's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Bank or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Bank or Issuing Bank or such Bank's or Issuing Bank's holding company for any such reduction suffered.

          (c)    Certificates.    A certificate of a Bank or Issuing Bank setting forth the amount or amounts necessary to compensate such Bank or Issuing Bank or its holding company, as the case may be, as specified in Section 3.01(a) or (b) and reasonably detailed calculations therefor shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Bank or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d)    Effect of Failure or Delay in Requesting Compensation.    Failure or delay on the part of any Bank or Issuing Bank to demand compensation pursuant to this Section 3.01 shall not constitute a waiver of such Bank's or Issuing Bank's right to demand such compensation; provided that Borrower shall not be required to compensate a Bank or Issuing Bank pursuant to this Section 3.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Bank or Issuing Bank, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Bank's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

        3.02    Break Funding Payments.    In the event of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan into a Base Rate Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by Borrower pursuant to Section 3.04(b) , then, in any such event, Borrower shall compensate each Bank for the loss, cost and expense attributable to such event. In the case of a LIBOR Rate Loan, such loss, cost or expense to any Bank shall be deemed to include an amount determined by such Bank to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBOR Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Bank would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Bank setting forth any amount or amounts that such Bank is entitled to receive pursuant to this Section 3.02 and reasonably detailed calculations therefor shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

        3.03    Taxes.

          (a)    Payments Free of Taxes.    Any and all payments by or on account of any obligation of Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if Borrower or any Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.03(a)), the Agent, Bank or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall or shall cause such other Person to make such deductions and (iii) Borrower shall or shall cause such other Person to pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b)    Payment of Other Taxes by Borrower.    Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c)    Indemnification by Borrower.    Borrower shall indemnify each Agent, each Bank and Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent, such Bank or Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of such Agent, such Bank or Issuing Bank as to the amount of such payment or liability under this Section 3.03 shall be delivered to Borrower and shall be conclusive absent manifest error.

          (d)    Evidence of Payments.    As soon as practicable after any payment of Indemnified Taxes or Other Taxes by Borrower or a Guarantor to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

          (e)    Foreign Banks.    Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to Borrower (with a copy to Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate.

          (f)    Tax Refunds.    If an Agent or a Bank determines, in its reasonable discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 3.03, it shall pay over such refund to Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 3.03 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that Borrower, upon the request of such Agent or such Bank agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Bank in the event such Agent or such Bank is required to repay such refund to such Governmental Authority. This Section 3.03 shall not be construed to require any Agent or any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person.

        3.04    Mitigation Obligations.

          (a)    Designation of Different Lending Office.    If any Bank requests compensation under Section 3.01, or if Borrower is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 3.03, then such Bank shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Bank, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.03, as the case may be, in the future and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.

          (b)    Replacement of Banks.    If (i) any Bank advises Administrative Agent that the LIBOR rate will not adequately and fairly reflect the cost to such Bank of making or maintaining its Loans pursuant to Section 2.05(b)(iv), (ii) any Bank requests compensation under Section 3.01, (iii) Borrower is required to pay any additional amount to any Bank or any Governmental Authority for the account of any Bank pursuant to Section 3.03, (iv) it becomes unlawful for any Bank to honor its obligation to make or maintain LIBOR Rate Loans pursuant to Section 3.05, (v) any Bank defaults in its obligation to fund Loans hereunder or is otherwise a Defaulting Bank, or (vi) any Bank has not approved (or is not deemed to have approved) an increase in the Borrowing Base proposed by Administrative Agent pursuant to Section 2.04(a), then Borrower may, at its sole expense and effort, upon notice to such Bank and Administrative Agent, (A) require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.07), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment) or (B) require such Bank to be removed as a Bank under this Agreement and the other Loan Documents with a corresponding reduction in the aggregate Maximum Loan Amount equal to the Maximum Loan Amount of such Bank; provided that (1) if a Bank is removed as a Bank hereunder, Borrower has paid such Bank all amounts due and owing under this Agreement and the other Loan Documents, including, without limitation, all principal, accrued interest, fees and breakage costs, (2) in the case of a required assignment of interest, Borrower shall have received the prior written consent of Administrative Agent, which consent shall not unreasonably be withheld, (3) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts) and (4) in the case of any such assignment resulting from a claim for compensation under Section 3.01 or payments required to be made pursuant to Section 3.03, such assignment will result in a reduction in such compensation or payments. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

        3.05    Illegality.    Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its applicable lending office to honor its obligation to make or maintain LIBOR Rate Loans either generally or having a particular Interest Period hereunder, then (a) such Bank shall promptly notify Borrower and Administrative Agent thereof and such Bank's obligation to make such LIBOR Rate Loans shall be suspended (the "Affected Loans") until such time as such Bank may again make and maintain such LIBOR Rate Loans and (b) all Affected Loans which would otherwise be made by such Bank shall be made instead as Base Rate Loans (and, if such Bank so requests by notice to Borrower and Administrative Agent, all Affected Loans of such Bank then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans.

ARTICLE IV.
SECURITY

        4.01    Agreement to Deliver Guarantees and Security Documents.    At Closing, Borrower shall execute, and shall cause the Guarantors, as applicable, to execute, such Guarantees, Mortgages, financing statements and other Security Documents in form and substance satisfactory to Administrative Agent for the purpose of guaranteeing the Obligations and granting and perfecting first and prior liens or security interests (subject to any Permitted Liens and Immaterial Title Deficiencies) in the Mortgaged Properties and other Collateral described therein. Borrower shall and shall cause Guarantors to enter into such Mortgages and amendments and supplements thereto from time to time covering all of the Oil and Gas Properties now owned or acquired on or after Closing.

        4.02    Perfection and Protection of Security Interests and Liens.    Borrower will, and will cause Guarantors, as applicable, from time to time deliver to Administrative Agent such additional Guarantees, Mortgages, letters of credit, financing statements, amendments, assignment and continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Borrower and Guarantors, as applicable, in form and substance satisfactory to Administrative Agent, which the Banks request for the purpose of perfecting, confirming, or protecting any Liens or other rights in the Collateral securing any Obligations. Without limitation of the foregoing, in connection with each redetermination of the Borrowing Base and the Conforming Borrowing Base, Borrower shall review the Reserve Report delivered in connection therewith, and current Mortgaged Properties that are evaluated by such Reserve Report, to ascertain whether the Mortgaged Properties represent at least 80% of the total value of the proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that the Mortgaged Properties do not represent at least 80% of such total value, then Borrower shall grant to Administrative Agent as security for the Obligations a first-priority Lien interest (subject only to Permitted Liens and Immaterial Title Deficiencies) on additional proved Oil and Gas Properties not already subject to a Lien of the Mortgages such that after giving effect thereto, the Mortgaged Properties will represent at least 80% of such total value. All such Liens will be created and perfected by and in accordance with the provisions of the Mortgages, financing statements and/or other Security Documents, all in form and substance satisfactory to Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

        4.03    Offset.    To secure the repayment of the Obligations, Borrower hereby grants Administrative Agent and each Bank a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Administrative Agent at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other Property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to Administrative Agent or any Bank from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with Administrative Agent or any Bank, including certificates of deposit. Upon the occurrence of any Default, Administrative Agent or any Bank is hereby authorized to foreclose upon and apply, at any time and from time to time, without notice to Borrower to the extent permitted by law, any and all items hereinabove referred to against the Obligations then due and payable.

        4.04    Letters in Lieu/Power of Attorney.

          (a)   In connection with the rights of Administrative Agent under Section 4.05 below, Borrower shall provide to Administrative Agent undated letters, in form of Exhibit "D" attached hereto ("Letters in Lieu"), from Borrower in blank to each purchaser of production and disburser of proceeds of production from or attributable to the Mortgaged Properties, with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to Administrative Agent for the ratable benefit of the Banks.

          (b)   Borrower hereby designates Administrative Agent as its agent and attorney-in-fact, to act in their name, place, and stead for the purpose of completing and delivering any and all of the Letters in Lieu of transfer orders delivered by Borrower to Administrative Agent, including, without limitation, completing any blanks contained in such letter and attaching exhibits thereto describing the relevant Collateral. The Borrower hereby ratifies and confirms all that Administrative Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interest of Administrative Agent in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on Administrative Agent by this appointment are solely to protect the interests of Administrative Agent and each of the Banks under the Loan Documents and shall not impose any duty upon Administrative Agent to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to Borrower or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

        4.05    Assignment of Runs.    Notwithstanding that, under the Mortgages, Borrower or a Guarantor, as applicable, has assigned to Administrative Agent for the ratable benefit of the Banks all of the proceeds of runs accruing to the Mortgaged Properties covered thereby:

          (a)   Until such time as Administrative Agent shall notify Borrower or Guarantor, as applicable, to the contrary, Borrower or Guarantor, as applicable, shall be entitled to receive from the purchasers or disbursers of production all such proceeds of runs, subject however to the liens created under the Mortgages, which liens are hereby affirmed and ratified. Upon the occurrence and during the continuance of a Default or such other time as Administrative Agent shall in its discretion so elect, Administrative Agent may deliver to the addressees the letters-in-lieu described in Section 4.04 above and may exercise all rights and remedies granted under the Mortgages, including the right to obtain possession of all proceeds of runs then held by Borrower or Guarantor, as applicable, or to receive directly from the purchaser or disburser of production all other proceeds of runs.

          (b)   In no case shall any failure, whether purposed or inadvertent, by Administrative Agent to collect directly any such proceeds of runs constitute in any way a waiver, remission or release of any of its rights under the Mortgages, nor shall any release of any other proceeds of runs or of any rights of Administrative Agent to collect other proceeds of runs thereafter.

          (c)   Borrower or Guarantor, as applicable, will upon the instruction of Administrative Agent join with Administrative Agent in notifying in writing and accompanied (if necessary) by certified copies of the Mortgages the purchasers or disbursers of production produced from the Mortgaged Properties of the existence of the Mortgages, and instructing that all proceeds of runs be paid directly to Administrative Agent for the ratable benefit of the Banks.

ARTICLE V.
CONDITIONS PRECEDENT

        5.01    Conditions of Initial Loan.    The effectiveness of this Agreement and the obligation of each Bank and Administrative Agent to amend and restate the Prior Credit Agreement, to make Loans hereunder and the obligation of the Issuing Bank to issue Letters of Credit hereunder, are subject to the condition that Administrative Agent shall have received all of the following, in form and substance satisfactory to Administrative Agent and each Bank, and in sufficient copies for each Bank:

          (a)    Credit Agreement, Notes and Security Documents.    This Agreement, the Notes, the Guarantees and the Security Documents executed by each party thereto and, where appropriate, properly acknowledged and notarized, and, with respect to the Mortgages executed and delivered on the Closing Date, Administrative Agent shall be reasonably satisfied that such Mortgages create first priority, perfected Liens (subject only to Permitted Liens and Immaterial Title Deficiencies) on at least 80% of the total value of the proved Oil and Gas Properties (including, without limitation, the Joint Resources Properties) evaluated in the Initial Reserve Reports.

          (b)    Resolutions; Incumbency; Organization Documents.    (i) Copies of resolutions of SEM, individually and in its capacity as the general partner of Borrower, authorizing the transactions contemplated hereby, certified as of Closing by a Responsible Officer of SEM; (ii) Certificate of an officer of SEM certifying the names and true signatures of the officers or such Persons authorized to execute, deliver and perform, as applicable, this Agreement, the Notes, the Guarantees and all other Loan Documents to be delivered by SEM and Borrower hereunder; (iii) Copies of resolutions of SEGP, individually and in its capacity as the general partner of SOP, authorizing the transactions contemplated hereby, certified as of Closing by a Responsible Officer of SEGP; (iv) Certificate of an officer of SEGP certifying the names and true signatures of the officers or such Persons authorized to execute, deliver and perform, as applicable, this Agreement, the Notes, the Guarantees and all other Loan Documents to be delivered by SEGP and SOP hereunder; (v) Copies of resolutions of Parent authorizing the transactions contemplated hereby, certified as of Closing by a Responsible Officer of Parent; (vi) Certificate of an officer of Parent certifying the names and true signatures of the officers or such Persons authorized to execute, deliver and perform, as applicable, this Agreement, the Notes, the Guarantees and all other Loan Documents to be delivered by Parent hereunder; (vii) Copies of resolutions of SELP authorizing the transactions contemplated hereby, certified as of Closing by a Responsible Officer of SELP; (viii) Certificate of an officer of SELP certifying the names and true signatures of the officers or such Persons authorized to execute, deliver and perform, as applicable, this Agreement, the Notes, the Guarantees and all other Loan Documents to be delivered by SELP hereunder; and (ix) the Organization Documents of Borrower and Guarantors as in effect on the Closing Date.

          (c)    Certificates.    A current certificate for Borrower (i) from its state of formation, evidencing its proper registration as a limited partnership, and (ii) from each state wherein such Person is qualified under the laws of such jurisdiction wherein its ownership, lease or operation of Borrower's Property or the conduct of its business requires such registration or qualification and where the failure to be so qualified would reasonably be expected to result in a Material Adverse Effect. A current certificate for each Guarantor (i) from its state of formation, evidencing its proper registration as a limited partnership, limited liability company or corporation, as applicable, and (ii) from each state wherein such Person is qualified under the laws of such jurisdiction wherein its ownership, lease or operation of Property or the conduct of its business requires such registration or qualification and where the failure to be so qualified would reasonably be expected to result in a Material Adverse Effect

          (d)    Payment of Fees.    Payment by Borrower of all accrued and unpaid fees, costs and expenses owed pursuant to this Agreement including (i) any fees payable to Administrative Agent payable on the Closing Date, (ii) fees for Administrative Agent's counsel, Vinson & Elkins L.L.P. and any other costs, fees and expenses due under Section 11.04 and for which Borrower has received an invoice as of the Closing Date and (iii) fees and expenses associated with the filing of the Security Documents.

          (e)    Intercompany Note.    A copy of the Intercompany Note duly executed by Guarantors, in form and substance acceptable to Banks.

          (f)    Opinions of Counsel.    An opinion of counsel for Borrower and Guarantors, as to matters described in Sections 6.01, 6.02, 6.03, 6.04 and 6.16, in the form satisfactory to Administrative Agent dated as of the Closing Date.

          (g)    Title.    Borrower shall have evidence of Marketable Title, on at least 80% of the net present value of the Mortgaged Properties (including, without limitation, the Joint Resources Properties) subject to no other Liens, other than Permitted Liens and Immaterial Title Deficiencies, as evidenced by opinions of title or other title information reasonably satisfactory to Administrative Agent.

          (h)    Environmental.    Borrower shall provide an Environmental Phase I Report, in form and scope satisfactory to Administrative Agent covering the Mortgaged Properties (including, without limitation, the Joint Resources Properties). Administrative Agent shall be satisfied with the physical condition of the Oil and Gas Properties and Borrower's compliance with Environmental Laws.

          (i)    [Intentionally Omitted].

          (j)    Company Due Diligence.    Due diligence review satisfactory to Administrative Agent including, but not limited to, review of and satisfaction with Borrower's and Guarantors', legal structure and formation documents.

          (k)    Operating Agreements.    Administrative Agent shall be satisfied with the terms of Borrower's existing and proposed material operating, management, processing, transportation, marketing and other agreements applicable to the Mortgaged Properties (collectively herein, the "Operating Agreements").

          (l)    Contingent Liabilities.    Review satisfactory to Administrative Agent of Borrower's Contingent Liabilities, if any.

          (m)    Insurance Certificates.    Borrower shall provide to Administrative Agent, insurance certificates in form and substance reasonably satisfactory to Administrative Agent, from Borrower's insurance carriers reflecting the current insurance policies required under Section 7.06 including any necessary endorsements to reflect Administrative Agent as "loss payee" or "additional insured," as applicable, for the ratable benefit of the Banks.

          (n)    Closing Transactions.    Subject only to the disbursement and application of the initial Borrowing, the Closing Transactions shall have occurred (or Administrative Agent shall be satisfied that such transactions will occur simultaneously therewith).

          (o)    Other Documents.    Such other approvals, opinions, documents or materials as Administrative Agent may request.

        5.02    Conditions to All Loans.    The obligation of each Bank to make any Loan (including the initial Loan) or to continue or convert any Loan under Section 2.02 (other than automatic conversions from LIBOR Rate Loans to Base Rate Loans under Section 2.02(c)) is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date (except that clause (a) below will not apply to Loans made pursuant to Section 2.09(c));

          (a)    Notice.    Administrative Agent shall have received a Notice of Borrowing or a Notice of Continuation/Conversion, as applicable;

          (b)    Continuation of Representations and Warranties.    The representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date (except to the extent such representations and warranties expressly refer to an earlier or other date, in which case they shall be true and correct as of such earlier or other date); and

          (c)    No Existing Default.    No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES

        Borrower represents and warrants to Administrative Agent and each of the Banks (which representations and warranties when made as of the Closing Date shall be deemed made after giving effect to the Closing Transactions) that:

        6.01    Existence and Authority.    Each of Borrower and Guarantors (i) is a limited partnership, limited liability company or corporation, respectively, duly formed and validly existing under the laws of their state of incorporation or formation; (ii) has the power and authority and all material governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents; (iii) is duly registered as a foreign limited partnership, limited liability company or corporation, respectively, and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and (iv) is in compliance in all material respects with all Requirements of Law.

        6.02    Organizational Authorization; No Contravention.    The execution, delivery and performance by Borrower and Guarantors of this Agreement and each other Loan Document to which such Person is a party, have been duly authorized by all necessary corporate, company, and partnership action, and do not and will not: (a) contravene the terms of any of that Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or (c) violate any Requirement of Law.

        6.03    Governmental Authorization.    Except for recordations and filings relating to the Security Documents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower and Guarantors of this Agreement or any other Loan Document to which it is a party.

        6.04    Binding Effect.    This Agreement and each other Loan Document to which Borrower or Guarantors are a party constitute the legal, valid and binding obligations of such Person to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        6.05    Litigation.    Except as set forth on Schedule 6.05 hereto, there are no actions, suits, proceedings, claims or disputes pending, or to the knowledge of Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Borrower or Guarantors, or any of their respective Properties or Limited Partners which: (i) purport to affect or pertain to this

Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or (ii) if determined adversely to Borrower or Guarantors, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

        6.06    No Default.    No Default or Event of Default exists or would be reasonably expected to result from the incurring of any of the Obligations by Borrower. As of the Closing Date, except as set forth on Schedule 6.05 hereto, neither Borrower nor Guarantors are in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, would reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under Subsection 9.01(f).

        6.07    ERISA.    Except as would not be reasonably expected to result in liability to Borrower and Guarantors of more than $500,000 in the aggregate:

          (a)   Borrower and each Guarantor have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

          (b)   Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

          (c)   No act, omission or transaction has occurred which could result in imposition on Borrower or any Guarantor (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.

          (d)   No liability to the PBGC (other than for the payment of current premiums which are not past due) by Borrower or any Guarantor has been or is expected by Borrower or any Guarantor to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

          (e)   Full payment when due has been made of all amounts which Borrower or any Guarantor is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

          (f)    Neither Borrower nor any Guarantor sponsors, maintains or contributes to an employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by Borrower or any such Guarantor in its sole discretion at any time without any material liability.

          (g)   Neither Borrower nor any Guarantor sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.

          (h)   Neither Borrower nor any Guarantor is required to provide security under section 401 (a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.

        6.08    Margin Regulations.    The proceeds of the Loans shall be used solely for the purposes set forth in and permitted by Section 7.11. Neither Borrower nor Guarantors are generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

        6.09    Title to Oil and Gas Properties.    Borrower has good and Marketable Title to its Oil and Gas Properties (including, without limitation, the Joint Resources Properties), subject to the Permitted Liens and Immaterial Title Deficiencies, and has good title to all other Property which is necessary or used in the ordinary conduct of its business. No consents or rights of first refusal exist or remain outstanding with respect to Borrower's interests in its Oil and Gas Properties pursuant to Borrower's acquisition thereof.

        6.10    Oil and Gas Operations.    The Oil and Gas attributable to the Oil and Gas Properties will be produced and marketed in accordance with all applicable laws and regulations. The Hydrocarbon Interests and Operating Agreements attributable to the Oil and Gas Properties are in force and effect in accordance with their terms, and Borrower shall comply with all material terms thereof during the term of this Agreement.

        6.11    Initial Reserve Report.    Borrower has heretofore delivered to Administrative Agent true and complete copies of the Joint Resources Reserve Report, together with a report prepared by Cawley, Gillespie & Associates dated as of December 31, 2005 (collectively, the "Initial Reserve Reports") relating to an evaluation of the Oil and Gas attributable to the Oil and Gas Properties described therein. To the knowledge of Borrower, (i) the assumptions stated or used in the preparation of the Initial Reserve Reports were reasonable as of such date, (ii) all information furnished by Borrower to Cawley, Gillespie & Associates taken as a whole, for use in the preparation of the Initial Reserve Reports was accurate in all material respects, (iii) there has been no material adverse change in the amount of the estimated Oil and Gas shown in the Initial Reserve Reports since the date thereof, except for changes which have occurred as a result of production in the ordinary course of business, and (iv) the Initial Reserve Reports do not omit any statement or information necessary to cause the same not to be misleading to Administrative Agent and the Banks in any material respect.

        6.12    Gas Imbalances.    There are no gas imbalances, take or pay or other prepayments with respect to any of the Mortgaged Properties in excess of $500,000 which would require Borrower to deliver Oil and Gas produced from any of the Mortgaged Properties at some future time without then or thereafter receiving full payment therefor.

        6.13    Taxes.    Borrower and Guarantors have filed all federal tax returns and reports required to be filed, or appropriate extensions thereof, and each has paid all federal taxes, assessments, fees and other governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided. Borrower and Guarantors have filed all state and other non federal tax returns and reports required to be filed, or appropriate extensions thereof, and each has paid all state and other non federal taxes, assessments, fees and other governmental charges levied or imposed upon it or its Properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided. To Borrower's knowledge, there is no proposed audit or tax assessment against Borrower or Guarantors that would, if made, reasonably be expected to have a Material Adverse Effect.

        6.14    Financial Condition.    The audited consolidated financial statement of Parent as of December 31, 2004, and the year then ended and the unaudited consolidated financial statements of Parent as of September 30, 2005, and for the nine months then ended fairly present the information contained therein and the financial position and the results of operations of Parent on a consolidated basis. Parent's pro forma financial statements as of December 31, 2004 and September 30, 2005 have been prepared in accordance with the requirements of the Securities and Exchange Commission for the presentation of pro forma financial information. Except as disclosed on Schedule 6.14, since the delivery of Borrower's financial statement dated September 30, 2005, there has been no Material Adverse Effect in the financial condition of Borrower.

        6.15    Environmental Matters.    The Oil and Gas Properties are operated in accordance with all applicable Environmental Laws. Borrower is not aware of any Environmental Claims against Borrower or any of the Oil and Gas Properties. Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and such properties which it is acquiring or planning to acquire.

        6.16    Regulated Entities.    None of Borrower nor any Guarantor or any Person controlling Borrower or Guarantors, is an "Investment Company" within the meaning of the Investment Company Act of 1940. Neither Borrower nor any Guarantor is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

        6.17    No Burdensome Restrictions.    Neither Borrower nor Guarantors are a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which would reasonably be expected to have a Material Adverse Effect.

        6.18    Copyrights, Patents, Trademarks and Licenses, etc.    Borrower owns or is licensed or otherwise has the right to use all of the material patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person.

        6.19    Subsidiary, Affiliates and Ownership.    As of the Closing Date, (a) Parent has no Subsidiaries other than Borrower and the other Guarantors, (b) Borrower has no Subsidiaries, and (c) none of Parent, Borrower, or any other Guarantor has any material equity investments in any other corporation, partnership, limited liability company or other entity. As of the Closing Date, SEM will remain the general partner of Borrower. As of the Closing Date, Parent will own, directly or indirectly, all of the ownership interests in Borrower and the other Guarantors.

        6.20    Insurance.    Borrower has previously identified the insurance policies covering its Mortgaged Properties and the underwriters thereof, such policies and underwriters being acceptable to Administrative Agent. The Properties of Borrower are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts, with such deductibles and covering such risks as Borrower believes are customarily carried by companies of similar size engaged in similar businesses and owning similar properties in localities where Borrower's Properties are located.

        6.21    Full Disclosure.    None of the representations or warranties made by Borrower or Guarantors in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, written statement or certificate furnished by or on behalf of Borrower or Guarantors in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of Borrower or Guarantors to Administrative Agent or any of the Banks prior to the Closing Date), taken as whole, contains any untrue statement of a material fact known to Borrower, Guarantors or any Responsible Officer or omits any material fact known to Borrower, Guarantors or any Responsible Officer required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

        6.22    Solvency.    As of the Closing Date, after giving effect to the transactions occurring on such date, each of Borrower and Guarantors is Solvent.

        6.23    Joint Resources Acquisition Documents.    Borrower has provided (or on the Closing Date will provide) Administrative Agent with a true and correct copy of each of the Joint Resources Acquisition Documents including all amendments and modifications thereto. No material rights or obligations of any party to any of such Joint Resources Acquisition Documents have been (or will be on the Closing Date) waived, and neither Borrower, nor to the best knowledge of Borrower, any other party to any such Joint Resources Acquisition Document, is (or will be on the Closing Date) in default of its obligations thereunder. Each of the Joint Resources Acquisition Documents is (or will be on the Closing Date) a valid, binding and enforceable obligation of the parties thereto in accordance with its terms and is (or will be on the Closing Date) in full force and effect, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

ARTICLE VII.
AFFIRMATIVE COVENANTS

        So long as the Issuing Bank or any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Banks and the Issuing Bank waive compliance in writing:

        7.01    Financial Statements.    Parent shall maintain for itself and its Subsidiaries a system of accounting established and administered in accordance with GAAP consistently applied, and deliver to Administrative Agent, with sufficient copies for each Bank:

          (a)   As soon as available, but not later than one hundred twenty (120) days after the end of each year a copy of the audited annual consolidated financial statements of Parent and its Subsidiaries as of the end of such year including the related balance sheet and statements of income, stockholder's equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year accompanied by an unqualified opinion from an independent accounting firm acceptable to Administrative Agent along with a certificate of Parent's calculations confirming no Event of Default and Parent's compliance with all financial covenants herein, all as certified by a Responsible Officer of Parent as fairly presenting the financial position and the results of operations of Parent and its Subsidiaries in accordance with GAAP;

          (b)   As soon as available, but not later than sixty (60) days after the close of each of the first three quarters of each year, a copy of the unaudited quarterly consolidated balance sheet of Parent and its Subsidiaries as of the end of such quarter and the related statements of income, equity, and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer of Parent as fairly presenting, in accordance with GAAP, consistently applied, the financial position and the results of operations of Parent and its Subsidiaries together with a certificate setting forth detailed calculations confirming no Event of Default and Parent's compliance with all financial covenants herein;

          (c)   As soon as filed with the Securities and Exchange Commission, copies of all registration statements, annual reports, quarterly reports, current reports and other similar reports;

          (d)   As soon as delivered to stockholders of Parent, all other financial and other information furnished to the such stockholders; and

          (e)   Concurrently with the delivery of the Reserve Report required to be delivered by March 1 of each year pursuant to Section 7.02(c), budget projections of Parent and its Subsidiaries for such year.

        7.02    Certificates; Other Production and Reserve Information.    Borrower shall furnish to Administrative Agent, with sufficient copies for each Bank:

          (a)   concurrently with the delivery of each Reserve Report required to be delivered by March 1 and September 1 of each year pursuant to Section 7.02(c), (i) a Lease Operating Statement in a form reasonably acceptable to the Banks, as of December 31 of the previous year and June 30 of such year, respectively, and (ii) a certificate of a Responsible Officer of Parent, in form and substance reasonably satisfactory to Administrative Agent, setting forth as of a recent date, a true and complete list of all Derivative Contracts of Parent and its Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and national amounts or volumes), the net mark-to-market value therefore, any margin required or supplied under any credit support document, and the counterparty to each such agreement;

          (b)   concurrently with the delivery of the statements and reports of Parent referred to in Subsections 7.01(a) and (b) a Compliance Certificate executed by a Responsible Officer of Parent;

          (c)   commencing March 1, 2006 and annually thereafter, as soon as available but in any event no later than each March 1, of each year during the term of this Agreement, Reserve Reports prepared by an independent petroleum engineer reasonably acceptable to Administrative Agent covering the Mortgaged Properties as of December 31 of the previous year and commencing September 1, 2006, and annually thereafter, as soon as available but in any event no later than September 1 of each year during the term of this Agreement, Reserve Reports prepared by Borrower's in-house petroleum engineer covering the Mortgaged Properties as of June 30 of such year (all foregoing Reserve Reports subject to being acceptable to Administrative Agent);

          (d)   promptly upon the request of Administrative Agent, such copies of all geological, engineering and related data contained in Borrower's files or readily accessible to Borrower relating to its Mortgaged Properties as may reasonably be requested;

          (e)   on request by Administrative Agent, or if required by regulations to which Administrative Agent or any of the Banks is subject, title opinions from legal counsel acceptable to Administrative Agent, in form and substance acceptable to Administrative Agent, covering Borrower's interests in the Mortgaged Property as may be designated by Administrative Agent, and Administrative Agent's security interests under the Security Documents in question; and

          (f)    promptly, such additional information regarding the business, financial or business affairs of Borrower as Administrative Agent, at the request of any Bank, may from time to time reasonably request.

        7.03    Notices.    Borrower shall promptly notify Administrative Agent:

          (a)   of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that would reasonably be expected to become a Default or Event of Default;

          (b)   of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Borrower; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower, including pursuant to any applicable Environmental Laws;

          (c)   of any material change in accounting policies or financial reporting practices by Parent, not required by GAAP, occurring subsequent to the Closing Date;

          (d)   of the formation or acquisition of any Subsidiary.

          (e)   of any change in the number and/or make-up of the members of the board of directors of Parent; and

        Each notice under this Section shall be accompanied by a written statement by a Responsible Officer of General Partner setting forth details of the occurrence referred to therein, and stating what action, if any, Borrower proposes to take with respect thereto and at what time. Each notice under Subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

        7.04    Preservation of Company Existence, Etc.    Borrower shall:

          (a)   preserve and maintain in full force and effect its corporate, partnership or limited liability company existence as appropriate, and shall maintain its good standing under the laws of each state wherein it is registered to transact business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

          (b)   preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except where the failure to do so would not reasonably be expected to have a Material Adverse Effect;

          (c)   preserve its business organization and goodwill except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and

          (d)   preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        7.05    Maintenance of Mortgaged Properties.

          (a)   Borrower shall maintain and preserve all its Mortgaged Properties in the ordinary course of Borrower's Principal Business and in a manner consistent with a prudent operator in the Oil and Gas industry.

          (b)   During each Borrowing Base Period during the term of this Agreement, Borrower shall be authorized to make one or more Dispositions of the Mortgaged Properties that have an aggregate value (which, for purposes hereof, shall mean the value Administrative Agent attributes to such Mortgaged Property for purposes of the most recent redetermination of the Conforming Borrowing Base) of less than five percent (5%) of the Conforming Borrowing Base then in effect. In the event Borrower elects to sell one or more Mortgaged Properties to one or more third parties, Borrower shall promptly advise Administrative Agent in writing of the Properties to be sold and Administrative Agent shall, within ten (10) days of Administrative Agent's receipt of Borrower's notice, furnish to Borrower a statement reflecting such Oil and Gas Properties' dollar contribution to the then existing Borrowing Base and Conforming Borrowing Base. As of the day of closing of each sale transaction pursuant to this subsection (b), Administrative Agent shall release the Liens under the Security Documents encumbering such Oil and Gas Properties, the Borrowing Base and Conforming Borrowing Base shall be reduced by the aggregate contribution to the Borrowing Base and Conforming Borrowing Base of the Oil and Gas Properties sold and Borrower shall pay to Administrative Agent for the ratable benefit of the Banks out of sales proceeds the amount, if any, by which the amount of then-outstanding Loans exceeds the reduced Borrowing Base.

          (c)   Notwithstanding the provisions of subsection (b) above, Borrower shall not make any Dispositions of Oil and Gas Properties pursuant to this Section 7.05 during the period of time following the occurrence of an Event of Default until such Event of Default has been remedied or resolved in accordance with the other terms of this Agreement.

        7.06    Insurance.    Borrower shall maintain, with financially sound and reputable independent insurers, insurance with respect to its Properties and business against loss or damage satisfactory to Administrative Agent, naming Administrative Agent, for the ratable benefit of the Banks, as "loss payee" under its property loss policies and as "additional insured" on its comprehensive and general policies (but not on directors and officers policies), which policies shall not be amended or changed without at least thirty (30) days written notice to Administrative Agent. Borrower shall renew such policies on terms no less favorable to Administrative Agent for the ratable benefit of the Banks during the term of this Agreement. Any substitute underwriter shall be as financially sound as Borrower's existing underwriters. So long as no Event of Default exists and is continuing, proceeds of any insurance policies shall be applied first to the restoration, repair or replacement of the Properties to the extent such actions would be reasonably prudent and the remainder, if any, shall be applied to the Obligations to prepay the Obligations in any manner or order as elected by Administrative Agent at the time of such prepayments. Upon an Event of Default, and for so long as same is continuing, proceeds of any insurance policies shall be applied to the Obligations in such manner and order as Administrative Agent and Required Banks may elect.

        7.07    Payment of Obligations.    Borrower shall pay and discharge as the same shall become due and payable, its obligations and liabilities, including: (a) all Tax liabilities, assessments and governmental charges or levies upon it or its Properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Borrower; (b) all lawful claims prior to the time at which, if such claims remain unpaid, a Lien upon the Borrower's Property would be imposed by law; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

        7.08    Compliance with Laws.    Borrower and Guarantors shall comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

        7.09    Inspection of Property and Books and Records.    Borrower and Guarantors shall maintain proper books of record and account, in which, in all material respects, full, true and correct entries in accordance with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower. Borrower shall permit representatives and independent contractors of Administrative Agent or any Bank to visit and inspect any of its Properties, to examine Borrower's Organizational Documents, and financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and, in the presence of one or more Responsible Officer thereof, independent public accountants, all at the expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower; provided, however, when an Event of Default exists Administrative Agent or any Bank may do any of the foregoing at the expense of Borrower at any time during normal business hours and without advance notice.

        7.10    Environmental Laws.

          (a)   Borrower shall conduct its operations and keep and maintain its Property in material compliance with all Environmental Laws;

          (b)   Borrower will promptly furnish to Administrative Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower or any Subsidiary, or of which it has notice, pending or threatened against Borrower or Guarantors by any Governmental Authority with respect to any alleged violation of or non compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its Properties or the operation of its business, except where any such alleged violations or incidents of non compliance would not, individually or in the aggregate, result in a penalty, assessment, fine or other cost or liability exceeding $500,000.

          (c)   Borrower will promptly furnish to Administrative Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower or Guarantors in connection with its ownership or use of its Properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean up of Hazardous Substances at any location, except where any such alleged responsibility would not, individually or in the aggregate, result in a penalty, assessment, fine or other cost or liability exceeding $500,000.

        7.11    Use of Proceeds.    Borrower shall use the proceeds of the Loans to (i) refinance existing indebtedness, (ii) pay fees and expenses incurred in connection with this Agreement and (iii) provide for the working capital and general corporate purpose needs of the Borrower including the Joint Resources Acquisition and future acquisitions and capital expenditures.

        7.12    Further Assurances.    Borrower will promptly and will cause Guarantors, as applicable, to promptly cure any defects in the creation and issuance of the Notes and the execution and delivery of this Agreement, the Guarantees, the Security Documents or any other instruments referred to or mentioned herein or therein. Further, Borrower at its expense will promptly do all acts and things, and will execute and file or record all instruments reasonably requested by Administrative Agent, to establish, perfect, maintain and continue the perfected security interest of Administrative Agent in or the Lien of Administrative Agent on the Mortgaged Properties. Borrower will pay the reasonable costs and expenses of all filings and recordings and all searches reasonably deemed necessary by Administrative Agent to establish and determine the validity and the priority of the Liens created or intended to be created by the Security Documents; and Borrower will satisfy all other claims and charges which in the reasonable opinion of Administrative Agent might prejudice or impair any of the Mortgaged Properties or any Liens thereon in favor of Administrative Agent for the benefit of the Issuing Bank and the Banks.

        7.13    Phase I Reports.    Prior to closing any acquisition of Oil and Gas Properties where the Borrower's liability for environmental remediation potentially associated with the ownership and/or operation of all such Oil and Gas Properties is expected to exceed $1,000,000, Borrower shall, upon request of Administrative Agent, deliver to Administrative Agent an environmental site assessment report covering such Oil and Gas Properties to be acquired in form and substance satisfactory to Administrative Agent.

        7.14    ERISA Information and Compliance.    Borrower will promptly furnish to Administrative Agent with sufficient copies to the Banks (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any non-exempt "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer thereof specifying the nature thereof, what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGCs intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Pension Plan, and except as could not reasonably be expected to result in liability to Borrower and Guarantors of more than $500,000 individually or in the aggregate, Borrower will (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

        7.15    Operating Accounts.    Borrower shall, as soon as reasonably practicable after the Closing Date, establish with Administrative Agent all of its primary deposit and disbursement accounts, and, until all Obligations have been paid in full, Borrower shall thereafter maintain all primary deposit and disbursement accounts with JPMorgan Chase.

        7.16    Guarantees.    As an inducement to the Banks and Administrative Agent entering into this Agreement, Borrower shall cause the payment and performance of the Obligations to be fully guaranteed jointly and severally by each Guarantor up to the full amount of the Obligations. Further, Borrower shall cause each Guarantor to enter into such Mortgage and other Security Documents as may be required under Section 4.01. On the date of creation or acquisition by Parent or Borrower of any direct or indirect Subsidiary, (i) Parent or Borrower shall execute and deliver to Administrative Agent the Security Documents necessary to pledge all of Parent's or Borrower's equity interest, as applicable, in such Subsidiary and (ii) Parent or Borrower shall cause such Subsidiary to execute and deliver to Administrative Agent a Guaranty and such Mortgage and other Security Documents as may be required under Section 4.01 above.

        7.17    Title Information.

          (a)   As of the date hereof, Administrative Agent or its counsel shall have received satisfactory title information on at least 80% of the total value of the proved Oil and Gas Properties evaluated in the Initial Reserve Reports. Additionally, on or before the delivery to Administrative Agent and Banks of each Reserve Report required by Section 7.02(c), Borrower will deliver title information in form and substance acceptable to Administrative Agent covering enough of the proved Oil and Gas Properties evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that Administrative Agent shall have received, together with title information previously delivered, satisfactory title information on at least 80% of the total value of the proved Oil and Gas Properties evaluated by such Reserve Report.

          (b)   If Borrower has provided title information for additional Properties under Section 7.17(a), Borrower shall, within 60 days of notice from Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 8.01 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions except for Permitted Liens and Immaterial Title Deficiencies having an equivalent value or (iii) deliver title information in form and substance acceptable to Administrative Agent and its counsel so that they shall have received, together with title information previously delivered, satisfactory title information on at least 80% of the value of the Oil and Gas Properties evaluated by such Reserve Report.

          (c)   If Borrower is unable to cure any title defect requested to be cured within the 60-day period or Borrower does not comply with the requirements to provide acceptable title information covering 80% of the value of the Oil and Gas Properties evaluated in the most recent Reserve Report, such default shall not be a Default, but instead Administrative Agent and/or Required Banks shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to the future exercise of the remedy by Administrative Agent or Banks. To the extent that Administrative Agent or Required Banks are not satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the 80% requirement, and Administrative Agent may send a notice to Borrower and Banks that the then outstanding Conforming Borrowing Base and Borrowing Base (as applicable) shall be reduced by an amount as determined by Required Banks to cause Borrower to be in compliance with the requirement to provide acceptable title information on 80% of the value of the Oil and Gas Properties. This new Conforming Borrowing Base and Borrowing Base (as applicable) shall become effective immediately after receipt of such notice.

ARTICLE VIII.
NEGATIVE COVENANTS

        So long as the Issuing Bank or any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Issuing Bank or the Banks waive compliance in writing:

        8.01    Limitation on Liens.    Borrower and each Guarantor agrees that it shall not, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

          (a)   any Lien created under the Security Documents or any other Loan Document;

          (b)   any usual and customary liens arising under Oil and Gas leases for royalty payments not yet due and payable and reciprocal liens arising under operating agreements for joint interest billings not yet due and payable or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto with adequate reserves set aside therefor;

          (c)   Liens for Taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07 or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto with adequate reserves set aside therefore;

          (d)   carrier, warehousemen, mechanic, landlord, materialmen, repairmen or other similar statutory Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto with adequate reserves set aside therefor;

          (e)   Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f)    easements, rights-of-way, restrictions, defects or other exceptions to title and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, are not incurred to secure Indebtedness, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of Borrower; and

          (g)   Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower, (ii) Borrower maintains (subject to such right of set-off) dominion and control over such account(s), and (iii) such deposit account is not intended by Borrower to provide cash collateral to the depository institution.

        8.02    Disposition of Assets.    Borrower and each Guarantor agrees that it shall not, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) (collectively, "Dispositions") any Property used or useful by Borrower or the Guarantors in connection with the Oil and Gas Properties (including accounts and notes receivable, with or without recourse attributable to the Mortgaged Properties) or enter into any agreement to do any of the foregoing, except:

          (a)   Dispositions of inventory including Oil and Gas produced in the ordinary course of business;

          (b)   Dispositions as permitted under Sections 7.05 hereof; and

          (c)   Dispositions of obsolete or worn-out equipment in the ordinary course of business;

Provided, that at the time of any Disposition under (a), (b) or (c) above, no Event of Default shall exist or shall result from such Disposition.

        8.03    Consolidations and Mergers.    Borrower and each Guarantor agrees that it shall not merge, amalgamate or consolidate with or into, or permit any of its Subsidiaries to merge, amalgamate or consolidate with or into, any Person or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), or permit any such Subsidiary to convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets to any Person.

        8.04    Loans and Investments.    Borrower and each Guarantor agrees that it shall not purchase or acquire or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of Borrower, except for:

          (a)   investments in Cash Equivalents;

          (b)   extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c)   investments in Derivative Contracts permitted under Section 8.14; and

          (d)   investments with or purchases from third parties that are (i) customary in the Oil and Gas business, (ii) made in the ordinary course of Borrower's business, and (iii) made in the form of or pursuant to Operating Agreements, farm in agreements, farm-out agreements, development agreements, unitization agreements, joint bidding agreements, service contracts and other similar agreements;

          (e)   new leases with respect to Oil and Gas Properties;

          (f)    the Intercompany Loan; and

          (g)   other loans, advances, extensions of credit, capital contributions to, investments in or purchases of the stock or other securities of, or interests in, any other Person, in an amount not to exceed $5,000,000 in the aggregate at any time.

        8.05    Limitation on Indebtedness.    Borrower and each Guarantor agrees that neither it nor any of its Subsidiaries shall create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a)   Indebtedness incurred pursuant to this Agreement;

          (b)   Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

          (c)   current liabilities for lease operating expenses, capital expenditures, accounts payable, expense accruals, Taxes and assessments incurred or assumed in the ordinary course of business;

          (d)   Indebtedness listed on Schedule 8.05 hereto;

          (e)   Indebtedness incurred pursuant to Section 8.04(f); and

          (f)    other unsecured Indebtedness not to exceed $5,000,000 in the aggregate at any one time outstanding.

        8.06    Transactions with Affiliates.    None of Borrower or Guarantors shall, nor shall any of the Borrower or Guarantors permit any of their Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates unless such transaction or series of transactions have been approved by the majority vote of Parent's directors who have no interest in the transaction or series of transactions other than as stockholders of Parent (even though these directors may constitute less than a quorum of Parent's board of directors). Provided, so long as no Event of Default exists, the foregoing restriction shall not affect any transactions between Borrower and any Guarantor, or between Guarantors.

        8.07    Margin Stock.    Borrower shall not use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance Indebtedness of Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to section 13 or 14 of the Exchange Act.

        8.08    Contingent Obligations.    Borrower and each Guarantor agrees that it shall not create, incur, assume or suffer to exist any Contingent Obligations except:

          (a)   endorsements for collection or deposit in the ordinary course of business;

          (b)   obligations under plugging bonds, performance bonds and fidelity bonds issued for the account of Borrower, obligations to indemnify or make whole any surety and similar agreements incurred in the ordinary course of;

          (c)   this Agreement, Derivative Contracts permitted or required pursuant to Section 8.14 with any of the Banks or any Affiliates of the Banks; and

          (d)   other Contingent Obligations not described under (a), (b) or (c) above not to exceed $1,000,000 in the aggregate.

        8.09    Restricted Distributions.    Borrower shall not purchase, redeem or otherwise acquire for value any of its Partners' equity interests, rights or options to acquire such interests, now or hereafter outstanding and will not declare or pay any dividend, distribution, or return capital to its Partners, or make any distribution of assets or Property to its Partners (collectively "Restricted Distributions"), except:

          (a)   quarterly Permitted Tax Distributions; provided no Event of Default has occurred or is continuing and no Event of Default would occur as a result of such distribution; and

          (b)   once per fiscal year, a distribution to Parent in an amount equal to the outstanding balance of the Intercompany Loan as of the time of such distribution, to be used solely for the repayment of the outstanding balance of the Intercompany Loan; provided no Event of Default has occurred or is continuing and no Event of Default would occur as a result of such distribution.

        8.10    Current Ratio.    Parent shall maintain at all times, on a consolidated basis, a current ratio of Current Assets to Current Liabilities of not less than 1.00:1.00.

        8.11    Maximum Leverage Ratio.    Parent shall maintain, as of the end of each fiscal quarter, commencing with the fiscal quarter ending December 31, 2005, on a consolidated basis, a Leverage Ratio of not greater than 3.50:1.00.

        8.12    Change in Business.    Borrower and Guarantors shall not engage in any business or activity other than the Principal Business.

        8.13    Accounting Changes.    Borrower shall not make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Borrower or any Subsidiary.

        8.14    Derivative Contracts.    None of Borrower or Guarantors shall, nor shall any of Borrower or Guarantors permit any of their Subsidiaries to, enter into or in any manner be liable under any Derivative Contract attributable to Mortgaged Properties except:

          (a)   Derivative Contracts entered into with the purpose and effect of fixing prices on Oil and Gas attributable to the Mortgaged Properties and expected to be produced by Borrower provided that at all times: (1) the aggregate of all such Derivative Contracts limits or reduces such market price risk for a term of not more than forty-eight (48) months; (2) no such contract, when aggregated with all Derivative Contracts permitted under this Section 8.14(a) requires such Person to deliver more than 80% of total estimated Oil and Gas to be produced from the proved Oil and Gas Properties as so designated in the most recent Reserve Report furnished by Borrower under Section 7.02(c) as adjusted for any acquisitions or divestitures, and (3) each such contract shall be with any of the Banks or any Affiliates of the Banks, or with a counter-party or have a guarantor of the obligation of the counter-party who, at the time the contract is made, has long-term obligations rated BBB or Baa2 or better, respectively, by Standard & Poor's Rating Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (or a successor credit rating agency).

          (b)   Derivative Contracts entered into with the purpose and effect of fixing interest rates on a principal amount of Indebtedness of Borrower that is accruing interest at a variable rate, provided that (1) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Indebtedness of Borrower to be hedged by such contract; (2) no such contract with a counter-party other than a Bank or its Affiliate requires Borrower to put up money, assets, letters of credit, or other security against the event of its nonperformance prior to actual default by Borrower in performing obligations thereunder; and (3) each such contract shall be with a Bank or its Affiliate or with a counter-party or have a guarantor of the obligation of the counter party who, at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor's Rating Group, a division of McGraw Hill, Inc., or Moody's Investors Service, Inc. (or a successor credit rating agency).

          (c)   In the event Borrower, Guarantors or their Subsidiaries enter into a Derivative Contract with any of the Banks or any Affiliate of the Banks, the Contingent Obligation evidenced under such Derivative Contract shall not be applied against such Bank's Commitment nor against the Effective Amount. Any Indebtedness to any Bank or any Affiliate of the Banks incurred under any Derivative Contract shall be treated as an Obligation pari passu and secured pro rata under the Security Documents with all Obligations otherwise incurred hereunder or under the other Loan Documents as more particularly provided under Section 11.11. Borrower and Guarantors covenant and agree the payment on each and all of such Derivative Contracts with any of the Banks or their Affiliates is and shall be secured by liens on the Collateral under the Security Documents.

        8.15    ERISA Compliance.    Except as could not reasonably be expected to result in liability to Borrower and Guarantors of more than $500,000 individually or in the aggregate, Borrower will not at any time:

          (a)   Engage in any transaction in connection with which Borrower could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;

          (b)   Terminate any Pension Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to Borrower to the PBGC;

          (c)   Fail to make full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, Borrower is required to pay as contributions thereto;

          (d)   Permit to exist any accumulated funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

          (e)   Permit the actuarial present value of the benefit liabilities under any Plan maintained by Borrower which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA;

          (f)    Contribute to or assume an obligation to contribute to any Multiemployer Plan;

          (g)   Acquire an interest in any Person that causes such Person to become an ERISA Affiliate with respect to Borrower if such Person sponsors, maintains or contributes to, or at any time in the six year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

          (h)   Incur a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

          (i)    Contribute to or assume an obligation to contribute to any employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or

          (j)    Amend a Pension Plan resulting in an increase in current liability such that Borrower is required to provide security to such Plan under section 401 (a)(29) of the Code.

          (k)   Cause or permit to occur an event that could result in the imposition of a lien under section 412 of the Code or sections 302 or 4068 of ERISA with respect to a Pension Plan, or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

ARTICLE IX.
EVENTS OF DEFAULT

        9.01    Event of Default.    Any of the following shall constitute an "Event of Default":

          (a)    Non-Payment.    Borrower fails to pay, when and as required to be paid herein, any amount of principal or interest of any Loan or any Matured LC Obligation, or fails to pay within five (5) days of when and as required to be paid herein, any fee or other amount payable hereunder or under any other Loan Document; or

          (b)    Representation or Warranty.    Any representation or warranty by Borrower or any Subsidiary or Guarantor made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by Borrower, Subsidiary or Guarantor, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c)    Specific Defaults.    Borrower or Guarantors fail to perform or observe any term, covenant or agreement contained in any of Section 7.03(a) or in Article VIII; or

          (d)    Other Defaults.    Borrower or Guarantors fail to perform or observe any other term or covenant contained in this Agreement (other than described in Subsections 9.01(a), (b) or (c) ) or any other Loan Document, and such default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date upon which a Responsible Officer thereof knew of such default or (ii) the date upon which written notice thereof is given to Borrower by Administrative Agent; or

          (e)    Guarantees.    Any Guarantor shall default under its Guaranty or Security Documents after any applicable grace period, as may be provided therein; or

          (f)    Cross-Default.    Borrower (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure in respect of any Indebtedness or Contingent Obligation in excess of $1,000,000 principal amount; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation in excess of $1,000,000 principal amount, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

          (g)    Insolvency; Voluntary Proceedings.    Borrower or any Guarantor (i) generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself, or (iii) takes any action to effectuate or authorize any of the foregoing; or

          (h)    Involuntary Proceedings.    (i) Any involuntary Insolvency Proceeding is commenced or filed against Borrower or any Guarantor, judgment, warrant of attachment, execution or similar process, is issued or levied against all or a substantial part of such Person's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released or vacated within sixty (60) days after commencement, filing or levy; (ii) Borrower or any Guarantor admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief is ordered in any Insolvency Proceeding; or (iii) Borrower or any Guarantor acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

          (i)    Monetary Judgment.    One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against Borrower or any Guarantor involving in the aggregate a liability in excess of $1,000,000 (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage), and the same shall remain unsatisfied, unvacated or unstayed pending appeal for a period of ninety (90) days after the entry thereof; or

          (j)    Loss of Permit.    Any Governmental Authority revokes or fails to renew any license, permit or franchise of Borrower that results in Borrower being unable to serve as operator of oil and gas wells in Texas; or

          (k)    Ownership of Borrower.    Parent shall cease to own, directly or indirectly, (i) all of the ownership interest in the General Partner and shall not be succeeded in such capacity by a Person acceptable to Administrative Agent and the Required Banks, or (ii) 100% of the partnership interests of Borrower; or

          (l)    Change of Control.    The occurrence of a Change of Control.

        9.02    Remedies.    If any Event of Default occurs and is continuing:

          (a)   Upon the occurrence of any event specified in Subsection (g) or (h) of Section 9.01, the unpaid principal amount of all outstanding Loans, interest, LC Obligations and other amounts payable under the Loan Documents shall automatically become due and payable without further act of Administrative Agent, and in each case under 9.02(a), without presentment, demand, protest, notice of intention to accelerate, notice of acceleration or any other notice of any kind, all of which are hereby expressly waived by Borrower;

          (b)   Administrative Agent shall, at the request of, or may, with the consent of, the Banks, declare the Commitment, if any, of each of the Banks to make Loans or issue Letters of Credit to be terminated and (i) upon the occurrence of any event specified in Subsections 9.01(a) through (f) or (i) through (l) may declare all or any part of the unpaid principal of the Loans, all interest accrued and unpaid thereon, all outstanding LC Obligations (with any amounts in respect of undrawn Letters of Credit to be held as cash collateral therefor in accordance with Section 2.09(g)) and all other amounts payable under the Loan Documents to be immediately due and payable; and

          (c)   Administrative Agent may exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents and applicable law.

        9.03    Rights Not Exclusive.    The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE X.
THE AGENTS

        10.01    Appointment; Powers.    Each of the Banks and Issuing Bank hereby irrevocably (subject to Section 10.06) appoints Administrative Agent as its agent and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

        10.02    Duties and Obligations of Administrative Agent.    Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, Administrative Agent (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 10.03, and (c) except as expressly set forth herein, shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Parent, Borrower, Guarantors or Subsidiaries thereof that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to it by Parent, Borrower, a Guarantor, a Subsidiary or a Bank, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to it or as to those conditions precedent specifically required to be to its satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of Parent, Borrower, any Guarantor, any Subsidiary or any other obligor or guarantor, or (vii) any failure by Parent, Borrower, any Guarantor, any Subsidiary or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein.

        10.03    Action by Administrative Agent.    Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that it is required to exercise in writing as directed by the Required Banks (or such other number or percentage of the Banks as shall be necessary under the circumstances as provided in Section 11.01) and in all cases it shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Required Banks or the Banks, as applicable (or such other number or percentage of the Banks as shall be necessary under the circumstances as provided in Section 11.01) specifying the action to be taken and (b) be indemnified to its satisfaction by the Banks against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto shall be binding on all of the Banks. If a Default has occurred and is continuing, then Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Banks in the written instructions (with indemnities) described in this Section 10.03, provided that, unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Banks. In no event, however, shall Administrative Agent be required to take any action which exposes Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, the Arranger shall not have any obligation to perform any act in respect thereof. NO AGENT SHALL BE LIABLE FOR ANY ACTION TAKEN OR NOT TAKEN BY IT WITH THE CONSENT OR AT THE REQUEST OF THE REQUIRED BANKS OR THE BANKS (OR SUCH OTHER NUMBER OR PERCENTAGE OF THE BANKS AS SHALL BE NECESSARY UNDER THE CIRCUMSTANCES AS PROVIDED IN SECTION 11.01), AND OTHERWISE NO AGENT SHALL BE LIABLE FOR ANY ACTION TAKEN OR NOT TAKEN BY IT HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT OR UNDER ANY OTHER DOCUMENT OR INSTRUMENT REFERRED TO OR PROVIDED FOR HEREIN OR THEREIN OR IN CONNECTION HEREWITH OR THEREWITH INCLUDING ITS OWN ORDINARY NEGLIGENCE, EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

        10.04    Reliance by Administrative Agent.    Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of Parent, Borrower, Guarantors and Subsidiaries hereby waives the right to dispute Administrative Agent's record of such statement, except in the case of gross negligence or willful misconduct by such Agent. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with Administrative Agent.

        10.05    Subagents.    Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article X shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

        10.06    Resignation of Agents.    Subject to the appointment and acceptance of a successor Agent as provided in this Section 10.06, any Agent may resign at any time by notifying the Banks, Issuing Bank and Borrower. Upon any such resignation, the Required Banks shall have the right, in consultation with and upon the approval of Borrower (so long as no Event of Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Banks and Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article X and Section 11.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

        10.07    Agents as Banks.    Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower, Guarantors, Subsidiaries thereof or other Affiliate thereof as if it were not an Agent hereunder.

        10.08    No Reliance.    Each Bank acknowledges that it has, independently and without reliance upon Administrative Agent, any other Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Bank also acknowledges that it will, independently and without reliance upon Administrative Agent, any other Agent or any other Banks and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by Borrower, any Guarantor or any Subsidiary thereof of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of Borrower, Guarantors or Subsidiaries thereof. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by Administrative Agent hereunder, neither the Agents nor the Arranger shall have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower, any Guarantor or any Subsidiary thereof (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Bank acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.

        10.09    Authority to Release Collateral and Liens.    Each Bank and Issuing Bank hereby authorizes Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Bank and Issuing Bank hereby authorizes Administrative Agent to execute and deliver to Borrower, at Borrower's sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 8.02 or is otherwise authorized by the terms of the Loan Documents.

        10.10    The Arranger and Agents.    Neither the Arranger, the Syndication Agent nor any other Agent, other than Administrative Agent, shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Banks hereunder.

        10.11    Filing of Proofs of Claim.    In case of any Default or Event of Default under Section 9.01(f) , Section 9.01(g) or Section 9.01(h), Administrative Agent (regardless of whether the principal of any Loan or LC Obligations shall then be due and payable and regardless of whether Administrative Agent has made any demand on Borrower, any Guarantor or any Subsidiary thereof) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (a)   to (i) file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and (ii) file such other documents as may be necessary or advisable in order to have the claims of the Banks and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks, Administrative Agent and their respective agents and counsel and all other amounts due the Banks, Administrative Agent under Section 2.06 and Section 11.04) allowed in such judicial proceeding; and

          (b)   to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

        Each Bank hereby authorizes any custodian, receiver, assignee, trustee, conservator, sequestrator or other similar official in any such judicial proceeding: (i) to make such payments to Administrative Agent; and (ii) if Administrative Agent shall consent to the making of such payments directly to the Banks, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its agents and counsel, and any other amounts due Administrative Agent under Section 2.06 and Section 11.04. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Bank or to authorize Administrative Agent to vote in respect of the claim of any Bank in any such proceeding. Each Bank retains its right to file and prove a claim separately.

        10.12    Execution of Documents.    Each Bank hereby empowers and authorizes Administrative Agent to execute and deliver to Borrower on their behalf the Security Documents and all related agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Documents.

ARTICLE XI.
MISCELLANEOUS

        11.01    Amendments and Waivers.    No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (or by Administrative Agent at the written request of the Required Banks) and Borrower and acknowledged by Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided however, that no such waiver, amendment, modification, termination or consent shall, unless in writing and signed by all of the Banks and Borrower and acknowledged by Administrative Agent, do any of the following:

          (a)   increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02), or increase the maximum amount of Letters of Credit;

          (b)   postpone the final maturity date of any Loan, or postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c)   reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

          (d)   change the definition of Required Banks, the Pro Rata Shares or change in any manner the percentage of Banks required to take any action under this Agreement;

          (e)   amend this Section 11.01 or any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Banks;

          (f)    release all, substantially all, or any material portion of the Collateral (except for releases in connection with dispositions of assets which are permitted hereunder or under any Loan Document);

          (g)   reduce the amount or postpone the due date of any amount payable in respect of, or extends the required expiration date of, any Letter of Credit, or change in any manner the obligations of Banks relating to the purchase of participations in Letters of Credit;

          (h)   increase the Conforming Borrowing Base pursuant to Section 2.04, provided, the Required Banks may maintain or decrease the Conforming Borrowing Base pursuant to Section 2.04;

          (i)    establish, increase, decrease or maintain the Borrowing Base pursuant to Section 2.04;

and; provided further, that (i) any amendment, modification, termination or waiver of any of the provisions contained in Article V shall be effective only if evidenced by a writing signed by or on behalf of Administrative Agent and all of the Banks, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to any or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any LC Related Document relating to any Letter of Credit Issued or to be Issued by it, and (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the any or all of the Banks, as the case may be, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of any such Bank may not be increased or extended without the consent of such Bank.

        11.02    Notices.

          (a)   All notices, requests and other communications shall be in writing and mailed by certified mail, electronically transmitted by e-mail, faxed or delivered, to the address or facsimile number specified for notices on the signature page hereof, or, as directed to Borrower, the Banks or Administrative Agent at such other address as shall be designated by such party in a written notice to Borrower, the Banks and Administrative Agent.

          (b)   All such notices, requests and communications shall, when transmitted by delivery, certified mail, e-mail, or fax, shall be effective when delivered or transmitted in legible form.

          (c)   Any agreement of Administrative Agent and the Banks herein to receive certain notices by telephone, e-mail or facsimile is solely for the convenience and at the request of Borrower. Administrative Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice and Administrative Agent and the Banks shall not have any liability to Borrower or other Person on account of any action taken or not taken by Administrative Agent or any of the Banks in reliance upon such telephonic, e-mail or facsimile notice. The obligation of Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by Administrative Agent and the Banks to receive written confirmation of any telephonic, e-mail or facsimile notice or the receipt by Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

        11.03    No Waiver; Cumulative Remedies.    No failure to exercise and no delay in exercising, on the part of Administrative Agent or any of the Banks, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

        11.04    Expenses, Indemnity; Damage Waiver.

          (a)   Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to Administrative Agent as to the rights and duties of Administrative Agent and the Banks with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Bank in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Document or any other document referred to therein, and (iii) all out-of-pocket expenses incurred by any Agent, Issuing Bank or any Bank, including the fees, charges and disbursements of any counsel for any Agent, Issuing Bank or any Bank, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 11.04, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b)   BORROWER AND THE GUARANTORS SHALL (AND ARE JOINTLY AND SEVERALLY OBLIGATED TO) INDEMNIFY THE ARRANGER, EACH AGENT, ISSUING BANK AND EACH BANK, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD EACH

  INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF BORROWER OR ANY GUARANTOR TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, ANY REFUSAL BY ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT ISSUED BY ISSUING BANK IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, (v) THE OPERATIONS OF THE BUSINESS OF BORROWER AND THE GUARANTORS BY BORROWER AND THE GUARANTORS, (vi) ANY ASSERTION THAT THE BANKS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY DOCUMENTS, (vii) ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER AND THE GUARANTORS OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (viii) THE BREACH OR NON-COMPLIANCE BY BORROWER AND THE GUARANTORS WITH ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER AND THE GUARANTORS, (ix) THE PAST OWNERSHIP BY BORROWER OR ANY GUARANTOR OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (x) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY BORROWER OR ANY GUARANTOR OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY BORROWER OR ANY GUARANTOR, (xi) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO BORROWER OR ANY GUARANTOR, (xii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT

  (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (A) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, (B) RELATE TO CLAIMS BETWEEN OR AMONG ANY OF THE BANKS, ANY AGENT, THE ARRANGER OR ANY OF THEIR SHAREHOLDERS, PARTNERS OR MEMBERS OR (C) IN RESPECT OF ANY PROPERTY FOR ANY OCCURRENCE ARISING FROM THE ACTS OR OMISSIONS OF ANY AGENT OR ANY BANK DURING THE PERIOD AFTER WHICH SUCH PERSON, ITS SUCCESSORS OR ASSIGNS SHALL HAVE OBTAINED POSSESSION OF SUCH PROPERTY (WHETHER BY FORECLOSURE OR DEED IN LIEU OF FORECLOSURE, AS MORTGAGEE-IN-POSSESSION OR OTHERWISE).

          (c)   To the extent that Borrower and the Guarantors fail to pay any amount required to be paid by them to any Agent or Issuing Bank under Section 11.04(a) or (b) , each Bank severally agrees to pay to such Agent or Issuing Bank, as the case may be, such Bank's Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or Issuing Bank in its capacity as such.

          (d)   To the extent permitted by applicable law, neither Borrower nor any Guarantor shall assert, and Borrower and each Guarantor hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e)   All amounts due under this Section 11.04 shall be payable promptly after written demand therefor.

          (f)    Notwithstanding any other provisions of this Section 11.04, no transfer or assignment of the interests or obligations of any Bank or any grant of participations therein shall be permitted if such transfer, assignment or grant would require Borrower or Guarantors to file a registration statement with the Securities and Exchange Commission or to qualify the Loans under the "Blue Sky" laws of any state.

        11.05    Payments Set Aside.    To the extent that Borrower makes a payment to Administrative Agent or the Banks, or Administrative Agent or the Banks exercise their rights of set off, and such payment or the proceeds of such set off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent permitted by law and to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set off had not occurred, and (b) each Bank severally agrees to pay to Administrative Agent upon demand its Pro Rata Share of any amount so recovered from or repaid by Administrative Agent.

        11.06    Successors and Assigns.    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Administrative Agent, Issuing Bank and each Bank.

        11.07    Assignments.

          (a)   The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of Issuing Bank that issues any Letter of Credit), except that (i) neither Borrower nor any Guarantor may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by Borrower or any Guarantor without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 11.07. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 11.07(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, Issuing Bank and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b)   (i) Subject to the conditions set forth in Section 11.07(b)(ii), any Bank may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of: (A) Borrower, provided that no consent of Borrower shall be required for an assignment to a Bank, an Affiliate of a Bank, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and (B) Administrative Agent and Issuing Bank, provided that no such consent shall be required for an assignment to an assignee that is a Bank immediately prior to giving effect to such assignment.

            (ii)   Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Bank or an Affiliate of a Bank or an assignment of the entire remaining amount of the assigning Bank's Commitment, the amount of the Commitment of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to Administrative Agent) shall not be less than $5,000,000, and the Commitments of any assigning Bank remaining a party hereto after giving effect to the assignment shall be at least $5,000,000, unless, in each case, Borrower and Administrative Agent otherwise consents, provided that no such consent of Borrower shall be required if an Event of Default has occurred and is continuing; (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank's rights and obligations under this Agreement; (C) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Acceptance Agreement, together with a processing and recordation fee of $3,500; (D) the assignee, if it shall not be a Bank, shall deliver to Administrative Agent an Administrative Questionnaire and shall deliver notice of the Assignment and Acceptance Agreement to Borrower; and (E) in the case of an assignment to a CLO, the assigning Bank shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Acceptance Agreement between such Bank and such CLO may provide that such Bank will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 11.01 that affects such CLO.

            (iii)  Subject to Section 11.07(b)(iv) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance Agreement, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance Agreement, be released from its obligations under this

    Agreement (and, in the case of an Assignment and Acceptance Agreement covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 3.01, Section 3.02, Section 3.03 and Section 11.04). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section 11.07 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with Section 11.07(c).

            (iv)  Administrative Agent, acting for this purpose as an agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance Agreement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Maximum Loan Amount of, and principal amount of the Loans and LC Obligations owing to, each Bank pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Administrative Agent, Issuing Bank and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower, Issuing Bank and any Bank, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, Administrative Agent will reflect the revisions on Schedule 2.01 and forward a copy of such revised Schedule 2.01 to Borrower, Issuing Bank and each Bank.

            (v)   Upon its receipt of a duly completed Assignment and Acceptance Agreement executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in Section 11.07(b) and any written consent to such assignment required by Section 11.07(b), Administrative Agent shall accept such Assignment and Acceptance Agreement and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 11.07(b) .

          (c)   (i) Any Bank may, without the consent of Borrower, the Guarantors, Administrative Agent or Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Bank's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Bank's obligations under this Agreement shall remain unchanged, (B) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Borrower, Guarantors, Administrative Agent, Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 11.01 that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 11.04. Subject to Section 11.07(c)(ii), Borrower and Guarantors agree that each Participant shall be entitled to the benefits of Section 3.01, Section 3.02 and Section 3.03 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to Section 11.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Bank, provided such Participant agrees to be subject to Section 2.11 as though it were a Bank.

            (ii)   A Participant shall not be entitled to receive any greater payment under Section 3.01 or Section 3.03 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Foreign Bank if it were a Bank shall not be entitled to the benefits of Section 3.03 unless Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 3.03(e) as though it were a Bank.

          (d)   Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 11.07(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or assignee for such Bank as a party hereto.

        11.08    Set-off.    In addition to any rights and remedies of Administrative Agent and each of the Banks provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to Borrower, to the extent permitted by law, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Bank to or for the credit or the account of Borrower against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify Borrower after any such setoff and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such setoff and applications. The rights of each Bank under this Section 11.08 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

        11.09    Interest.    It is the intention of the parties hereto to conform strictly to Applicable Usury Laws regarding the use, forbearance or detention of the indebtedness evidenced by this Agreement, the Notes and the other Loan Documents, whether such Laws are now or hereafter in effect, including the Laws of the United States of America or any other jurisdiction whose Laws are applicable, and including any subsequent revisions to or judicial interpretations of those Laws, in each case to the extent they are applicable to this Agreement, the Notes and the other Loan Documents (the "Applicable Usury Laws"). Accordingly, if any acceleration of the maturity of the Notes or any payment by Borrower or any other Person produces a rate in excess of the Highest Lawful Rate or otherwise results in Borrower or such other Person being deemed to have paid any interest in excess of the Maximum Amount, as hereinafter defined, or if Administrative Agent or any of the Banks shall for any reason receive any unearned interest in violation of any Applicable Usury Laws, or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, regardless of any provision contained in this Agreement or any other Loan Document or other agreement or instrument executed or delivered in connection herewith, the provisions of this Section 11.09 shall govern and control, and neither Borrower nor any other Person shall be obligated to pay, or apply in any manner to, any amount that would be excessive interest. Administrative Agent or the Banks shall never be deemed to have contracted for or be entitled to receive, collect, charge, reserve or apply as interest on any Loan (whether termed interest therein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Highest Lawful Rate, and, in the event that Administrative Agent or any of the Banks ever receive, collect, or apply as interest any such excess, such amount which would be excessive interest shall be applied as a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the applicable Loans are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest contracted for, received, collected, charged reserved, paid or payable, including under any specific contingency, exceeds the Highest Lawful Rate, Borrower, Administrative Agent and the Banks shall, to the maximum extent permitted under applicable law, (a) characterize any non principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary pre payments and the effect thereof, and (c) amortize and spread the total amount of interest throughout the entire stated term of the Loans so that the interest rate is uniform throughout such term; provided that if the Loans are paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, then Administrative Agent or the Banks shall refund to Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all Loans made by Administrative Agent or the Banks. As used herein, the term "Maximum Amount" means the maximum nonusurious amount of interest which may be lawfully contracted for, reserved, charged, collected or received by Administrative Agent or such Bank in connection with the indebtedness evidenced by this Agreement, the Notes and other Loan Documents under all Applicable Usury Laws. Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not apply to any revolving loan accounts created under, or apply in any manner to, the Notes, this Agreement or the other Loan Documents.

        11.10    Automatic Debits of Fees.    With respect to any arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) past due and payable to Administrative Agent under the Loan Documents, Borrower hereby irrevocably authorizes Administrative Agent, after giving five (5) Business Days' prior notice to Borrower, to debit any deposit account of Borrower with Administrative Agent in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Administrative Agent's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

        11.11    Collateral Matters; Derivative Contracts.    The benefit of the Security Documents and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to any Bank or any Affiliate of a Bank that is counterparty to any Derivative Contract with Borrower, Guarantors or any Subsidiaries thereof (including any Derivative Contract between such Persons in existence prior to the Effective Date) on a pro rata basis in respect of any obligations of Borrower, Guarantors or any Subsidiaries thereof which arise under any such Derivative Contract; provided that the applicable counterparty must have provided Administrative Agent written notice of the existence thereof and such transaction must not otherwise be prohibited under this Agreement at the time it was entered into and provided further that if such Bank or Affiliate ceases to be a Bank (a) its Derivative Contract obligations shall be secured pari passu with the Banks' Obligations but only to the extent such counterparty's obligations arise from transactions entered into at the time such counterparty was a Bank hereunder or an Affiliate of a Bank hereunder, and (b) such counterparty shall have no voting rights under any Loan Documents as a result of the existence of obligations owed to it under any such Derivative Contract. For the avoidance of doubt, a Person ceases to be a Bank hereunder if (a) pursuant to an assignment, such Person ceases to have any Commitment, Loans and LC Exposure hereunder or (b) the Commitments of all of the Banks hereunder have been terminated and all principal, interest and other amounts outstanding under this Agreement have been paid in full in cash (whether as a result of repayment at maturity, prepayment in connection with the refinancing of this Agreement or otherwise)

        11.12    USA Patriot Act Notice.    Each Bank hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Bank to identify Borrower, insofar as it is needed to comply with the Act, in accordance with the Act.

        11.13    Notification of Addresses, Lending Offices, Etc.    Each Bank shall notify Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Administrative Agent shall reasonably request.

        11.14    Counterparts.    This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument and, any signed counterpart shall be deemed delivered by the party signing it if sent to the other parties hereto by electronic facsimile transmission.

        11.15    Severability.    The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

        11.16    No Third Parties Benefited.    This Agreement is made and entered into for the exclusive protection and legal benefit of Borrower, the Banks, the Issuing Bank, Administrative Agent and Administrative Agent's Related Parties and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

        11.17    GOVERNING LAW; LEGAL PROCEEDINGS.    THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT REQUIRED BY FEDERAL LAWS OF THE UNITED STATES OF AMERICA THAT MAY APPLY; AND ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (a)   BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW. SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          (b)   ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE DALLAS OR TARRANT COUNTY COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF TEXAS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON EXCLUSIVE JURISDICTION OF THOSE COURTS TO THE EXTENT PERMITTED BY LAW. BORROWER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, AND CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH

  LEGAL ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS FOR NOTICES SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          (c)   TO THE EXTENT PERMITTED BY LAW, BORROWER, THE BANKS, THE ISSUING BANK AND ADMINISTRATIVE AGENT EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY RELATED PARTY, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER, THE BANKS, THE ISSUING BANK AND ADMINISTRATIVE AGENT EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        11.18    Restatement of Prior Credit Agreement.    The parties hereto agree that, on the Closing Date, after all conditions precedent set forth in Article V have been satisfied or waived: (i) the Indebtedness under this Agreement represents, among other things, the restatement, renewal, amendment, extension, and modification of the Indebtedness under the Prior Credit Agreement; (ii) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede, and replace the Prior Credit Agreement in its entirety; (iii) the Notes executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, are substitutes for, and supersede in their entirety (but are not in extinguishment or novation of) the promissory notes issued pursuant to the Prior Credit Agreement, which existing promissory notes shall be returned to Administrative Agent promptly after the Closing Date, marked "renewed and replaced"; (iv) the Loans, Letters of Credit, Derivative Contracts and all other Obligations outstanding under the Prior Credit Agreement shall continue to constitute Loans, Letters of Credit and other Obligations under this Agreement; (v) the Security Documents executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for, and supersede in their entirety (but do not extinguish or impair the collateral security created or evidenced by) the Security Documents executed and delivered pursuant to the Prior Credit Agreement; (vi) the Guarantees executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for, and supersede in their entirety (but in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Guarantors under the Prior Credit Agreement) the Guarantees executed and delivered pursuant to the Prior Credit Agreement; and (vii) the entering into and performance of their respective obligations under the Loan Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the Indebtedness under the Prior Credit Agreement, the Security Documents, the Guarantees, or the other Loan Documents (or the collateral security therefor), all of which Indebtedness and Collateral shall continue under and be governed by this Agreement and the other Loan Documents, except as expressly provided otherwise herein.

        11.19    Entire Agreement.    This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among Borrower, the Banks, the Issuing Bank and Administrative Agent, and supersedes all prior or contemporaneous agreements and any other understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof including without limitation the Prior Credit Agreement.

        11.20    NO ORAL AGREEMENTS.    THIS WRITTEN LOAN AGREEMENT, TOGETHER WITH THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        11.21    EXCULPATION PROVISION.    EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY LEGAL COUNSEL (INTERNAL OR OTHERWISE) OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY (INTERNAL OR OTHERWISE) IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY RESULT, SUBJECT TO THE TERMS HEREOF AND THEREOF AND APPLICABLE LAW, IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT "CONSPICUOUS".

[SIGNATURES BEGIN ON THE FOLLOWING PAGE.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

— BORROWER —
Address for Notice: 801 Cherry Street, Suite 3800, Unit 19 Fort Worth, Texas 76102 Attn: Chief Executive Officer Phone: (817) 882-8000 Fax: (817) 882-8811 Email: pat.noyes@stroudenergy.com	STROUD ENERGY, LTD., a Texas limited partnership, as Borrower
	By:	Stroud Energy Management GP, LLC, a Texas limited liability company, its general partner
By:	/s/ Patrick J. Noyes Patrick J. Noyes, President
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE.]

1

— GUARANTORS —
Address for Notice: 801 Cherry Street, Suite 3800, Unit 19 Fort Worth, Texas 76102 Attn: Chief Executive Officer	STROUD ENERGY, INC., a Delaware corporation
Phone: (817) 882-8000 Fax: (817) 882-8811 Email: pat.noyes@stroudenergy.com	By:	/s/ Patrick J. Noyes Patrick J. Noyes, President
STROUD ENERGY GP, LLC, a Delaware limited liability company
	By:	/s/ Patrick J. Noyes Patrick J. Noyes, President
STROUD ENERGY LP, LLC, a Delaware limited liability company
	By:	/s/ Thomas M. Strauss Thomas M. Strauss, CPA, Vice President
STROUD OIL PROPERTIES, LP, a Delaware limited partnership
	By:	Stroud Energy GP, LLC, a Delaware limited liability company, its general partner
		By:	/s/ Patrick J. Noyes Patrick J. Noyes, President
STROUD ENERGY MANAGEMENT GP, LLC, a Delaware limited liability company
	By:	/s/ Patrick J. Noyes Patrick J. Noyes, President
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE.]

2

— ADMINISTRATIVE AGENT AND ISSUING BANK —
Address for Notice: 1717 Main Street, 4th Floor Mail Code TX1-2448 Dallas, Texas 75201 Attn: Scott Fowler	JPMORGAN CHASE BANK, N.A., a national banking association, as Administrative Agent and Issuing Bank
Telephone: (214) 290-2162 Facsimile: (214) 290-2332 E mail: scott.fowler@chase.com	By:	/s/ J. Scott Fowler J. Scott Fowler, Vice President
— THE BANKS —
Address for Notice: 1717 Main Street, 4th Floor Mail Code TX1-2448 Dallas, Texas 75201 Attn: Scott Fowler	JPMORGAN CHASE BANK, N.A., a national banking association
Telephone: (214) 290-2162 Facsimile: (214) 290-2332 E mail: scott.fowler@chase.com	By:	/s/ J. Scott Fowler J. Scott Fowler, Vice President
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE.]

3

— SYNDICATION AGENT —
Address for Notices: 1200 Smith Street, Suite 3100 Houston, Texas 77002 Attn: Russell Otts Phone: (713) 982-1172 Fax: (713) 659-6915	BNP PARIBAS, as Syndication Agent
Email: russell.otts@americas.bnpparibas.com	By:	/s/ Brian M. Malone
	Name:	Brian M. Malone
	Title:	Managing Director
	By:	/s/ Russell Otts
	Name:	Russell Otts
	Title:	Vice President
— THE BANKS —
Address for Notices: 1200 Smith Street, Suite 3100 Houston, Texas 77002 Attn: Russell Otts Phone: (713) 982-1172 Fax: (713) 659-6915	BNP PARIBAS
Email: russell.otts@americas.bnpparibas.com	By:	/s/ Brian M. Malone
	Name:	Brian M. Malone
	Title:	Managing Director
	By:	/s/ Russell Otts
	Name:	Russell Otts
	Title:	Vice President
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE.]

4

— THE BANKS —
Address for Notices:
One City Centre
1021 Main Street, Suite 1370
Houston, Texas 77002
Attn: Richard Butler
Phone: (713) 650-0609
Fax: (713) 651-9714
Email: richardbutler@bankofscotlandusa.com

and

565 Fifth Avenue, 5th Floor
New York, New York 10017
Attn: Victoria McFadden
Phone: (212) 450-0876
Fax: (212) 479-2807	BANK OF SCOTLAND
Email: victoriamcfadden@bankofscotlandusa.com	By:	/s/ Karen Weich
	Name:	Karen Weich
	Title:	Assistant Vice President
— THE BANKS —
Address for Notices: 8401 North Central Expressway, Suite 500 Dallas, Texas 75225 Attn: Angela McCracken Phone: (972) 419-3343 Fax: (972) 419-3334	CITIBANK TEXAS, N.A.
Email: angela.mccracken@citigroup.com	By:	/s/ Angela McCracken
	Name:	Angela McCracken
	Title:	Vice President
— THE BANKS —
Address for Notices: 15455 North Dallas Parkway, Suite 1400 Addison, Texas 75001 Attn: Michele Jones Phone: (214) 953-9303 Fax: (214) 754-5982	FORTIS CAPITAL CORP.
Email: Michele.jones@fortiscapitalusa.com	By:	/s/ Michele Jones
	Name:	Michele Jones
	Title:	Senior Vice President
	By:	/s/ Darrell Holley
	Name:	Darrell Holley
	Title:	Managing Director

5

SCHEDULE 2.01

COMMITMENTS
AND PRO RATA SHARES

Bank	Initial Borrowing Base	Maximum Loan Amount	Pro Rata Share
JPMorgan Chase Bank, N.A.	$41,000,000.00	$111,564,625.85	27.8911564627%
BNP Paribas	$34,000,000.00	$92,517,006.80	23.1292517007%
Bank of Scotland	$24,000,000.00	$65,306,122.45	16.3265306122%
Citibank Texas, N.A.	$24,000,000.00	$65,306,122.45	16.3265306122%
Fortis Capital Corp.	$24,000,000.00	$65,306,122.45	16.3265306122%

	$147,000,000.00	$400,000,000.00	100%

1

SCHEDULE 4.01

SECURITY DOCUMENTS

        1.     The following Mortgages and amendments and supplements thereto executed by Borrower in favor of Prior Agent for the benefit of the Prior Banks, and in favor of JPMorgan Chase Bank, N.A., as successor Administrative Agent for the benefit of Banks and Secured Swap Providers, as applicable:

          a.     Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 19, 2003, which has been filed for record in the Real Property Records of Brazos County, Texas on June 23, 2003, as document number 00818797 at Volume 5387, Page 223.

          b.     First Amendment and Supplement of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 3, 2003, which has been filed for record in the Real Property Records of Brazos County, Texas on August 7, 2003, as document number 00824899 at Volume 5510, Page 107.

          c.     Second Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed in the Real Property Records of Brazos County, Texas on August 8, 2005, as document number 00900201 at Volume 6853, Page 116.

          d.     Third Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Brazos County, Texas on October 24, 2005, as document number 00907734 at Volume 6988, Page 217.

          e.     Assignment, Fourth Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Brazos County, Texas.

          f.      Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 19, 2003, which has been filed for record in the Real Property Records of Burleson County, Texas on June 24, 2003, as document number 00002590 at Volume 603, Page 754.

          g.     First Amendment and Supplement of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 3, 2003, which has been filed for record in the Real Property Records of Burleson County, Texas on August 6, 2003, as document number 00003252 at Volume 607, Page 178.

          h.     Second Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Burleson County, Texas on August 8, 2005, as document number 00003474 at Volume 668, Page 182.

          i.      Third Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Burleson County, Texas on October 19, 2005, as document number 00004460 at Volume 673, Page 558.

          j.      Assignment, Fourth Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Burleson County, Texas.

          k.     Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Denton County, Texas on August 4, 2005, as document number 2005-96014.

1

          l.      First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Denton County, Texas on October 19, 2005, as document number 2005-130123.

          m.    Assignment, Second Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Denton County, Texas.

          n.     Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 19, 2003, which has been filed for record in the Real Property Records of Fayette County, Texas on June 23, 2003, as document number 03-3892 at Volume 1220, Page 399.

          o.     First Amendment and Supplement of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 3, 2003, which has been filed for record in the Real Property Records of Fayette County, Texas on August 7, 2003, as document number 03-5038 at Volume 1226, Page 777.

          p.     Second Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Fayette County, Texas on August 8, 2005, as document number 05-4326 at Volume 1320, Page 272.

          q.     Third Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Fayette County, Texas on October 19, 2005, as document number 05-5833 at Volume 1329, Page 523.

          r.     Assignment, Fourth Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Fayette County, Texas.

          s.     Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 19, 2003, which has been filed for record in the Real Property Records of Grimes County, Texas on June 24, 2003, as document number 186011 at Volume 1046, Page 721.

          t.      First Amendment and Supplement of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 3, 2003, which has been filed for record in the Real Property Records of Grimes County, Texas on August 6, 2003, as document number 186711 at Volume 1050, Page 747.

          u.     Second Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Grimes County, Texas on August 8, 2005, as document number 00201268 at Volume 1135, page 275.

          v.     Third Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Grimes County, Texas on October 19, 2005, as document number 00202959 at Volume 1145, Page 634.

          w.    Assignment, Fourth Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Grimes County, Texas.

          x.     Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records

2

  of Harrison County, Texas on August 8, 2005, as document number 5012760 at Volume 3155, Page 121.

          y.     First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Harrison County, Texas on October 24, 2005, as document number 5017026 at Volume 3209, Page 191.

          z.     Assignment, Second Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Harrison County, Texas.

          aa.   Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Johnson County, Texas on August 8, 2005, as document number 027589 at Volume 3595, Page 0595.

          ab.   First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Johnson County, Texas on October 19, 2005, as document number 037220 at Volume 3649, Page 0197.

          ac.   Assignment, Second Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Johnson County, Texas.

          ad.   Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 19, 2003, which has been filed for record in the Real Property Records of Lee County, Texas on June 24, 2003, as document number 2052 at Volume 0920, Page 987.

          ae.   First Amendment and Supplement of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 3, 2003, which has been filed for record in the Real Property Records of Lee County, Texas on August 8, 2003, as document number 2703 at Volume 0924, Page 315.

          af.    Second Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Lee County, Texas on August 8, 2005, as document number 2005-02520 at Volume 967, Page 001.

          ag.   Third Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Lee County, Texas on October 20, 2005, as document number 2005-03384 at Volume 971, Page 135.

          ah.   Assignment, Fourth Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Lee County, Texas.

          ai.    Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 2, 2003, which has been filed for record in the Real Property Records of Panola County, Texas on July 11, 2003, as document number 86101 at Volume 1189, Page 705.

          aj.    First Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as July 27, 2005, which has been filed for record in the Real Property Records of Panola County, Texas on August 8, 2005, as document number 103289 at Volume 1278, Page 762.

          ak.   Second Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the

3

  Real Property Records of Panola County, Texas on October 19, 2005, as document number 105153 at Volume 1288, Page 844.

          al.    Assignment, Third Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Panola County, Texas.

          am.  Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Tarrant County, Texas as document number D205230176.

          an.   First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Tarrant County, Texas on October 24, 2005, as document number D205317353.

          ao.   Assignment, Second Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Tarrant County, Texas.

          ap.   Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Parker County, Texas on August 3, 2005, as document number 00565589 at Volume 2354, Page 1502.

          aq.   First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Parker County, Texas on October 24, 2005, as document number 00574338 at Volume 2380, Page 1384.

          ar.   Assignment, Second Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Parker County, Texas.

          as.    Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Rusk County, Texas on August 8, 2005, as document number 016003 at Volume 2573, Page 705.

          at.    First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Rusk County, Texas on October 14, 2005, as document number 2005-00019300, Volume 2591, Page 629.

          au.   Assignment, Second Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Rusk County, Texas.

          av.   Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 19, 2003, which has been filed for record in the Real Property Records of Washington County, Texas on June 23, 2003, as document number 4387 at Volume 1081, Page 596.

          aw.  First Amendment and Supplement of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 3, 2003, which has been filed for record in the Real Property Records of Washington County, Texas on August 7, 2003, as document number 5565 at Volume 1088, Page 533.

          ax.   Second Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Washington County, Texas on August 8, 2005, as document number 4956 at Volume 1171, Page 505.

4

          ay.   Third Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Washington County, Texas on October 14, 2005, as document number 6424 at Volume 1179, Page 545.

          az.   Assignment, Fourth Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Washington County, Texas.

          aaa. Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated as of July 2, 2003, which has been filed for record in the Real Property Records of Lincoln County, Oklahoma on July 10, 2003, as document number 5457 at Book 1563, Page 103.

          aab. First Amendment of Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated as of July 27, 2005, which has been filed for record in the Real Property Records of Lincoln County, Oklahoma on August 17, 2005, as document number 07765 at Book 1657, Page 246.

          aac. Second Amendment of Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated as of September 23, 2005, which has been filed in the Real Property Records of Lincoln County, Oklahoma on October 25, 2005, as document number 10017 at Volume 1666, Page 555.

          aad. Assignment, Third Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Lincoln County, Oklahoma.

          aae. Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated as of July 2, 2003, which has been filed for record in the Real Property Records of McIntosh County, Oklahoma on July 10, 2003, as document number 132733 at Book 639, Page 04.

          aaf.  First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of McIntosh County, Oklahoma on September 20, 2005, as document number I-2005-155559 at Book 0721, Page 782.

          aag. Second Amendment of Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated as of September 23, 2005, which has been filed in the Real Property Records of McIntosh County, Oklahoma on October 26, 2005, as document number I-2005-156696 at Book 0725, Page 524.

          aah. Assignment, Third Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of McIntosh County, Oklahoma.

          aai.  Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated as of July 2, 2003, which has been filed for record in the Real Property Records of Creek County, Oklahoma on July 22, 2003, as document number 03-11184 at Book 508, Page 1547.

          aaj.  First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Creek County, Oklahoma on August 17, 2005, as document number 05-12083 at Book 575, Page 1921.

          aak. Second Amendment of Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated as of September 23, 2005, which has been filed in the Real Property Records of Creek County, Oklahoma as document number 05-15772 at Book 582, Page 910.

5

          aal.  Assignment, Third Amendment and Ratification of Mortgages dated as of even date herewith, to be recorded in the Real Property Records of Creek County, Oklahoma.

        2.     The following Security Agreements to be executed as of the Closing in favor of Administrative Agent for the benefit of the Banks:

          a.     Amended and Restated Security Agreement by Borrower pledging the Intercompany Note.

          b.     Amended and Restated Security Agreement by Parent pledging all of its ownership interest in SEGP and SELP.

          c.     Amended and Restated Security Agreement by SEGP pledging all of its partnership interest in SOP.

          d.     Amended and Restated Security Agreement by SELP pledging all of its partnership interest in SOP.

          e.     Amended and Restated Security Agreement by SOP pledging all of its equity interest in SEM and all of its partnership interest in Borrower.

          f.      Amended and Restated Security Agreement by SEM pledging all of its partnership interest in Borrower.

        3.     The following UCC-1 and UCC-3 Financing Statements previously filed or to be filed in connection with this Agreement:

          a.     UCC-1 Financing Statement for Borrower relating to the Mortgages filed with the Secretary of State of Texas filed on June 24, 2003, as file number 03-0032309494.

          b.     UCC-3 Financing Statement Amendment for Borrower changing Debtors name filed with the Secretary of State of Texas on August 6, 2003, as file number 03-00369634.

          c.     UCC-3 Financing Statement Amendment for Borrower relating to the amendments to Mortgages filed with the Secretary of State of Texas on August 3, 2005, as file number 05-00241552.

          d.     UCC-3 Financing Statement Assignments for Borrower relating to the amendments to Mortgages to be filed with the Secretary of State of Texas.

          e.     UCC-3 Financing Statement Assignment for Borrower relating to 2.a. above.

          f.      UCC-1 Financing Statement for Parent relating to 2.b. above.

          g.     UCC-1 Financing Statement for SEGP relating to 2.c. above.

          h.     UCC-1 Financing Statement for SELP relating to 2.d. above.

          i.      UCC-1 Financing Statement for SOP relating to 2.e. above.

          j.      UCC-1 Financing Statement for SEM relating to 2.f. above.

6

SCHEDULE 6.05

LITIGATION

None

1

SCHEDULE 6.14

MATERIAL ADVERSE EFFECT

None

1

SCHEDULE 8.05

ADDITIONAL PERMITTED INDEBTEDNESS

None

1

EXHIBIT "A"

FORM OF NOTE

PROMISSORY NOTE

, 200	$

FOR VALUE RECEIVED, the undersigned, STROUD ENERGY, LTD., a Texas limited partnership ("Maker"), promises to pay to the order of                        (herein called "Payee", which term shall herein in every instance refer to any owner or holder of this Note) the sum of                        DOLLARS ($                        ), or so much thereof as may be advanced to Maker by Payee from time to time, together with interest on the principal hereof outstanding until maturity, said principal and interest being payable in lawful money of the United States of America as more particularly provided in that certain Amended and Restated Credit Agreement dated as of March 2, 2006 among Maker, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent") for the financial institutions from time to time party thereto (the "Banks") and the Banks, as such may be amended or restated from time to time (the "Credit Agreement"). As provided in the Credit Agreement, this Note is a revolving line of credit note and prior to the Termination Date, Maker may borrow, repay and reborrow under this Note subject to the terms and limitations set forth in the Credit Agreement.

        Maker may prepay this Note in whole or in part as provided in the Credit Agreement without being required to pay any penalty or premium for such privilege. All prepayments hereunder, whether designated as payments of principal or interest, shall be applied in Payee's discretion to the principal or interest of this Note or to expenses provided for herein, or any combination of the foregoing.

        Maker and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, demand, presentment for payment, protest, notice of any kind (including, but not limited to, notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon, and (iv) that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute or exhaust Payee's remedies against Maker or any other party liable therefor or against any security for this Note.

        If any sum payable under this Note or under the Credit Agreement is not paid when due (whether the same becomes due by acceleration or otherwise) and this Note is placed in the hands of an attorney for collection or enforcement of this Note or the Credit Agreement, or if this Note is collected through any legal proceedings, including, but not limited to suit, probate, insolvency or bankruptcy proceedings, Maker agrees to pay all reasonable attorneys' fees and all reasonable expenses of collection and costs of court.

        Regardless of any provision contained in this Note or any other Loan Document executed or delivered in connection therewith, Payee shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on this Note (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Highest Lawful Rate (hereafter defined), and, in the event that Payee ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of this Note, and, if the principal balance of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable under any specific contingency exceeds the Highest Lawful Rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non principal payment (other

1

than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary pre payments and the effect thereof, and (c) spread the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout such term; provided that if this Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, then Payee or any holder hereof shall refund to Maker the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all advances made by Payee or any holder hereof under this Note at the time in question. Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not apply to any revolving loan accounts created under this Note or the other Loan Documents or maintained in connection therewith.

        Maker warrants that this Note is executed solely for business or commercial purposes, other than agricultural purposes and warrants that it is specifically exempted under section 226.3(a) of Regulation Z issued by the Board of Governors of the Federal Reserve System and under Title I (Truth in Lending Act) and Title V (General Provisions) of the Consumer Credit Protection Act, and that no disclosures are required to be given under such regulations and federal laws in connection with the above transaction.

        Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by Payee and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of Payee except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

        Except to the extent required by federal law, this Note shall be governed by and construed under the laws of the State of Texas.

        This Note, together with certain other Promissory Notes of even date herewith from Maker and payable to the order of Banks, are in renewal, extension and modification but not discharge or novation of those certain Promissory Notes dated September 23, 2005, in the original aggregate principal amount of up to $200,000,000 from Maker and others and payable to the order of Banks under and as defined in the Prior Agreement (as defined in the Credit Agreement), which Promissory Notes were in renewal, extension and modification but not discharge or novation of those certain Promissory Notes dated July 27, 2005, in the original aggregate principal amount of up to $200,000,000 from Maker and others and payable to the order of the payees therein described.

        This Note is issued pursuant to the Credit Agreement and is entitiled to the benefits of the Credit Agreement as more fully set forth therein. This Note is secured as provided in the Credit Agreement.

—MAKER—
STROUD ENERGY, LTD., a Texas limited partnership
By:	Stroud Energy Management GP, LLC, a Texas limited liability company, its general partner
By:
Name:
Title:

2

EXHIBIT "B"

FORM OF NOTICE OF BORROWING

Date:                        , 200

JPMORGAN CHASE BANK, N.A., as
Administrative Agent (the "Administrative
Agent") for the Banks (as herein defined)
from time to time party to the Amended and
Restated Credit Agreement dated as of
March 2, 2006 (as the same may be
amended, modified or restated from time to
time, the "Credit Agreement")

Gentlemen:

        STROUD ENERGY, LTD., a Texas limited partnership ("Borrower") hereby refers to the Credit Agreement and hereby gives you notice irrevocably, pursuant to Section 2.02 of the Credit Agreement, of the Borrowing(s) specified below:

1.	Current Borrowing Base Amount			$

2.	Requested Loan or Letter of Credit Amount:			$

3.	Loan advance or Letter of Credit issuance date:

4.	Requested Loan Type and applicable Dollar amount:
Rate Selection
	(a)	Base Rate Loan for		$

	(b)	LIBOR Rate Loan with Interest Period of.
		(i)	one month for	$

		(ii)	two months for	$

		(iii)	three months for	$

		(iv)	six months for	$

1

        The Loan(s) herein requested are to be received in immediately available funds on                         200    in the following account:

Bank Name:

ABA Number:

Account Title:

Account Number:

5.	Requested Letter of Credit:
	(a)	Amount of Letter of Credit	$

	(b)	Beneficiary

	(c)	Issuing Bank's LC Application complete		Yes/No

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Loan(s)/Letters of Credit, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a)   the representations and warranties of the undersigned contained in Article VI of the Credit Agreement are true and correct in all material respects as though made on and as of the date hereof and the date of the proposed Borrowing except to the extent such representation or warranty was made with respect to a certain date or period; and

          (b)   no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing(s).

        Borrower agrees that if prior to the time of the making of the Loans or the issuance of the Letter of Credit requested hereby any matter certified to by it will not be true and correct at such time as if then made, it will immediately so notify Administrative Agent.

        Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

STROUD ENERGY, LTD., a Texas limited partnership
By:	Stroud Energy Management GP, LLC, a Texas limited liability company, its general partner
By:
Name:
Title:

2

EXHIBIT "C"

FORM OF NOTICE OF CONTINUATION/CONVERSION

Date:

JPMORGAN CHASE BANK, N.A., as
Administrative Agent (the "Administrative
Agent") for the Banks (as herein defined)
from time to time party to the Amended and
Restated Credit Agreement dated as of
March 2, 2006 (as the same may be
amended, modified or restated from time to
time, the "Credit Agreement")

Gentlemen:

        STROUD ENERGY, LTD., a Texas limited partnership ("Borrower") hereby refers to the Credit Agreement and hereby gives you notice irrevocably, pursuant to Section 2.02 of the Credit Agreement, of the conversion or continuation of the Loan specified below:

        1.     Loan to be converted or continued:

(1)	Amount: $
(2)	Loan Date: 200
(3)	Existing Loan Type:			Check applicable blank
	(a)	Base Rate

	(b)	LIBOR with an Interest Period of:
		(i)	one month

		(ii)	two months

		(iii)	three months

		(iv)	six months

(4)	Date Loan matures: , 200

        2.     Proposed conversion or continuation date:                        , 200    (the "Continuation/Conversion Date").

1

        3.     Loan described in (1) above is to be converted or continued as follows:

(1)	Amount:			$

(2)	Loan Date: , 200
(3)	Requested Loan Type and applicable Dollar amount:
	(a)	Base Rate for		$

	(b)	LIBOR with an Interest Period of:
		(i)	one month

		(ii)	two months

		(iii)	three months

		(iv)	six months

        The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Conversion/Continuation Date, before and after giving effect to the Conversion/Continuation Date of the Loans as herein specified:

          (a)   the representations and warranties of the undersigned contained in Article VI of the Credit Agreement are true and correct in all material respects as though made on and as of the date hereof and the Continuation/Conversion Date (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date); and

          (b)   no Default or Event of Default has occurred and is continuing, or would result from such Conversion/Continuation.

        Borrower agrees that if prior to the time of the conversion or continuation of the Loan requested hereby any matter certified to by it will not be true and correct at such time as if then made, it will immediately so notify Administrative Agent.

        Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

STROUD ENERGY, LTD., a Texas limited partnership
By:	Stroud Energy Management GP, LLC, a Texas limited liability company, its general partner
By:
Name:
Title:

2

EXHIBIT "D"

FORM OF LETTER IN LIEU

__________________________
__________________________
__________________________
Attn: Division Order Department

Re:
Letter in Lieu of Transfer Order

Gentlemen:

        Stroud Energy, Ltd. ("Stroud"), as Mortgagor, has executed the mortgages and financing statements described on Exhibit A attached hereto (collectively, the "Mortgage") for the benefit of JPMorgan Chase Bank, N.A., as Administrative Agent for the benefit of the banks and their affiliates ("Administrative Agent") granting a mortgage on and pledging those certain properties (the "Pledged Properties") described in the Mortgage to secure certain obligations also described in the Mortgage. Enclosed is a copy of the Mortgage covering the Pledged Properties.

        Exhibit B attached hereto lists the properties which are subject to the Mortgage for which you are accounting to Stroud and the decimal interest in production heretofore paid to Stroud with respect to its interest in each given property.

        Pursuant to the assignment of production provision in the Mortgage, Stroud transferred and assigned all of its interests in the Pledged Properties to Administrative Agent for the ratable benefit of the banks. Therefore, Stroud hereby authorizes and instructs you that all future payments attributable to the Pledged Properties, which would otherwise be paid to Stroud, should be made to:

if by wire transfer:	JPMorgan Chase Bank, N.A. For the Account of Stroud Energy, Ltd. _______________________________ _______________________________ Account No.___________________
if by check, check made payable to:	_______________________________ _______________________________

until notified in writing by Administrative Agent to discontinue such payments. Also, Stroud hereby requests that you change your records to reflect that Administrative Agent is entitled to the proceeds of production attributable to the Pledged Properties for the ratable benefit of the banks.

        In consideration of your acceptance of this Letter-in-Lieu of Transfer Order, Administrative Agent and Stroud agree as follows:

  1.
  Stroud has heretofore executed Transfer or Division Orders to you covering each of the properties referred to in Exhibit B attached to this letter. This letter is being executed by the undersigned in lieu of execution of separate Transfer or Division Orders. With respect to proceeds from the sale of oil, gas and other hydrocarbons as to which you account hereunder, Administrative Agent agrees that it will be bound by the terms, conditions, warranties and covenants of all such Transfer or Division Orders heretofore executed by Stroud now in force, with the same effect as though it had executed the originals thereof; provided, however, the aggregate liability of Administrative Agent with respect to any warranty, representation, covenant or indemnification contained therein or in this letter shall be limited to an amount equal to the amounts disbursed by you to Administrative Agent hereunder.

1

  2.
  Stroud hereby agrees that you are relieved of any responsibility in connection with the application of the proceeds paid by you to Administrative Agent as hereinabove specified and payment made by you to Administrative Agent shall be binding and conclusive as between you and Stroud.

        In the absence of a question about the enclosed schedule, you are respectfully requested to make disbursement to Administrative Agent as instructed herein and NOT TO SUSPEND OR DELAY any payments by virtue of the assignment of production from Stroud to Administrative Agent. Should you require additional documentation prior to implementing the manner of disbursement requested herein, notwithstanding the warranties and indemnifications contained hereinabove, please suspend disbursements to Stroud, pending execution of such additional documentation as you may reasonably require.

        In order that we may have a record evidencing your acceptance of this Letter-in-Lieu of Transfer Order, we request that you execute one copy of this letter in the space provided below and return the same to Administrative Agent in the enclosed self-addressed envelope.

Very truly yours,

STROUD ENERGY, LTD., a Texas limited partnership
By:	Stroud Energy Management GP, LLC, a Texas limited liability company, its general partner
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:
Printed Name:
Title:

ACCEPTED this day of , 20 .

By:
Printed Name:
Title:

2

EXHIBIT A

[MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION, SECURITY
AGREEMENT AND FINANCING STATEMENT]

3

EXHIBIT B

[PROPERTY LIST]

4

EXHIBIT "E"
FORM OF COMPLIANCE CERTIFICATE

        This Certificate is delivered pursuant to Section 7.02(b) of that certain Amended and Restated Credit Agreement dated as of March 2, 2006 (as same may be amended, modified, renewed or restated from time to time the "Credit Agreement"), among STROUD ENERGY,  LTD., a Texas limited partnership, (the "Borrower"), the guarantors party thereto, JPMORGAN CHASE BANK, N.A., as administrative agent for the Banks (the "Administrative Agent"), and the financial institutions from time to time party thereto (the "Banks"), which Credit Agreement is in full force and effect on the date hereof. Terms that are defined in the Credit Agreement are used herein with the meanings given them in the Credit Agreement. Together herewith, Borrower is furnishing to Administrative Agent Borrower's financial statements (the "Financial Statements") as at                        ,             (the "Reporting Date").

        Parent hereby represents, warrants, and acknowledges to Administrative Agent and each of the Banks that the officer of Borrower signing this instrument is the duly elected, qualified and acting officer as indicated below such officer's signature.

        1.     Financial Statements. Parent and Borrower hereby further represent, warrant and acknowledge to the Administrative Agent and each of the Banks that:

          (a)   attached hereto as Schedule A are the calculations showing Parent's compliance as of the Reporting Date with the requirements of Sections 8.10 and 8.11 of the Credit Agreement [and/or the Parent's non-compliance as of such date with the requirements of Sections 8.10 and 8.11 of the Credit Agreement]; and

          (b)   on the Reporting Date, Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 7.03 of the Credit Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this Certificate [except for Default(s) under Section(s) of the Credit Agreement, which [is/are] more fully described on a schedule attached hereto].

        2.     Environmental Compliance. Borrower hereby further represents, warrants and acknowledges to Administrative Agent and each of the Banks that:

          (a)   for the Fiscal Year ending immediately prior to the date hereof, Borrower has complied and continues to comply with Section 7.10 of the Credit Agreement; and

          (b)   to the knowledge of the undersigned, the Borrower is, on the date hereof, in substantial compliance with all applicable Environmental Laws, noncompliance with which could result in a Material Adverse Effect.

        Each officer of Parent and Borrower signing this instrument hereby certifies that he or she has reviewed the Loan Documents and the Financial Statements and has otherwise consulted with the financial and operating officers of Parent as is in his or her opinion necessary to enable him or her to express an informed opinion with respect to the above representations, warranties and acknowledgments of Parent and Borrower, and, to the best of their knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

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        IN WITNESS WHEREOF, this instrument is executed as of                        , 200            .

STROUD ENERGY, LTD., a Texas limited partnership
By:	Stroud Energy Management GP, LLC, a Texas limited liability company, its general partner
By:
Name:
Title:
STROUD ENERGY, INC., a Delaware corporation
By:
Name:
Title:

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SCHEDULE A

Financial Covenant Calculations
as of

1.	Current Ratio (Section 8.10 of the Credit Agreement)
	a.	Actual:	(i)	Current Assets	$

			(ii)	Current Liabilities	($		)

			(iii)	((i)/(ii))		:1.00
	b.	Required:				1.00:1.00
2.	Maximum Leverage Ratio (Section 8.11 of the Credit Agreement)
	a.	Actual:	(i)	Consolidated Funded Debt	$
			(ii)	EBITDA

			(iii)	((i)/(ii))		:1.00
	b.	Required:				3.50:1.00
Certificate Prepared by:
Name:
Title:

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SCHEDULE B
FINANCIAL STATEMENTS

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EXHIBIT "F"
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

        This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Agreement") dated as of                        , 200    , is made between                        (the "Assignor") and                        (the "Assignee").

R E C I T A L S

        WHEREAS, Assignor is party to that certain Amended and Restated Credit Agreement, dated as of March 2, 2006 (as the same may be amended, modified or restated from time to time, the "Credit Agreement"), among STROUD ENERGY, LTD., a Texas limited partnership ("Borrower"), the guarantors party thereto, the several financial institutions from time to time party thereto (the "Banks"), and JPMORGAN CHASE BANK, N.A., as administrative agent (the "Administrative Agent") for the Banks from time to time party to the Credit Agreement, (terms defined in the Credit Agreement are used herein with the same meaning);

        WHEREAS, as provided in the Credit Agreement, the Banks have committed to extend credit to Borrower in an aggregate amount not to exceed                        DOLLARS ($            ); and

        WHEREAS, Assignor wishes to assign to Assignee part of the rights and obligations of Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Loans in a total amount equal to                        Dollars (U.S. $                        ) (the "Assigned Amount") on the terms listed on Annex I hereto and subject to the conditions set forth herein and in the Credit Agreement, and Assignee wishes to accept assignment of such rights and to assume such obligations from Assignor on such terms and subject to such conditions;

        NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

        1.     Assignment and Assumption.

          (a)   Before giving effect to this Agreement, Assignor's (a) Commitment is $                        , (b) aggregate principal amount of its outstanding Loans is $                        , (c) aggregate principal amount of its outstanding L/C Obligations is $                        and (d) Pro Rata Share is            %. With effect on and after the Effective Date (as defined in Section 4 hereof), Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, the Assigned Amount, which shall be equal to             percent (            %) (the "Assignee's Percentage Share") of all of Assignor's rights and obligations under the Credit Agreement, including, without limitation, Assignee's Percentage Share of Assignor's (i) Commitment, and (ii) outstanding Loans. After giving effect to this Agreement on the Effective Date, the Commitment, outstanding Loans and Pro Rata Share of Assignor and Assignee, respectively, are set forth as follows:

	Outstanding Loans	Pro Rata Share		Commitment
Assignor	$		%	$

Assignee	$		%	$

        The assignment set forth in this Section 1(a) shall be without recourse to, or representation or warranty (except as expressly provided in this Agreement) by, Assignor.

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          (b)   With effect on and after the Effective Date, Assignee shall be a party to the Credit Agreement, shall become a "Bank" for all purposes as therein defined and contemplated, and shall succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement with a Commitment in the amount and with the Pro Rata Share set forth above for Assignee. Assignee agrees that it is bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto, and that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that (i) the Commitment of Assignor shall, as of the Effective Date, be reduced by Assignee's Percentage Share and (ii) Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by Assignee.

        2.     Payments.

          (a)   As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, Assignee shall pay to Assignor on the Effective Date in immediately available funds an amount equal to                        Dollars ($            ), representing Assignee's Percentage Share of the principal amount of all Loans previously made, and currently owned, by Assignor under the Credit Agreement and outstanding on the Effective Date.

          (b)   Assignee further agrees to pay to Administrative Agent a processing or transfer fee in the amount of $                        .

          (c)   To the extent payment to be made by Assignee pursuant to Section 2(a) hereof is not made when due, Assignor shall be entitled to recover such amount together with interest thereon at the Federal Funds Rate per annum accruing from the date such amounts were due.

        3.     Reallocation of Payments. Any interest, commissions, fees and other payments accrued to but excluding the Effective Date with respect to Assignor's Pro Rata Share of the Loans shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agree that it will hold in trust for the other party any interest, commissions, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt. Assignor's and Assignee's obligations to make the payments referred to in this Section 3 are non-assignable.

        4.     Effective Date; Notices; Notes.

          (a)   The effective date for this Agreement shall be                                    (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

              (i)  this Agreement shall be executed and delivered by Assignor and Assignee;

             (ii)  the consent of Borrower and Administrative Agent shall have been duly obtained in the form set forth on Annex II hereof, and shall be in full force and effect as of the Effective Date;

            (iii)  Assignee shall pay to Assignor all amounts due to Assignor under this Agreement; and

            (iv)  the processing or transfer fee referred to in Section 2(b) shall have been paid to Administrative Agent.

          (b)   Promptly following the execution of this Agreement, Assignor shall deliver to Administrative Agent for acceptance by Administrative Agent, the notices, agreements or other documents as may be required under the Credit Agreement.

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          (c)   Promptly following payment by Assignee of the consideration as provided in Section 2 hereof, Assignor shall deliver its promissory note(s) to Administrative Agent and shall request that new notes be issued to Assignor and Assignee dated the Effective Date to properly reflect the respective amounts of the Loans held by each party.

        [5.    Administrative Agent. [INCLUDE ONLY IF ASSIGNOR IS ADMINISTRATIVE AGENT].

          (a)   Assignee hereby appoints and authorizes Assignor to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Administrative Agent by the Banks pursuant to the terms of the Credit Agreement.

          (b)   Assignee shall assume no duties or obligations held by Assignor in its capacity as Administrative Agent under the Credit Agreement.]

        6.     Representations and Warranties.

          (a)   Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien, security interest or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of Assignor, enforceable against Assignor in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

          (b)   Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of Borrower or any guarantor or the performance or observance by Borrower or any guarantor of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

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          (c)   Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement; and apart from any agreements or undertaking or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of Assignee, enforceable against Assignee in accordance with the terms hereof, except subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; (iv) it is eligible under the Credit Agreement to be an assignee in accordance with the terms hereof; and (v) that it has received a copy of the Credit Agreement and the exhibits and schedules thereto, and has received (or waived the requirement that it receive) copies of each of the documents which were required to be delivered under the Credit Agreement as a condition to the making of the Loans thereunder.

        7.     Further Assurances. Assignor and Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including, without limitation, the delivery of any notices or other documents or instruments to Borrower, Administrative Agent or any guarantor which may be required in connection with the assignment and assumption contemplated hereby.

        8.     Indemnity. Assignee agrees to indemnify and hold harmless Assignor against any and all losses, costs, expenses (including, without limitation, reasonable attorneys' fees and the allocated costs and expenses for in-house counsel) and liabilities incurred by Assignor in connection with or arising in any manner from the non-performance by Assignee of any obligation assumed by Assignee under this Agreement.

        9.     Miscellaneous.

          (a)   Any amendment or waiver of any provision of this Agreement shall be in writing signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach hereof.

          (b)   All payments made hereunder shall be made without any set-off or counterclaim.

          (c)   All communications among the parties or notices in connection herewith shall be in writing and mailed, hand-delivered or transmitted by facsimile as follows: (i) if to Assignor or Assignee, at their respective addresses or facsimile numbers set forth on the signature pages hereof and (ii) if to Borrower, Administrative Agent or any guarantor, at their respective addresses or facsimile numbers set forth in the Credit Agreement or to such other address or facsimile number as shall be designated in a written notice given in accordance with the Credit Agreement. All such communications and notices shall be effective upon receipt. Assignee specifies as Lending Office(s) the office(s) set forth beneath its name on the signature pages hereof.

          (d)   Assignor and Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement.

          (e)   The representations and warranties made herein shall survive the consummation of the transactions contemplated hereby.

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          (f)    Subject to the terms of the Credit Agreement, this Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns; provided, however, that no party shall assign its rights hereunder without the prior written consent of the other party, Administrative Agent and Borrower and any purported assignment, absent such consents, shall be void. The preceding sentence shall not limit or enhance the right of Assignee to assign or participate all or part of Assignee's Percentage Share and the Assigned Amount and any outstanding Loans attributable thereto in accordance with the Credit Agreement.

          (g)   This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

          (h)   This Agreement shall be governed by and construed in accordance with the law of the State of Texas (without regard to principles of conflicts of law). Assignor and Assignee each irrevocably submits to the non-exclusive jurisdiction of any Texas state or federal court sitting in the Northern District of Texas over any suit, action or proceeding arising out of or relating to this Agreement or the Credit Agreement and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Texas state or federal court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

          (i)    This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto, and together with the Credit Agreement constitutes the entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings related to the subject matter hereof. In the event of any conflict between the terms, conditions and provisions of this Agreement and the Credit Agreement, the terms, conditions and provisions of the Credit Agreement shall prevail.

          (j)    In the event of any inconsistency between the provisions of this Agreement and Annex I hereto, this Agreement shall control. Headings are for reference only and are to be ignored in interpreting this Agreement.

          (k)   The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

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        IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

By:
Name:
Title:
Address for Notices:

Facsimile No.: _____________
-ASSIGNOR -

By:
Name:
Title:

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Address for Notices:

Facsimile No.: _____________
-Lending Office -

Facsimile No.: _____________
-ASSIGNEE -

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ANNEX I
TO
ASSIGNMENT AND ACCEPTANCE AGREEMENT

1.
Company:

2.
Date of Amended and Restated Credit Agreement: March 2, 2006

3.
Assignor:

4.
Assignee:

5.
Date of Assignment Agreement:

6.
Effective Date:

7.
Fees paid by Assignee to Assignor:

8.
Interest paid by Assignee to Assignor:

(i)
Base Rate Loan

(ii)
LIBOR Rate Loan

9.
Payment Instructions:

Assignor:

Assignee:

10.
Assignee's Notice

Instructions:

11.
Other Information:

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ANNEX II
TO
FORM OF NOTICE OF ASSIGNMENT AND ACCEPTANCE

            , 200

JPMorgan Chase Bank, N.A.
Administrative Agent
Attn: _____________________
1717 Main Street, 4th Floor
Mail Code TX1-2448
Dallas, Texas 75201

Gentlemen:

        We refer to the Amended and Restated Credit Agreement dated as of March 2, 2006, (the "Credit Agreement") among STROUD ENERGY, LTD., a Texas limited partnership ("Borrower"), the guarantors party thereto, the several financial institutions from time to time party thereto (the "Banks"), and JPMORGAN CHASE BANK, N.A., as administrative agent (the "Administrative Agent") for the Banks from time to time party to the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

        1.     We hereby give you notice of, and request the consent of Borrower and Administrative Agent to, the assignment by                        (the "Assignor") to                        (the "Assignee") of            % of the right, title and interest of Assignor in and to the Credit Agreement (including without limitation the right, title and interest of Assignor in and to the Commitment of Assignor and all outstanding Loans made by Assignor). Before giving effect to such assignment Assignor's (a) Commitment is $                        , (b) Pro Rata Share is                        % and (c) aggregate principal amount of its outstanding Loans is $                        . After giving effect to such assignment, Assignor's and Assignee's respective Loans, Commitment and Pro Rata Share are as follows:

	Outstanding Loans	Pro Rata Share		Commitment
Assignor	$		%	$

Assignee	$		%	$

        2.     Assignee agrees that upon receiving the consent of Borrower and Administrative Agent to such assignment and from and after the effective date of the Assignment, Assignee will be bound by the terms of the Credit Agreement, with respect to the interest in the Credit Agreement assigned to it as specified above, as fully and to the same extent as if Assignee were the Bank originally holding such interest in the Credit Agreement.

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        3.     The following administrative details apply to Assignee:

(A)	Lending Office:
Assignee:
Address:

Attention:
Telephone:	( )
Facsimile:	( )
(B)	Notice Address:
Assignee:
Address:

Attention:
Telephone:	( )
Facsimile:	( )
(C)	Payment Instructions:
Account No.:
At:

Reference:
Attention:

        4.     Without limiting the generality of Paragraph 2 hereinabove, the tax forms to be delivered by Assignee pursuant to Section 3.01 of the Credit Agreement, if any, will be promptly provided in compliance therewith.

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        IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours, [Name of Assignor]
By:

Name:

Title:

[Name of Assignor]
By:

Name:

Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, hereby grants its consent to the foregoing assignment:
By:

Name:

Title:

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EXHIBIT "G"

FORM OF ASSIGNMENT AND AMENDMENT TO MORTGAGES

This Instrument was prepared by,
and when recorded should be returned to:
Vinson & Elkins L.L.P.
2001 Ross Avenue, Suite 3700
Dallas, Texas 75201
Attn: Susan D. Hamilton

ASSIGNMENT, AMENDMENT AND RATIFICATION OF MORTGAGES

        This Assignment, Amendment and Ratification of Mortgages (this "Assignment") is executed to be effective as of March 2, 2006, by WELLS FARGO BANK, NATIONAL ASSOCIATION ("Wells Fargo"), acting in its capacity as administrative agent for Banks under and as defined in the Prior Credit Agreement (as herein defined) (in such capacity, "Prior Secured Party"), the Prior Banks (as herein defined), JPMORGAN CHASE BANK, N.A. ("JPMorgan Chase"), acting in its capacity as Administrative Agent for Banks under and as defined in the Restated Credit Agreement (as herein defined) (in such capacity, "Successor Secured Party"), and STROUD ENERGY, LTD. (formerly known as Stroud Investments 2001, Ltd.), a Texas limited partnership ("Mortgagor").

RECITALS:

        WHEREAS, Mortgagor, the guarantors party thereto, Wells Fargo, as administrative agent, JPMorgan Chase, as syndication agent, and the banks party thereto (the "Prior Banks") are parties to that certain Credit Agreement dated as of September 23, 2005 (as heretofore amended, the "Prior Credit Agreement"), pursuant to which the Prior Banks have made Loans (as defined in the Prior Credit Agreement, and which Loans are referred to herein as the "Prior Loans") to Mortgagor; and

        WHERAS, the Prior Loans are evidenced by, and Prior Banks are (as applicable) the present owners and holders of, those certain revolving promissory notes described more particularly as follows: (a) Promissory Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "Prior Wells Fargo Note") dated September 23, 2005, executed by Mortgagor and payable to the order of Wells Fargo, in the original principal amount of $85,714,285.72, (b) Promissory Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "Prior JPMorgan Chase Note") dated September 23, 2005, executed by Mortgagor and payable to the order of JPMorgan Chase, in the original principal amount of $57,142,857.14, and (c) Promissory Note (as amended, renewed, increased, extended, restated or otherwise modified from time to time, the "Prior Paribas Note" and, collectively with the Prior Wells Fargo Note and the Prior JPMorgan Chase Note, referred to herein as the "Prior Notes" and each individually a "Prior Note") dated September 23, 2005, executed by Mortgagor and payable to the order of BNP Paribas, in the original principal amount of $57,142,857.14; and

        WHEREAS, as security for the payment and the performance of the obligations and indebtedness of Mortgagor under the Prior Credit Agreement and the obligations and indebtedness otherwise described in the Existing Mortgages (as herein defined), including, without limitation, as security for the payment of the Prior Notes, Mortgagor executed and delivered to Prior Secured Party those certain mortgages, deeds of trust, assignments, security agreements and financing statements in favor of Prior Secured Party more particularly described in Schedule 1 hereto (collectively, and, where applicable, as amended, the "Existing Mortgages"); and

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        WHEREAS, to the extent provided in the Existing Mortgages, the Existing Mortgages attach to and create first and prior liens in and to the Mortgaged Properties therein defined and described; and

        WHEREAS, Wells Fargo has assigned, transferred and conveyed to JPMorgan Chase all rights and obligations of Wells Fargo as a Prior Bank under the Prior Credit Agreement; and

        WHEREAS, contemporaneously with its execution hereof, Wells Fargo will resign as Administrative Agent for the Prior Banks under the Prior Credit Agreement and the other Loan Documents (as therein defined), and JPMorgan Chase will be appointed as successor Administrative Agent thereunder; and

        WHEREAS, as a result of giving effect to this Assignment and the resignation of Wells Fargo as Administrative Agent and the appointment of JPMorgan Chase as successor Administrative Agent, Successor Secured Party will succeed to all rights of Prior Secured Party as the secured party, mortgagee and beneficiary of each of the Existing Mortgages, including, without limitation, all rights of Mortgagee and Secured Party (as each such term is defined in each Existing Mortgage) under each of the Existing Mortgages; and

        WHEREAS, Prior Secured Party has agreed to assign all liens securing the payment of the Prior Notes, including, without limitation, the Existing Mortgages, to Successor Secured Party for the ratable benefit of each Bank (as provided in the Restated Credit Agreement); and

        WHEREAS, contemporaneously with the execution and delivery hereof, the Prior Credit Agreement will be amended and restated in its entirety as an Amended and Restated Credit Agreement dated as of the date hereof by and among Mortgagor, JPMorgan Chase, as Administrative Agent, BNP Paribas, as Syndication Agent, and the financial institutions party thereto as Banks ("Banks") (the "Restated Credit Agreement"); and

        WHEREAS, pursuant to the Restated Credit Agreement, JPMorgan Chase is being appointed as Administrative Agent for the Banks under such Restated Credit Agreement and the other Loan Documents (as therein defined); and

        WHEREAS, in furtherance of the foregoing, Prior Secured Party, Successor Secured Party, Prior Banks and Mortgagor desire to provide for (a) the assignment of record of all right, title and interest of Prior Secured Party in, to and under each of the Existing Mortgages, to Successor Secured Party, (b) the amendment of each of the Existing Mortgages to evidence and reflect (i) the assignment of the rights and obligations of Wells Fargo in its individual capacity as a Bank under the Prior Credit Agreement and related Loan Documents to JPMorgan Chase, and (ii) the amendment and restatement of the Prior Credit Agreement pursuant to the Restated Credit Agreement, and (c) the ratification of Mortgagor's obligations under each Existing Mortgage.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I.
ASSIGNMENT

        Section 1.1    Prior Secured Party has GRANTED, BARGAINED, SOLD, TRANSFERRED, CONVEYED, and does hereby GRANT, BARGAIN, SELL, TRANSFER AND CONVEY unto Successor Secured Party for the ratable benefit of Banks now or at any time hereafter parties to the Restated Credit Agreement and Secured Swap Providers (as defined in the Restated Credit Agreement), the Existing Mortgages and all other mortgages, deeds of trusts, security agreements, assignments of notes and liens, assignments, chattel mortgages, security interests or other documents, instruments and agreements of any nature securing the obligations and indebtedness under the Prior

2

Credit Agreement in any way (collectively, the "Assigned Rights"), without recourse to, or warranty or representation, either expressed or implied, by, Prior Secured Party (except as expressly provided in Section 1.2 hereof) TO HAVE AND HOLD the same unto Successor Secured Party, and its successors and assigns forever. Notwithstanding anything to the contrary contained herein, neither Prior Secured Party nor any Prior Bank is assigning to Successor Secured Party, and Prior Secured Party and each Prior Bank is, to the extent contemplated by the terms of such documents, hereby expressly reserving to itself (and the "Assigned Rights" shall not include) any and all rights and benefits accruing to it or any related persons or parties in connection with any indemnity and reimbursement obligations owed by Mortgagor under the Prior Credit Agreement and the other Loan Documents executed in connection with, and as defined in, the Prior Credit Agreement (the Prior Credit Agreement and such Loan Documents executed in connection therewith are referred to collectively herein as the "Prior Loan Documents").

        Section 1.2    Prior Secured Party hereby represents and warrants to Successor Secured Party that (a) Prior Secured Party has full power and authority to execute, deliver and perform its obligations under this Assignment, including, without limitation, the assignment of the Assigned Rights to Successor Secured Party hereunder, (b) this Assignment has been duly authorized, executed and delivered by Prior Secured Party and constitutes the valid and binding obligation of Prior Secured Party, enforceable against Prior Secured Party in accordance with its terms, and (c) Prior Secured Party has not executed any prior assignment or pledge of the Assigned Rights. Notwithstanding the foregoing, neither Prior Secured Party nor Wells Fargo in its individual capacity (i) assumes any responsibility with respect to any statements, warranties or representations made in or in connection with the Existing Mortgages, the Prior Credit Agreement or any of the other Prior Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency, existence of, title to, or value of, the Prior Credit Agreement, the Existing Mortgages, any of the other Prior Loan Documents or any property intended as collateral thereunder, (ii) makes any representation or warranty or assumes any responsibility with respect to the financial condition of Mortgagor, any guarantor or any of their subsidiaries, or (iii) makes any representation or warranty, express or implied, except as expressly set forth in the foregoing sentence.

II.
AMENDMENTS TO EXISTING MORTGAGES

        Section 2.1    Each Existing Mortgage is hereby amended, effective as of the date hereof, as expressly set forth in this Section 2.1:

          (a)   Each reference in each Existing Mortgage to "Mortgagee" or "Secured Party" shall be deemed to refer to JPMorgan Chase Bank, N.A., as Administrative Agent for the Banks under the Restated Credit Agreement.

          (b)   Each reference in each Existing Mortgage to "Bank" or "Banks" shall be deemed to refer to Banks or a Bank under the Restated Credit Agreement.

          (c)   Each reference in each Existing Mortgage to the "Credit Agreement" shall be deemed to refer to the Restated Credit Agreement (as defined in this Assignment) as the same may be modified, amended, renewed, extended or restated from time to time.

          (d)   The address of the "Mortgagor" set forth in each Existing Mortgage is hereby amended to read in full as follows:

      Stroud Energy, Ltd.
      801 Cherry Street, Suite 3800, Unit 19
      Fort Worth, Texas 76102
      Attention: Chief Executive Officer

3

          (e)   The address of the "Mortgagee" set forth in each Existing Mortgage is hereby amended to read in full as follows:

      JPMorgan Chase Bank, N.A.
      1717 Main Street, 4th Floor
      Mail Code TX1-2448
      Dallas, Texas 75201
      Attention: J. Scott Fowler

          (f)    Each reference in each Existing Mortgage to the "Trustee" shall be deemed to refer to J. Scott Fowler of Dallas, Dallas County, Texas, as Trustee, whose address for notice is 1717 Main Street, 4th Floor, Mail Code TX-1-2448, Dallas, Texas 75201.

          (g)   Section 1.1(a) of each Existing Mortgage is hereby amended to read in full as follows:

            "Any and all present or future indebtedness, obligations and liabilities of Mortgagor incurred under, arising out of or in connection with those certain promissory notes which are or may be executed by Mortgagor payable to the order of the Banks and being in the aggregate principal amount of $400,000,000 with final maturity on or before September 23, 2009 and all other notes given in substitution thereof or in modification, renewal or extension thereof, in whole or in part (such notes, as from time to time supplemented, amended or modified and all other notes given in substitution thereof or in modification, renewal or extension thereof, in whole or in part, being hereafter called the "Notes"); the Notes containing usual provisions for increased interest rates after maturity or default, and acceleration and attorneys' fees in the event of a default under the terms thereof;".

          (h)   Section 1.1(e) of each Existing Mortgage is hereby amended to read in full as follows:

            "Any and all present or future indebtedness, obligations and liabilities of Mortgagor incurred under, arising out of or in connection with (i) that certain $400,000,000 Senior Secured Revolving Amended and Restated Credit Agreement dated as of March 2, 2006, by and among Mortgagor, each of the guarantors a party thereto, each of the banks which is or which may from time to time become a party thereto (individually a "Bank" and collectively the "Banks"), JPMorgan Chase Bank, N.A., as Issuing Bank, and Administrative Agent for the Banks and a Bank, and BNP Paribas, as Syndication Agent, as such may be amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), and (ii) all other documents executed in connection with the Credit Agreement, as the same may be modified, renewed and extended from time to time."

          (i)    A new Section 8.12 shall be added to each Existing Mortgage to read in full as follows:

            "8.12 This Mortgage covers not only the proceeds of the Loans (as defined in the Credit Agreement), but all advances hereafter made by Banks to or for the benefit of Mortgagor (the "Future Advances"), including without limitation, any amounts advanced by Banks in satisfying, on Mortgagor's behalf, any of Mortgagor's Obligations (as defined in the Credit Agreement), and any advances made in accordance herewith by Mortgagee or any Bank to protect its security, and any other advances by Mortgagee or any Bank which shall not, in the aggregate, exceed $600,000,000. The maximum amount secured hereby may be advanced and repaid, and again advanced and repaid from time to time, in Banks' exclusive and absolute discretion, and this Mortgage shall become enforceable upon recording and shall have priority over all other parties whose rights arose after the recording hereof, with respect to all funds advanced by Banks to Mortgagor, regardless of whether such funds were advanced before or after the arising of such other party's rights. Nothing herein shall be interpreted as requiring Banks to make any Future Advances hereunder. The maximum amount secured by this Mortgage at any one time shall be $600,000,000."

4

        Section 2.2    Successor Secured Party hereby removes Robert A. Cherek and each other person acting as Trustee under each Existing Mortgage and hereby appoints J. Scott Fowler as substitute Trustee under each Existing Mortgage with full powers and authorities delegated to such Trustee under each Existing Mortgage.

        Section 2.3    Except as expressly set forth in Section 2.1 and Section 2.2 above, the Existing Mortgages shall not be modified or amended in any respect and nothing contained herein shall be deemed to release, modify or impair the liens, security interests, assignments and pledges intended to be created by the Existing Mortgages in any respect, all of which shall continue to secure the obligations and indebtedness under the Restated Credit Agreement and all of which liens, security interests, assignments and obligations are hereby ratified and confirmed.

III.
REPRESENTATIONS AND WARRANTIES

        Section 3.1    Mortgagor hereby represents and warrants to Successor Secured Party and Prior Secured Party that the execution, delivery and performance by Mortgagor of this Assignment are within Mortgagor's limited partnership powers, have been duly authorized by all necessary limited partnership action, require no action by or filing with, any governmental body, agency or official (other than filing this Assignment of record in the appropriate real estate records, and appropriate filings under Chapter 9 of the Texas Business and Commerce Code) and do not violate or constitute a default under any provision of applicable laws, rules, regulations or orders of any Governmental Authority applicable to Mortgagor or its property, or material contract or agreement binding upon Mortgagor or result in the creation or imposition of any Lien upon any of the assets of Mortgagor other than the Liens securing the Obligations under and as defined in the Restated Credit Agreement. For purposes of this Section 3.1, "Governmental Authority" and "Liens" shall have the meanings assigned to such terms in the Restated Credit Agreement.

        Section 3.2    Mortgagor hereby represents and warrants to Successor Secured Party and Prior Secured Party that this Assignment constitutes the valid and binding obligation of Mortgagor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, and the availability of equitable remedies may be limited by equitable principles of general application.

        Section 3.3    Successor Secured Party hereby represents and warrants to Prior Secured Party that it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to acquire the interest in the Assigned Rights granted to it hereunder, and it has made such credit analysis and decision independently without reliance on any Prior Bank or Prior Secured Party.

IV.
REAFFIRMATION

        Section 4.1    Mortgagor hereby acknowledges and agrees that the liens, security interests and assignments securing the payment and performance of the Obligations under and as defined in the Prior Credit Agreement shall not be released, but shall be carried forward, renewed and extended to secure the Obligations under and as defined in the Restated Credit Agreement, it being understood and agreed that the Restated Credit Agreement and this Assignment shall effect a renewal, extension, amendment and restatement of the rights, obligations and liabilities of certain of the parties under the Prior Credit Agreement as provided therein and herein, but shall not constitute a repayment or release, or effect a novation, thereof. All references to the Existing Mortgages in any documents heretofore or hereafter executed shall be deemed to refer to the Existing Mortgages as amended by this instrument.

5

        To secure the Indebtedness under and as defined in the Existing Mortgages, Mortgagor has BARGAINED, SOLD, WARRANTED, MORTGAGED, ASSIGNED, TRANSFERRED, CONVEYED and GRANTED a lien and security interest in, and by these presents does, to the extent not already granted under the terms of the Existing Mortgages, BARGAIN, SELL, WARRANT, MORTGAGE, ASSIGN, TRANSFER, CONVEY and GRANT a lien and security interest in, unto Mortgagee or, alternatively, Trustee (as defined in each Existing Mortgage as amended hereby), in trust, with power of sale (where permitted by applicable law), for the use and benefit of Mortgagee or, alternatively, Trustee, all of Mortgagor's right, title and interest, whether now owned or hereafter acquired, in and to the Mortgaged Property (as defined in the Existing Mortgages and used herein with the same meaning assigned to such term therein).

        TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances now or hereafter at any time before the release hereof in anywise belonging or appertaining thereto, unto Mortgagee or, alternatively, Trustee, forever, to secure the payment of the Indebtedness and the performance of the obligations of Mortgagor contained herein and in the Existing Mortgages, all upon the terms and provisions stipulated in the Existing Mortgages, as hereby amended.

V.
RELEASE

        Upon execution of this Assignment by all of the parties hereto and refinancing of the indebtedness evidenced by the Prior Notes as provided in the Restated Credit Agreement, Mortgagor for itself and its successors and assigns (collectively, the "Releasing Parties") hereby forever releases, discharges and acquits each Prior Bank, Prior Secured Party and each of their respective officers, directors, shareholders, employees, agents, successors, assignees (including, without limitation, Banks and Successor Secured Party), representatives and affiliates (collectively, the "Released Parties") from any and all claims, demands, actions, remedies, causes of action, debts, liabilities, contracts, damages, costs (including, without limitation, attorney's fees and all costs of court or other proceedings), expenses and losses of every kind or nature (INCLUDING, WITHOUT LIMITATION, OFFSETS, REDUCTIONS, REBATES OR CLAIMS OF USURY AND CLAIMS WITH RESPECT TO THE NEGLIGENCE OF ANY OF THE RELEASED PARTIES) at this time known or unknown, direct or indirect, fixed or contingent, in law, by statute, admiralty or equity which the Releasing Parties ever had, now have, or hereafter can, shall or may have, for, upon or by reason or arising out of any act, occurrence, transaction or omission occurring from the beginning of time to the date of execution of this Assignment if related in any way to the Assigned Rights in respect of Mortgagor.

VI.
MISCELLANEOUS

        Section 6.1    All of the terms and provisions of this Assignment shall, where applicable, run with the land and shall apply to, bind, and inure to the benefit of, the parties hereto and their respective successors and assigns.

        Section 6.2    This Assignment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

        Section 6.3    THIS ASSIGNMENT HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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        IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized officers effective as of the date first set forth above.

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually and as administrative agent
By:
M. Jarrod Bourgeois, Assistant Vice President
THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
This instrument was acknowledged before me on March , 2006, by M. Jarrod Bourgeois, Assistant Vice President of Wells Fargo Bank, National Association, on behalf of said institution.
Notary Public, State of Texas

1

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized officers effective as of the date first set forth above.
JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent
By:
J. Scott Fowler, Vice President
THE STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
This instrument was acknowledged before me on March , 2006, by J. Scott Fowler, Vice President of JPMorgan Chase Bank, N.A., on behalf of said institution.
Notary Public, State of Texas

2

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized officers effective as of the date first set forth above.
BNP PARIBAS
By:
Name:
Title:

By:
Name:
Title:
THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
This instrument was acknowledged before me on March , 2006, by , of BNP Paribas, on behalf of said institution.
Notary Public, State of Texas
THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§
This instrument was acknowledged before me on March , 2006, by , of BNP Paribas, on behalf of said institution.
Notary Public, State of Texas

3

IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized officers effective as of the date first set forth above.
STROUD ENERGY, LTD., a Texas limited partnership
	By:	Stroud Energy Management GP, LLC, a Texas limited liability company, its general partner
By:
Patrick J. Noyes, President
THE STATE OF TEXAS	§
§
COUNTY OF TARRANT	§

This instrument was acknowledged before me on March , 2006, by Patrick J. Noyes, President of Stroud Energy Management GP, LLC, a Texas limited liability company, general partner of Stroud Energy, Ltd., a Texas limited partnership, on behalf of said limited liability company.
Notary Public, State of Texas

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SCHEDULE 1

TO ASSIGNMENT, AMENDMENT AND RATIFICATION OF MORTGAGES

        The following Mortgages and amendments and supplements thereto executed by Mortgagor in favor of Prior Secured Party for the benefit of the Prior Banks:

TEXAS

BRAZOS COUNTY, TEXAS

1.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 19, 2003, which has been filed for record in the Real Property Records of Brazos County, Texas on June 23, 2003, as document number 00818797 at Volume 5387, Page 223, as amended and supplemented by that certain

  First Amendment and Supplement of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 3, 2003, which has been filed for record in the Real Property Records of Brazos County, Texas on August 7, 2003, as document number 00824899 at Volume 5510, Page 107, as amended and supplemented by that certain

  Second Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed in the Real Property Records of Brazos County, Texas on August 8, 2005, as document number 00900201 at Volume 6853, Page 116, as amended by that certain

  Third Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Brazos County, Texas on October 24, 2005, as document number 00907734 at Volume 6988, Page 217.

BURLESON COUNTY, TEXAS

2.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 19, 2003, which has been filed for record in the Real Property Records of Burleson County, Texas on June 24, 2003, as document number 00002590 at Volume 603, Page 754, as amended and supplemented by that certain

  First Amendment and Supplement of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 3, 2003, which has been filed for record in the Real Property Records of Burleson County, Texas on August 6, 2003, as document number 00003252 at Volume 607, Page 178, as amended and supplemented by that certain

  Second Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Burleson County, Texas on August 8, 2005, as document number 00003474 at Volume 668, Page 182, as amended by that certain

  Third Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Burleson County, Texas on October 19, 2005, as document number 00004460 at Volume 673, Page 558.

DENTON COUNTY, TEXAS

3.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Denton County, Texas on August 4, 2005, as document number 2005-96014.

  First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Denton County, Texas on October 19, 2005, as document number 2005-130123.

5

FAYETTE COUNTY, TEXAS

4.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 19, 2003, which has been filed for record in the Real Property Records of Fayette County, Texas on June 23, 2003, as document number 03-3892 at Volume 1220, Page 399, as amended and supplemented by that certain

  First Amendment and Supplement of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 3, 2003, which has been filed for record in the Real Property Records of Fayette County, Texas on August 7, 2003, as document number 03-5038 at Volume 1226, Page 777, as amended and supplemented by that certain

  Second Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Fayette County, Texas on August 8, 2005, as document number 05-4326 at Volume 1320, Page 272, as amended by that certain

  Third Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Fayette County, Texas on October 19, 2005, as document number 05-5833 at Volume 1329, Page 523.

GRIMES COUNTY, TEXAS

5.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 19, 2003, which has been filed for record in the Real Property Records of Grimes County, Texas on June 24, 2003, as document number 186011 at Volume 1046, Page 721, as amended and supplemented by that certain

  First Amendment and Supplement of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 3, 2003, which has been filed for record in the Real Property Records of Grimes County, Texas on August 6, 2003, as document number 186711 at Volume 1050, Page 747, as amended and supplemented by that certain

  Second Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Grimes County, Texas on August 8, 2005, as document number 00201268 at Volume 1135, page 275, as amended by that certain

  Third Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Grimes County, Texas on October 19, 2005, as document number 00202959 at Volume 1145, Page 634.

HARRISON COUNTY, TEXAS

6.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Harrison County, Texas on August 8, 2005, as document number 5012760 at Volume 3155, Page 121, as amended by that certain

  First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Harrison County, Texas on October 24, 2005, as document number 5017026 at Volume 3209, Page 191.

JOHNSON COUNTY, TEXAS

7.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Johnson

6

  County, Texas on August 8, 2005, as document number 027589 at Volume 3595, Page 0595, as amended by that certain

  First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Johnson County, Texas on October 19, 2005, as document number 037220 at Volume 3649, Page 0197.

LEE COUNTY, TEXAS

8.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 19, 2003, which has been filed for record in the Real Property Records of Lee County, Texas on June 24, 2003, as document number 2052 at Volume 0920, Page 987, as amended and supplemented by that certain

  First Amendment and Supplement of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 3, 2003, which has been filed for record in the Real Property Records of Lee County, Texas on August 8, 2003, as document number 2703 at Volume 0924, Page 315, as amended and supplemented by that certain

  Second Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Lee County, Texas on August 8, 2005, as document number 2005-02520 at Volume 967, Page 001, as amended by that certain

  Third Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Lee County, Texas on October 20, 2005, as document number 2005-03384 at Volume 971, Page 135.

PANOLA COUNTY, TEXAS

9.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 2, 2003, which has been filed for record in the Real Property Records of Panola County, Texas on July 11, 2003, as document number 86101 at Volume 1189, Page 705, as amended and supplemented by that certain

  First Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as July 27, 2005, which has been filed for record in the Real Property Records of Panola County, Texas on August 8, 2005, as document number 103289 at Volume 1278, Page 762., as amended by that certain

  Second Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Panola County, Texas on October 19, 2005, as document number 105153 at Volume 1288, Page 844.

PARKER COUNTY, TEXAS

10.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Parker County, Texas on August 3, 2005, as document number 00565589 at Volume 2354, Page 1502, as amended by that certain

  First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Parker County, Texas on October 24, 2005, as document number 00574338 at Volume 2380, Page 1384.

7

RUSK COUNTY, TEXAS

11.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Rusk County, Texas on August 8, 2005, as document number 016003 at Volume 2573, Page 705, as amended by that certain

  First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Rusk County, Texas on October 14, 2005, as document number 2005-00019300, Volume 2591, Page 629.

TARRANT COUNTY, TEXAS

12.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Tarrant County, Texas on August 8, 2005, as document number D205230176, as amended by that certain

  First Amendment of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Tarrant County, Texas on October 24, 2005, as document number D205317353.

WASHINGTON COUNTY, TEXAS

13.
Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of June 19, 2003, which has been filed for record in the Real Property Records of Washington County, Texas on June 23, 2003, as document number 4387 at Volume 1081, Page 596, as amended and supplemented by that certain

  First Amendment and Supplement of Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 3, 2003, which has been filed for record in the Real Property Records of Washington County, Texas on August 7, 2003, as document number 5565 at Volume 1088, Page 533, as amended and supplemented by that certain

  Second Amendment and Supplement to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of July 27, 2005, which has been filed for record in the Real Property Records of Washington County, Texas on August 8, 2005, as document number 4956 at Volume 1171, Page 505, as amended by that certain

  Third Amendment to Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated as of September 23, 2005, which has been filed in the Real Property Records of Washington County, Texas on October 14, 2005, as document number 6424 at Volume 1179, Page 545.

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QuickLinks

  Exhibit 10.1
AMENDED AND RESTATED CREDIT AGREEMENT
RECITALS
ARTICLE I. DEFINITIONS
ARTICLE II. THE CREDIT
ARTICLE III. INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY
ARTICLE IV. SECURITY
ARTICLE V. CONDITIONS PRECEDENT
ARTICLE VI. REPRESENTATIONS AND WARRANTIES
ARTICLE VII. AFFIRMATIVE COVENANTS
ARTICLE VIII. NEGATIVE COVENANTS
ARTICLE IX. EVENTS OF DEFAULT
ARTICLE X. THE AGENTS
ARTICLE XI. MISCELLANEOUS
SCHEDULE 2.01 COMMITMENTS AND PRO RATA SHARES
SCHEDULE 4.01 SECURITY DOCUMENTS
SCHEDULE 6.05 LITIGATION
SCHEDULE 6.14 MATERIAL ADVERSE EFFECT
SCHEDULE 8.05 ADDITIONAL PERMITTED INDEBTEDNESS
EXHIBIT "A" FORM OF NOTE PROMISSORY NOTE
EXHIBIT "B" FORM OF NOTICE OF BORROWING
EXHIBIT "C" FORM OF NOTICE OF CONTINUATION/CONVERSION
EXHIBIT "D" FORM OF LETTER IN LIEU
ASSIGNMENT, AMENDMENT AND RATIFICATION OF MORTGAGES
I. ASSIGNMENT
II. AMENDMENTS TO EXISTING MORTGAGES
III. REPRESENTATIONS AND WARRANTIES
IV. REAFFIRMATION
V. RELEASE
VI. MISCELLANEOUS
SCHEDULE 1 TO ASSIGNMENT, AMENDMENT AND RATIFICATION OF MORTGAGES